As filed with the Securities and Exchange Commission on March 23, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AI Era Corp.

(Exact name of registrant as specified in its charter)

Nevada	7371	37-1740351
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

____________________________

144 Main Street,

Mt. Kisco, NY 10549

(917) 336-2398

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Incorp Services Inc.

9107 West Russell Road Suite 100,

Las Vegas, NV, 89148

(800) 246-2677

(Names, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With copies to:

Scott Doney, Esq.

The Doney Law Firm

3651 Lindell Rd. Ste. D121

Las Vegas, NV 89103

(702) 982-5686

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 23, 2026

AI Era Corp.

Up to 10,100,000 Shares of Common Stock

This prospectus relates to the potential resale from time to time by Monroe Street Capital Partners, LP (“Monroe Capital” or the “Selling Stockholder”) of up to 10,100,000 shares of our common stock, par value $0.001 per share, consisting of:(1) up to 10,000,000 shares (the “Purchase Shares”) that may be issued to Monroe Capital from time to time pursuant to the Equity Purchase Agreement, dated as of February 21, 2026 (the “Purchase Agreement”), by and between the Company and Monroe Capital; and(2) up to 100,000 shares (the “Commitment Shares”) that may be issued to Monroe Capital as payment of the facility fee under the Purchase Agreement.

Under the Purchase Agreement, we have the right, but not the obligation, to sell to Monroe Capital up to $30,000,000 of our common stock over a period of up to 24 months commencing after the effectiveness of this registration statement and satisfaction of other conditions.

The purchase price for the Purchase Shares is the lesser of (i) 85% (or 95% if the Principal Market is Nasdaq or NYSE) of the VWAP on the Trading Day immediately preceding the Put Date (Initial Purchase Price) or (ii) 85% (or 95% if the Principal Market is Nasdaq or NYSE) of the lowest VWAP during the Valuation Period, subject to the Purchase Limit and other terms.

The Commitment Shares will be issued as follows: 25,000 upon execution, and the remaining 75,000 in tranches upon receipt of aggregate $2,500,000, $5,000,000, and $7,500,000 of the Maximum Commitment Amount.

We are registering the resale of the Purchase Shares and the Commitment Shares in accordance with our obligations under the Purchase Agreement. The Selling Stockholder, Monroe Capital, is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the Selling Stockholder. However, we may receive up to $30 million in gross proceeds from sales of Purchase Shares to Monroe Capital. The actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold. We intend to use any net proceeds that we receive under the Purchase Agreement for working capital, strategic acquisitions, expansion in our IP portfolio, and other general corporate purposes. However, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. See “Use of Proceeds.”

Chiyuan Deng, our President and sole director, holds 100,000 shares of our Series A Preferred Stock, which entitles him to 51% of the total voting power of our stockholders. As a result, Mr. Deng has the ability to control the outcome of matters requiring stockholder approval, including the election of directors and significant corporate transactions, subject to our organizational documents and Nevada law. This concentration of voting power may also discourage third parties from initiating potential merger, takeover, or change-of-control transactions that might otherwise be beneficial to our stockholders and could adversely affect the market price of our common stock

The Selling Stockholder may sell the shares at prevailing market prices or negotiated prices. We will bear registration costs.

Our common stock is quoted on the OTCID under the symbol “AERA.” On March 20, 2026, the last reported sale price was $0.38 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendment or supplement to this prospectus or in any other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated March 23, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus beginning on page 6, in our Annual Report on Form 10-K filed on December 1, 2025, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the financial statements and all other information incorporated by reference in this prospectus. When used in this prospectus, except where the context otherwise requires, the terms the “Company,” “we,” “us,” “our,” “AI Era,” or similar terms refer to AI Era Corp. (formerly known as AB International Group Corp.), a Nevada corporation, and its subsidiaries.

Company Overview

AI Era Corp. is an intellectual property (“IP”) investment, acquisition, and licensing company focused primarily on the entertainment media sector. Our core business centers on acquiring, developing, and monetizing copyrights and broadcast rights for movies, television series, and short-form drama series. We generate revenue primarily through direct sales of copyrights, licensing arrangements (including broadcast and download rights on third-party platforms), embedded marketing services that integrate advertisements into media content, and consulting services related to AI-based solutions, project oversight, and short-drama platform enhancement. In addition to our IP activities, we operate a physical movie theater in Mt. Kisco, New York, which contributes revenue through ticket sales, food and beverage concessions, and on-screen advertising.

To date, our Copyrights and Licensing (IP) segment has been the primary driver of revenue. We acquire global rights (often excluding Mainland China) or region-specific copyrights and broadcast rights for films, television dramas, and short-form series, which we then monetize through the channels described above. Our Cinema segment consists of the Mt. Kisco Theatre, a leased facility of approximately 8,375 square feet with five screens, where we earn revenue from admissions, concessions, and advertising. We previously operated our own streaming platform under the brand ABQQ.tv, but sold that platform in January 2025. Since March 2025, we have transitioned to licensing our content through third-party platforms.

As of November 30, 2025, we had $11,766 in cash and cash equivalents, an accumulated deficit of approximately $10.0 million, and a working capital deficit of approximately $2.6 million. Our ability to continue as a going concern is dependent on continued financial support from stockholders or other sources, securing additional external financing, and achieving sustained profitable operations. See “Risk Factors—Risks Related to Our Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Going Concern” for further discussion.

Recent Developments

On December 8, 2025, we completed the full divestiture of our former major stockholder, Anyone Pictures Limited, through a $675,000 share repurchase transaction. This divestiture eliminated all ongoing relationships.

On December 18, 2025, following FINRA approval, we effected a name change from AB International Group Corp. to AI Era Corp. and implemented a 1-for-2,000 reverse stock split, reducing the number of outstanding common shares from approximately 8.12 billion to approximately 4.06 million (pre-offering).The ufilm AI IP achieved its targeted February 2026 licensing launch with its first client of platform Uflix.ai, generating $280,427  in initial revenue in February 2026. In addition, post-November 30, 2025, we recognized $877,319  in upfront fees from non-exclusive short drama AI training pilots, which are scaling our content library from 4,577 to 10,577 series. In total, post-period new revenue from AI-related streaming and licensing activities amounted to $1,157,746. These revenues underscore our momentum and anticipated growth in AI licensing and related media technology initiatives.

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Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below, together with all of the other information contained in this prospectus, before making an investment decision. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. If any of these risks actually occurs, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. These risks are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially adversely affect our business, financial condition, and results of operations.

Risks Related to Our Financial Condition

  We have a limited operating history and have generated limited revenues to date, making it difficult to evaluate our business and prospects. We have historically incurred significant losses and expect to continue to incur losses for the foreseeable future. As of November 30, 2025, we had only $11,766 in cash and cash equivalents, an accumulated deficit of approximately $10.0 million, and a working capital deficit of approximately $2.6 million. These conditions raise substantial doubt about our ability to continue as a going concern.
  Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow from operations (including expected copyright sales, licensing, and other revenue streams), obtain additional debt or equity financing from stockholders or external sources, and achieve sustained profitable operations. We may not be able to obtain such financing on favorable terms, or at all. If we are unable to continue as a going concern, our stockholders could lose all or substantially all of their investment.
  Our revenues are highly concentrated in a limited number of customers and revenue streams, primarily in the Copyrights and Licensing (IP) segment. For the three months ended November 30, 2025, three customers accounted for 36%, 28%, and 22% of total revenue, respectively. The loss of any major customer, a significant reduction in revenue from these customers, or the failure to collect receivables could materially adversely affect our business, financial condition, results of operations, and cash flows.
  We are dependent on outside financing, including related-party loans and convertible promissory notes with harsh terms (such as discounted conversions, high interest, fees, penalties, and restrictive covenants), to continue our operations. Any future equity or debt financings could result in significant dilution to existing stockholders or impose burdensome terms that restrict our operations.

Risks Related to Our Business and Operations

  We face intense competition in acquiring and monetizing content rights from larger, well-capitalized companies, streaming platforms, and other media entities. Competition from AI-powered platforms and synthetic media could devalue traditional content rights or introduce new entrants at lower costs, while changes in consumer preferences toward streaming or short-form content, combined with widespread piracy, could limit our revenue and growth prospects.
  The media and entertainment industry is highly competitive and rapidly evolving, with risks from changing consumer preferences, technological disruption (including AI-generated content), regulatory developments, and piracy. Our planned use of ufilm AI IP for content generation is in early testing and has not generated revenue. We may face technological failures, legal challenges (e.g., copyright infringement from AI training data), ethical concerns, emerging AI regulations (e.g., proposed U.S. AI bills or EU AI Act), market acceptance issues, union/labor disputes, or public backlash against AI in entertainment that delay or prevent successful commercialization.
  We rely on third-party platforms for content distribution following the sale of our proprietary streaming platform (ABQQ.tv) in January 2025. We have limited control over these platforms’ algorithms, policies, or continued availability, which could limit content visibility, reduce revenue, or result in unfavorable contract terms, sudden termination, or platform outages.
  Our cinema segment (Mt. Kisco Theatre) faces competition from streaming services and other entertainment options. Declining attendance, weaker film performance, operational disruptions (e.g., weather, pandemics), or rising costs for upgrades and maintenance could reduce revenue and strain margins.
  We are subject to various regulations and potential liabilities in our cinema operations, including health, safety, accessibility (ADA), labor, and food safety rules. Non-compliance could result in fines, operational restrictions, litigation, or reputational harm.
  We have engaged in significant related-party transactions, including loans, copyright sales, broadcast licensing, and consulting revenue with Anyone Pictures Limited, a major stockholder. These transactions may present conflicts of interest, may be on terms less favorable than could be obtained from unrelated third parties, and could expose us to regulatory scrutiny or claims of unfair dealing.

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Risks Related to Our Securities and This Offering

  Our common stock is thinly traded on the OTCIQ and has experienced significant price volatility. There can be no assurance that our application to list on Nasdaq will be approved, that an active trading market will develop or be sustained on Nasdaq, or that the market price will not decline significantly due to low volume or other factors.
  Future sales of substantial amounts of our common stock, including upon exercise of approximately 3.4 million post-split warrants (with exercise prices as low as approximately $0.8 per share) or conversion of convertible promissory notes, could adversely affect the market price of our common stock and result in significant dilution to existing stockholders.
  Our executive officer (Chiyuan Deng) holds substantial voting power through ownership of 100,000 shares of Series A preferred stock, which carries 51% of the total voting power. This concentration of voting control could limit the ability of other stockholders to influence corporate decisions and may discourage potential change-of-control transactions.

These are not the only risks we face. You should carefully review the more detailed discussion of these and other risks in the “Risk Factors” section beginning on page 6 of this prospectus before deciding to invest in our common stock.

The Monroe Capital Equity Line

On February 21, 2026, we entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Monroe Street Capital Partners, LP (“Monroe Capital”), pursuant to which Monroe Capital committed to purchase, at our sole discretion and subject to the conditions set forth therein, up to $30,000,000 of our common stock over a term of up to 24 months.

The material terms of the Purchase Agreement include:

▪  Purchase Price — The lesser of (i) 85% (or 95% if the Principal Market is Nasdaq or NYSE) of the VWAP on the Trading Day immediately preceding the Put Date (Initial Purchase Price) or (ii) 85% (or 95% if the Principal Market is Nasdaq or NYSE) of the lowest VWAP during the Valuation Period (5 Trading Days following Clearing Date).

▪  Purchase Amount Limits — Minimum $25,000 (based on Initial Purchase Price), maximum lesser of $500,000 or 200% of Average Daily Trading Value.

▪  Beneficial Ownership Limitation — Monroe Capital may not beneficially own more than 4.99% of our outstanding common stock at any time (which limitation may be waived by Monroe Capital upon notice).

▪  No Short Selling — Monroe Capital is prohibited from engaging in short sales of our common stock or any hedging transaction that establishes a net short position with respect to our common stock.

▪  Facility Fee — Commitment Shares: 25,000 upon execution, and additional 25,000 tranches upon aggregate receipts of $2.5M, $5M, and $7.5M.

▪  Registration Rights — We are obligated to file a resale registration statement (including this prospectus) covering the shares issuable under the Purchase Agreement within specified deadlines and to use best efforts to cause it to be declared effective.

▪  Other Terms — The Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions, and closing conditions for transactions of this type.

Corporate Information

AI Era Corp. was originally incorporated under the laws of the State of Nevada on July 29, 2013, under the name AB International Group Corp. The Company changed its name to AI Era Corp. on December 18, 2025.

Our principal executive offices are located at 144 Main Street, Mt. Kisco, NY 10549, and our telephone number is (917) 336-2398. Our corporate website address is https://aieraco.com. We make available on or through our website our periodic reports that we file with the SEC. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

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The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Shares of common stock offered by the Selling Stockholder

Up to 10,100,000 shares of our common stock, par value $0.001 per share, consisting of (1) up to 10,000,000 shares (the “Purchase Shares”) that may be issued to Monroe Street Capital Partners, LP from time to time pursuant to the Equity Purchase Agreement dated February 21, 2026, and (2) up to 100,000 shares (the “Commitment Shares”) that may be issued to Monroe Street Capital Partners, LP as payment of the facility fee under the Purchase Agreement.

Shares of common stock outstanding immediately prior to this offering(1)	5,052,186 shares as of March 23, 2026.
Terms of the offering	The Selling Stockholder will determine when and how it will dispose of any shares of our common stock that are registered under this prospectus for resale. See “Plan of Distribution.”
Use of proceeds

We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholder. However, we may receive up to an aggregate of $30 million in gross proceeds from the sale of our common stock to the Selling Stockholder pursuant to the Purchase Agreement. The actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold. We intend to use any net proceeds that we receive under the Purchase Agreement for working capital, strategic acquisitions, expansion in our IP portfolio, AI development, and other general corporate purposes. However, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. See “Use of Proceeds.”

Risk factors

Investing in our securities involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 6 of this prospectus, and in the documents incorporated herein by reference.

Market symbol	Our shares of common stock are quoted on the OTCID under the symbol “AERA.”

(1)    The number of shares of common stock outstanding immediately following this offering is based on 5,052,186 shares outstanding as of March 23, 2026, and excludes:

▪  100,000 shares of common stock issuable upon conversion of our outstanding Series A preferred stock (which has super-voting rights equivalent to 51% of the total voting power);

▪  approximately 3,408,861 shares of common stock issuable upon exercise of outstanding warrants (with exercise prices of approximately $0.8 per share);

▪  3,500,000 shares of common stock issuable upon exercise of stock options approved under the 2026 Equity Incentive Plan on March 1, 2026 (2,000,000 to Ahmad Moradi and 1,500,000 to Chiyuan Deng), which had not yet been formally granted or assigned exercise prices as of the date of this prospectus (see “Executive Compensation” and “Securities Authorized for Issuance under Equity Compensation Plans”).

▪  approximately [*] shares of common stock issuable upon conversion of outstanding convertible promissory notes; and

▪  approximately 10 million shares of common stock reserved for issuance under our equity incentive plan.

See “Description of Capital Stock,” “Dilution,” and the notes to our consolidated financial statements for additional details regarding our outstanding securities, potential dilution, and capital structure.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Macroeconomics, COVID-19 Restrictions and Other Conditions

Our operations and performance depend significantly on global and regional economic conditions and adverse economic conditions can materially adversely affect our business, results of operations and financial condition.

Adverse macroeconomic conditions, including slow growth or recession, high unemployment, inflation, tighter credit, higher interest rates, and currency fluctuations, can adversely impact consumer confidence and spending and materially adversely affect demand for our theater, and the other products and services we offer. In particular, reduced discretionary spending on entertainment such as cinema tickets and licensed content could exacerbate our revenue concentration in the Copyrights and Licensing (IP) segment. In addition, consumer confidence and spending can be materially adversely affected in response to changes in fiscal and monetary policy, financial market volatility, declines in income or asset values, and other economic factors.

In addition to an adverse impact on demand for our theater, and the other products and services we offer, uncertainty about, or a decline in, global or regional economic conditions can have a significant impact on our ability to implement our business plans. Potential outcomes include financial instability, inability to obtain credit to finance business operations and insolvency.

Adverse economic conditions can also lead to increased credit and collectability risk on our trade receivables; the failure of derivative counterparties and other financial institutions; limitations on our ability to issue new debt; reduced liquidity; and declines in the fair values of our financial instruments. These and other impacts can materially adversely affect our business, results of operations, financial condition and stock price.

Our business can be impacted by political events, trade and other disputes, war, terrorism, natural disasters, public health issues, riots, accidents, and other business interruptions.

Political events, trade and other international disputes, war, terrorism, natural disasters, public health issues (such as COVID-19), riots, accidents and other business interruptions can harm or disrupt international commerce and the global economy and could have a material adverse effect on us and our customers, licensees, suppliers, distributors, and other channel partners.

Our theater is in a location that is prone to political events and unrest, accidents and other factors that may affect our financial condition. In addition, our operations are subject to the risk of interruption by fire, power shortages, nuclear power plant accidents and other industrial accidents, terrorist attacks and other hostile acts, ransomware and other cybersecurity attacks, labor disputes, public health issues, including pandemics such as the COVID-19 pandemic, and other events beyond our control. Global climate change is resulting in certain types of natural disasters, such as droughts, floods, hurricanes and wildfires, occurring more frequently or with more intense effects, which could disrupt theater operations, increase insurance costs, or delay content production and acquisition. Such events can make it difficult or impossible for us to maintain operations with our customers, create delays and inefficiencies in our supply and manufacturing chain, and result in slowdowns and outages to our product and service offerings, and negatively impact consumer spending and demand in affected areas. Following an interruption to our business, we can require substantial recovery time, experience significant expenditures to resume operations, and lose significant sales.

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Our operations are also subject to the risks of accidents that may occur on our premises. Despite safety measures, accidents could occur and could result in serious injuries or loss of life, disruption to our business, and harm to our reputation. Major public health issues, including pandemics such as the COVID-19 pandemic, have adversely affected, and could in the future materially adversely affect, us due to their impact on the global economy and demand for consumer products; the imposition of protective public safety measures, such as shutdowns and restrictive mandates; and disruptions in our operations, supply chain and sales and distribution channels, resulting in interruptions to our theater and the supply of current products and offering of existing services, and delays in production ramps of new products and development of new services.

Risks Related to Our Financial Condition

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have generated limited revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These include challenges in monetizing our Copyrights and Licensing (IP) segment, scaling ufilm AI IP for content generation generated revenue in 2026. and maintaining cinema operations amid competition from streaming alternatives. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will continue to generate operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

The report of our independent registered public accounting firm included a “going concern” explanatory paragraph.

The report of our independent registered public accounting firm that accompanies our financial statements for the year ended August 31, 2025 contains an explanatory paragraph relating to our ability to continue as a going concern. As of November 30, 2025, we had limited cash and cash equivalents of $11,766, an accumulated deficit of approximately $10.0 million, and a working capital deficit of approximately $2.6 million. These conditions raise substantial doubt about our ability to continue as a going concern.

Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow from operations (including expected copyright sales and other revenue streams), obtain additional debt or equity financing from stockholders or external sources, and achieve sustained profitable operations. Our ability to generate cash flows is particularly uncertain given our early-stage AI initiatives (ufilm AI IP), generated revenue in 2026, and our reliance on a concentrated IP licensing customer base for near-term inflows. We may not be able to obtain such financing on favorable terms, or at all. Management believes that continued financial support from existing stockholders and expected revenue growth provide the opportunity for us to continue as a going concern, but there can be no assurance that these efforts will be successful. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to continue as a going concern, our stockholders could lose all or substantially all of their investment.

Our revenues are highly concentrated in a limited number of customers and revenue streams and the loss of any major customer, a significant reduction in revenue from these customers, or the failure to collect receivables could materially adversely affect our business, financial condition, results of operations, and cash flows.

Our revenue is highly concentrated in the Copyrights and Licensing (IP) segment and depends on a limited number of customers. For the three months ended November 30, 2025, 36%, 28%, and 22% of our total revenue were generated from three customers, respectively. For the year ended August 31, 2025, 31%, 31%, and 14% of our total revenue were generated from three customers, respectively. As of November 30, 2025, 90% and 10% of our accounts receivable balances were receivable from two customers, respectively. This concentration exposes us to heightened risks in our IP segment, where revenue depends on licensing deals that may not recur or expand, particularly as we transition toward AI-generated content monetization. The loss of any major customer, a significant reduction in revenue from these customers, or the failure to collect receivables could materially adversely affect our business, financial condition, results of operations, and cash flows.

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We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenue and incurred operating losses in prior years, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Any future equity or debt financings could result in significant dilution to existing stockholders, impose restrictive covenants, or require unfavorable terms due to our limited history, going concern uncertainties, and early-stage AI development needs. Failure to secure adequate financing could force us to delay or curtail operations, including AI IP commercialization and cinema maintenance, potentially leading to further losses or cessation of business.

Risks Related to Our Outstanding Convertible Notes

Our outstanding convertible promissory notes contain terms that could result in significant dilution to existing stockholders upon conversion.

We have issued convertible promissory notes to various investors with conversion features that allow holders to convert outstanding principal and interest into shares of our common stock at discounted prices (typically ranging from 15% to 20% below the market price, offering price, or reference price in a qualified financing, and in some cases as low as 80% of such price). These discounts could result in the issuance of a substantial number of shares at below-market prices, causing significant dilution to existing stockholders. If market conditions decline or if multiple conversions occur simultaneously, this could lead to a “death spiral” effect, further depressing our stock price and exacerbating dilution. We have reserved shares to accommodate potential conversions (in some cases requiring us to reserve at least five times the number of shares issuable upon conversion based on certain assumptions), but if insufficient authorized shares are available, we may need to seek stockholder approval to increase our authorized capital, which could delay operations, incur additional costs, and create uncertainty. Such dilution could materially reduce the ownership percentage and voting power of current stockholders, adversely affect our ability to raise future capital on favorable terms, and potentially lead to a sustained decline in our stock price.

The high interest rates, fees, and penalties in our convertible notes increase our financial burden and risk of default.

Our convertible notes carry high interest rates (typically 10% per annum) and include additional fees, such as monthly monitoring or administrative fees and accretion amounts that increase the outstanding balance over time. Prepayment premiums (e.g., 15% or more of the outstanding balance) and default penalties (which can escalate to 150% or higher of the principal and accrued interest in certain circumstances) further amplify our interest expense and cash outflows. Given our limited cash position ($11,766 as of November 30, 2025) and working capital deficit ($2.6 million), these terms place significant strain on our liquidity. If we experience cash flow shortfalls—particularly due to our reliance on concentrated IP licensing revenues or delays in AI-generated content monetization—we may be unable to make required payments, triggering acceleration of the debt, cross-defaults under multiple notes, or enforcement actions. Defaults could force us to sell assets, seek emergency financing on unfavorable terms, or lead to insolvency, materially harming our financial condition, results of operations, and ability to continue as a going concern.

Restrictive covenants in our convertible notes limit our operational flexibility and could hinder business growth.

The terms of our convertible notes include broad restrictive covenants that prohibit or require prior consent for us to incur additional indebtedness, issue new securities, enter into certain transactions, pay dividends, or make material changes to our business without the noteholders’ approval. Some notes contain most-favored-nation provisions, requiring us to offer equivalent or better economic terms to these holders if we enter into subsequent financings. Other covenants may mandate that a portion of future equity or debt proceeds be applied to repay the notes or impose arbitration clauses that could disadvantage us in disputes. These restrictions could prevent us from pursuing strategic opportunities, such as acquiring additional content rights, funding development of our ufilm AI IP, upgrading our Mt. Kisco Theatre, or securing necessary working capital. Breaches of these covenants could result in immediate acceleration of the outstanding debt, cross-defaults across multiple notes, legal claims, or demands for penalties, significantly increasing our costs and diverting management attention. This lack of flexibility could materially impair our ability to execute our business plan, limit our growth prospects, and adversely affect our financial condition and stock price.

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The lack of registration rights for our convertible notes reduces liquidity for holders and could lead to unfavorable renegotiations or disputes.

Our outstanding convertible notes do not include registration rights, meaning the underlying shares issuable upon conversion are unregistered under the Securities Act of 1933 and subject to resale restrictions. Holders may only sell converted shares through limited exemptions, such as Rule 144 (which requires a holding period and volume limitations for affiliates) or Rule 144A (for qualified institutional buyers), potentially reducing liquidity and marketability of their positions. This illiquidity could prompt noteholders to demand renegotiation of terms—such as deeper conversion discounts, additional warrants, or other concessions—to compensate for the resale limitations. In a declining stock price environment, such demands could accelerate conversions, increase dilution pressure, or lead to disputes and litigation. These issues could strain our investor relationships, complicate future capital raises (especially post-uplisting), and materially adversely affect our business, financial results, and ability to maintain positive market perception.

Risks Related to Our Business and Structure

Intense competition in acquiring and monetizing content rights could limit our ability to secure attractive IP and generate revenue.

We compete with larger, well-capitalized companies, streaming platforms, and other media entities for attractive movie, television, and short-form drama content rights. Competition is intense, and we may not be able to acquire rights at reasonable prices or monetize them effectively through sales, licensing, embedded marketing, or consulting services. Competition from AI-powered platforms could devalue traditional content rights or introduce new entrants offering synthetic media at lower costs. Changes in consumer preferences toward streaming or short-form content, combined with piracy risks, could limit our revenue and growth prospects. Our limited operating history and resources may further disadvantage us against established competitors like Netflix or Disney, potentially reducing our ability to secure high-value IP and leading to revenue shortfalls. Failure to compete effectively could materially adversely affect our business, financial condition, and results of operations.

Rapid changes and disruptions in the media and entertainment industry pose significant risks to our operations and Revenue.

The media and entertainment industry is highly competitive and rapidly evolving, with risks from changing consumer preferences, technological disruption (including AI-generated content), regulatory developments, and piracy. Shifts in audience behavior toward on-demand streaming or user-generated content could diminish demand for our licensed IP, while widespread piracy—exacerbated by digital tools—may erode monetization value and require costly enforcement efforts. A shift in demand or failure to adapt could materially adversely affect our revenue and growth prospects.

Technological and integration delays could hinder the scaling and monetization of our AI content initiatives.

We face substantial risks of technological delays and integration challenges that could impede the successful scaling and commercialization of our AI initiatives. The scaling of our content library through AI training pilots and the integration of the ufilm system with platforms such as Uflix.ai may experience delays due to technical challenges, bugs, compatibility issues, or unforeseen performance limitations during final testing and deployment phases. Any such delays could hinder timely revenue realization from these streams, slow market entry, or require additional unplanned investment.

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Uncertain market adoption of AI-generated content may limit revenue from our dual to C / to B models.

Market acceptance of our AI-generated and AI-enhanced content remains highly uncertain and could significantly limit the revenue potential of our dual To C / To B business models. Our AI initiatives contemplate dual consumer-to-consumer (To C) and business-to-business (To B) models, including licensing AI-generated or enhanced short-form dramas and related tools. There can be no assurance that consumers will embrace AI-generated content at scale or that third-party platforms, broadcasters, or other business partners will adopt our solutions widely. Factors such as audience preference for human-created content, competition from established players, or shifts in platform algorithms could limit adoption and revenue potential.

Evolving AI-related legal and regulatory requirements expose us to significant compliance costs and liability risks.

The rapid evolution of AI-related intellectual property disputes and emerging regulations, including the EU AI Act, exposes us to material legal, compliance, and financial risks. The development, training, and deployment of AI systems for content generation and licensing expose us to heightened risks of intellectual property claims, including allegations of copyright infringement arising from training data sources or similarities between AI-generated outputs and existing protected works. Ongoing litigation in the AI sector (including cases involving training on copyrighted materials without permission) highlights the potential for costly disputes, even if unintentional. Additionally, evolving regulations such as the EU AI Act (with key transparency obligations for AI-generated content, including mandatory labeling of synthetic media and deepfakes becoming enforceable around August 2026) may impose compliance costs, require modifications to our systems (e.g., watermarking or detectability features), restrict certain uses, or subject us to fines or operational limitations if we offer services in or to the EU market. Other jurisdictions may introduce similar or more stringent AI-specific rules on data usage, transparency, or liability.

Reliance on non-recurring upfront fees and non-exclusive pilots may prevent the development of sustainable recurring AI revenue.

Our near-term AI revenue is heavily reliant on non-recurring upfront fees and non-exclusive pilot arrangements that may not transition into sustainable, recurring licensing income. A portion of our near-term AI-related revenue derives from non-exclusive training pilots and initial licensing arrangements, which may not convert into long-term, recurring fees. If pilot participants do not extend engagements, renew contracts, or scale usage—or if market conditions change—our anticipated growth in recurring AI licensing revenue could fail to materialize.

These risks are inherent to early-stage AI technologies in the media and entertainment sector, where rapid innovation intersects with uncertain legal, technical, and market landscapes. While we intend to use a portion of the net proceeds from this offering to fund further development, marketing, and compliance efforts related to our AI initiatives, there can be no assurance that such investments will successfully mitigate these risks or lead to sustainable growth. Our projections and expectations regarding AI-driven revenue are forward-looking and inherently uncertain. See “Cautionary Statement Regarding Forward-Looking Statements” for additional information on the risks and uncertainties associated with such statements.

Our reliance on third-party platforms for content distribution following the sale of our proprietary streaming platform exposes us to significant control and revenue risks.

Following the sale of ABQQ.tv in January 2025, we transitioned to licensing content through third-party platforms. We have limited control over these platforms’ algorithms, policies, or continued availability, which could limit content visibility, reduce revenue, or result in unfavorable contract terms, sudden termination, or platform outages. Changes in platform algorithms or policies (e.g., favoring original content) could reduce visibility of our licensed IP. Dependency on platforms like YouTube or TikTok exposes us to risks of de-prioritization or data privacy breaches during content distribution, potentially violating laws like CCPA and leading to fines or lost partnerships. Any disruption or unfavorable change in these relationships could materially adversely affect our business, financial condition, and results of operations.

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Subsidiary management and intercompany transactions introduce risks of ineffective oversight, tax complications, and operational inefficiencies.

The transfer of operations to wholly-owned subsidiaries like AI+ Hubs Corp. and AB Cinemas NY, Inc. increases risks of ineffective oversight, tax complications, and resource allocation inefficiencies. Misaligned strategies or inadequate controls could lead to operational delays, financial reporting errors, or asset misappropriation. Complex intercompany transactions, including asset transfers and pricing, may trigger tax audits, penalties, or disputes with authorities like the IRS. For AI+ Hubs Corp., which handles our ufilm AI development, mismanagement could amplify IP risks or delay AI commercialization, while funding shortfalls may force reliance on parent resources, worsening our $2.6 million working capital deficit. Failure to secure planned financing could impair subsidiary operations, necessitate parent company support, exacerbate our working capital deficit, or lead to asset impairments, adversely affecting our financial condition and ability to execute our business plan.

Our cinema segment faces intense competition, operational challenges, and cost pressures that could reduce profitability.

Our Mt. Kisco Theatre competes with other entertainment options, including streaming services. Declining attendance, weaker film performance, or operational disruptions (e.g., weather, pandemics) could reduce revenue. Shifts to home entertainment could permanently reduce attendance; maintenance costs for aging facilities like Mt. Kisco could rise amid inflation. Integration of AI tools (e.g., for ticketing or recommendations) could introduce new risks like system failures or data biases, further straining our limited resources. Rising costs for upgrades or maintenance to remain competitive could strain margins and adversely affect our results of operations.

Compliance with various regulations and potential liabilities in our cinema and broader operations could result in fines, litigation, or reputational harm.

Our cinema operations are subject to health, safety, accessibility (ADA), labor, and other regulations. Non-compliance could result in fines, operational restrictions, or litigation. Food safety risks or premises liability could also harm our reputation or results. Non-compliance with ADA could lead to lawsuits; food safety incidents at concessions could trigger recalls or closures. Emerging regulations on AI use in operations (e.g., for audience analytics) could add compliance burdens, while premises incidents might expose us to heightened liability claims in a post-pandemic environment, potentially increasing insurance costs and damaging our brand.

Risks Related to Legal Uncertainty

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As an AI-integrated media company, evolving standards may also require enhanced disclosures on AI governance, such as board oversight of AI risks or ethical AI practices, further increasing our compliance burden.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

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If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company, we will be exempt from auditor attestation requirements concerning any such report so long as we are a smaller reporting company. We have not yet had an independent auditor determined whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. Given our reliance on IP licensing and AI-generated content, weaknesses in controls over revenue recognition or data integrity could heighten risks of errors in financial reporting related to these segments. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Anti-takeover provisions in our charter documents and under Nevada law could make an acquisition of our company more difficult, and limit attempts by our stockholders to replace or remove our current management.

Provisions in our amended and restated articles of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control of our company or changes in our management. Our executive officers and directors are collectively able to exercise a significant portion of our voting power. Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by our management of a significant portion of our issued and outstanding voting power and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

In addition, our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval, subject to Nasdaq’s rules. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our amended and restated articles of incorporation 10,000,000 shares of preferred stock. Our board acting alone and without approval of our stockholders, subject to Nasdaq’s rules, can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

In addition, various provisions of our amended and restated bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated bylaws may be adopted, amended or repealed only by our board of directors. Our amended and restated bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our amended and restated bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our amended and restated bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. As a Nevada corporation, we are also subject to certain anti-takeover provisions under Nevada Revised Statutes Sections 78.411 to 78.444, which prohibit certain business combinations with interested stockholders for two years after they become interested, unless approved by the board or stockholders in advance, potentially deterring strategic acquisitions that could benefit stockholders.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

  changes in the valuation of our deferred tax assets and liabilities;
  expected timing and amount of the release of any tax valuation allowances;
  tax effects of stock-based compensation;
  costs related to intercompany restructurings; or
  changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by federal, state and local authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Uncertainty in the legal treatment of AI-generated content and training data could impair our ability to commercialize our AI initiatives or expose us to liability.

The legal framework governing AI-generated content, including ownership of outputs, rights in training data, and liability for infringing or harmful material produced by AI systems, remains uncertain and is evolving rapidly through case law, proposed legislation, and regulatory guidance. Courts and regulators have not yet established clear rules on many issues critical to our ufilm AI system and short drama training licensing business, such as whether training on copyrighted works without permission is permissible under fair use doctrines, whether AI outputs can be copyrighted, or how liability is allocated between AI developers, users, and underlying data providers. Adverse developments—such as court rulings restricting training practices, new laws requiring opt-in consent for training data, or expanded liability for AI-generated infringement—could limit our ability to develop, deploy, or monetize AI tools, require costly modifications to our systems (e.g., filtering or watermarking), or subject us to claims from content owners, creators, or regulators. These uncertainties could delay commercialization, reduce market acceptance, or force us to abandon or significantly alter our AI strategy.

Risks Related to Our Intellectual Property

Our business depends heavily on our ability to acquire, protect, maintain, and enforce our intellectual property rights, and any failure to do so could materially adversely affect our competitive position, revenue, and financial condition.

Intellectual property is central to our operations, including our portfolio of copyrights and broadcast rights to movies, television series, and short-form drama content, as well as our proprietary ufilm AI-generated content creation, production synthesis, and release system. We rely on these rights to generate revenue through sales, licensing, embedded marketing, consulting services, and emerging AI-driven initiatives, including licensing our short-form drama library as training data for third-party AI models. The loss of, or inability to protect or enforce, these rights—or successful third-party claims against us—could impair our ability to monetize our assets, deter partners or customers, increase costs, or force us to alter our business practices.

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We may be unable to adequately protect our intellectual property, and unauthorized use or infringement by third parties could reduce the value of our assets and harm our business.

Despite our efforts to protect our intellectual property through copyright registrations (where applicable), trade secret measures, confidentiality and non-disclosure agreements with employees, contractors, partners, and licensees, and contractual assignment provisions, these protections may not be sufficient or enforceable in all circumstances. Copyrights provide long-term protection (generally the life of the author plus 70 years in the United States, or 95/120 years for works made for hire), but enforcement can be difficult, costly, and time-consuming, particularly against online piracy, unauthorized streaming, or international infringers. We monitor for unauthorized use and pursue actions such as DMCA takedown notices, cease-and-desist letters, or litigation when feasible, but we may not detect all infringements in a timely manner, and legal proceedings may not result in favorable outcomes or adequate remedies. Piracy and illegal distribution of our licensed content remain prevalent in the media industry and could significantly erode licensing revenue, reduce demand for legitimate sources, and damage our relationships with platforms and rights holders.

We face significant risks of third-party intellectual property infringement claims, particularly in connection with our AI initiatives, which could result in costly litigation, damages, injunctions, or loss of rights.

Third parties may assert claims that our acquisition, use, or exploitation of content or technology infringes, misappropriates, or otherwise violates their intellectual property rights. These risks are heightened in the AI space, where ongoing industry litigation addresses whether training AI models on copyrighted materials constitutes fair use or infringement, whether AI-generated outputs may infringe existing works due to substantial similarity, and who owns rights to AI-created content. For example, lawsuits involving generative AI companies have alleged copyright infringement from training datasets, and similar claims could be brought against us if our ufilm system or short drama library licensing is deemed to involve unauthorized use of protected works. Even if such claims lack merit, defending against them could be expensive, divert management attention, require substantial resources, and result in negative publicity. An adverse judgment could require us to pay substantial damages (including enhanced damages for willful infringement), cease using certain content or technology, obtain expensive licenses on unfavorable terms, or redesign our processes, any of which could materially harm our business, financial condition, and results of operations.

Our reliance on trade secret protection for certain proprietary technology exposes us to risks of misappropriation or loss of competitive advantage.

We rely heavily on trade secret protection for aspects of our ufilm AI system and related proprietary processes, as we do not currently hold patents covering this technology. Trade secrets are protected only as long as they remain secret and reasonable efforts are made to maintain confidentiality. If our trade secrets are misappropriated, disclosed (intentionally or inadvertently) by employees, contractors, partners, or through cybersecurity breaches, or independently developed or reverse-engineered by competitors, we may lose our competitive advantage with no adequate remedy. Proving misappropriation in court can be difficult and costly, and even successful enforcement may not fully restore lost value or prevent ongoing harm.

Our intellectual property rights may be limited or invalidated in certain jurisdictions, and international enforcement is challenging.

We acquire and license rights on a global or region-specific basis (often excluding Mainland China), but intellectual property laws and enforcement vary significantly by country. In some international markets, copyright protection may be weaker, registration requirements more burdensome, or enforcement mechanisms less effective. Piracy and counterfeiting are particularly prevalent in certain regions, and pursuing infringement claims abroad can be prohibitively expensive or impractical. Any limitation on our ability to protect or enforce rights in key markets could reduce the value of our international licensing opportunities and overall portfolio.

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We may not be able to register or maintain trademarks, domain names, or other branding assets, which could weaken our brand identity.

We own or have applied for trademarks related to “AI Era,” “Ufilm.ai,” and associated marks, and we maintain domain names critical to our operations. If we are unable to secure or defend these rights due to opposition, prior use by third parties, or failure to meet registration requirements, our brand recognition, marketing efforts, and ability to distinguish our services could be impaired, potentially leading to consumer confusion or dilution of goodwill.

These intellectual property risks are inherent to our business model and are heightened by our expansion into AI technologies. Any material impairment to our IP rights or successful claims against us could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Risks Associated with Management and Control Persons

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Ahmad Moradi (our Chief Executive Officer effective March 1, 2026), Chiyuan Deng (our President and former Chief Executive Officer), and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, particularly for technical talent in AI and media content generation, as well as bilingual personnel familiar with cross-border entertainment markets and operations in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. The loss of Mr. Moradi’s or Mr. Deng’s services, in particular, could disrupt our ability to negotiate and execute IP licensing deals, advance our AI content generation efforts, or manage related-party relationships effectively, given his central role in these areas. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Mr. Deng owns a significant percentage of the voting power of our stock and will be able to exercise significant influence over the composition of our Board of Directors, matters subject to stockholder approval and our operations.

As of the date of this filing, Chiyuan Deng owns 100,000 shares of our Series A Preferred Stock, which has the voting power of 51% of the total vote of shareholders. As a result of his equity ownership interest, voting power and the contractual rights described above, Mr. Deng currently is in a position to influence, subject to our organizational documents and Nevada law, the composition of our Board of Directors and the outcome of corporate actions requiring stockholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. This concentration of voting power, including through super-voting preferred stock, could enable Mr. Deng to approve or block transactions that may be in the best interests of minority stockholders, limit the effectiveness of stockholder activism, or deter potential acquirers from pursuing a change of control transaction that might otherwise provide a premium to stockholders.

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Our business involves significant related-party transactions, which may present conflicts of interest.

We have engaged in significant transactions with related parties, including Anyone Pictures Limited, a major stockholder, such as loans, sales of copyrights, broadcast licensing arrangements, and consulting revenue. These transactions may present conflicts of interest, may be on terms less favorable than could be obtained from unrelated third parties, and could expose us to regulatory scrutiny or claims of unfair dealing. Transactions with related parties, particularly in IP licensing and content sales, could involve terms that prioritize the interests of the related party over those of the Company or minority stockholders, such as below-market pricing, extended payment terms, or exclusive arrangements that limit our ability to pursue alternative opportunities. Such transactions may also raise concerns about fairness, arm's-length dealing, and potential self-dealing, especially given Mr. Deng’s controlling voting power and involvement in related entities. Any adverse outcome from such scrutiny or disputes—including SEC investigations, stockholder litigation, or required modifications to transaction terms—could harm our business, financial condition, and results of operations.

Risks Related to Ownership and the Market for Our Securities

There has been limited trading in our common stock, and an active market may not develop.

Our common stock is thinly traded on the OTCID and has experienced significant price volatility. We have applied to list our common stock on The Nasdaq Global Market under the symbol “AERA.” There can be no assurance that our application to list on Nasdaq will be approved, that an active trading market will develop or be sustained on Nasdaq, or that the market price will not decline significantly due to low volume or other factors.

The market price of our common stock may be highly volatile.

The market price of our common stock may be volatile due to factors including our limited operating history, concentration of revenue and customers, dependence on related-party transactions, thin trading volume, and general market conditions. Additional volatility may arise from post-uplisting adjustments, low public float, or sales pressure from existing warrants and convertible notes, which could lead to rapid price swings unrelated to our fundamentals. Volatility could prevent investors from selling shares at or above the offering price and may impair our ability to raise capital.

Recent equity grants to new and continuing executives may result in significant future dilution.

On March 1, 2026, we approved the grant of 2,000,000 stock options to our new Chief Executive Officer and 1,500,000 stock options to our President under the newly adopted 2026 Equity Incentive Plan, together with performance incentives that could result in the issuance of up to an additional 2,000,000+ shares. These grants, once formally issued and vested, could result in substantial dilution to existing and new stockholders if exercised. The potential issuance of these shares, combined with existing warrants and convertible notes, could adversely affect the market price of our common stock and our ability to raise additional capital on favorable terms.

Future sales of substantial amounts of our common stock could adversely affect the market price and dilute existing stockholders.

Future issuances of common stock or securities convertible into or exercisable for common stock (including upon exercise of outstanding warrants or conversion of convertible notes) could cause the market price of our common stock to decline and dilute existing stockholders. As of November 30, 2025, we had approximately 3.4 million post-split warrants outstanding (with exercise prices of approximately $0.8 per share) and convertible promissory notes that could result in significant dilution if exercised or converted. These securities include deeply discounted conversion features and warrants that could trigger accelerated issuances in a declining market, potentially creating a dilution spiral and further depressing our stock price.

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We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion, and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it and any potential investor who anticipates the need for current dividends should not purchase our securities. See the section entitled “Dividend Policy.”

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our common stock to decline and would result in the dilution of your holdings.

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could result in significant market volatility and could cause the market price of our common stock to decline. We cannot predict the effect, if any, of future issuances of our securities or the future expirations of lock-up agreements, on the price of our common stock. In all events, future issuances of our common stock would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our common stock.

Rule 144 sales in the future may have a depressive effect on our stock price.

All of the outstanding common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common shares. There is no limitation on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if our company is a current, reporting company under the Exchange Act. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registration of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

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If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

We are subject to ongoing public reporting requirements that are less rigorous than for larger, more established companies, which could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are a “smaller reporting company” within the meaning of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that had (i) a public float of less than $250 million or (ii) annual revenues of less than $100 million and either had no public float or a public float of less than $700 million. As a smaller reporting company, we will not be required to, and may not, include a compensation discussion and analysis section in our proxy statements, and we will provide only two years of financial statements. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not smaller reporting companies, our stockholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our common stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our common stock.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

An investment in our company generally involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warranties regarding such matters.

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Risk Factors Related to the Equity Purchase Agreement and the Offering

Our management has broad discretion as to the use of the net proceeds from this offering.

Management has broad discretion as to the use of proceeds from our sale of shares under the Purchase Agreement, and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment. Please see “Use of Proceeds” for more information.

Sales of shares pursuant to the Equity Purchase Agreement may cause substantial dilution to our existing stockholders.

Under the Equity Purchase Agreement, we have the right, but not the obligation, to require the Investor to purchase up to $30,000,000 of our common stock over a 24-month period through periodic “Puts.” The number of shares issuable in each Put is determined by a formula based on our stock’s trading price and volume, potentially at a discount of up to 15% to the market price (or 5% if listed on Nasdaq or NYSE). Issuing a significant number of shares could dilute the ownership interests of existing stockholders, reducing their proportionate ownership and voting power. For example, if we fully utilize the $30,000,000 commitment at lower stock prices, the dilution could exceed 20% of our current outstanding shares, depending on market conditions.

The issuance of Commitment Shares and Put Shares may result in immediate dilution.

Upon execution of the Equity Purchase Agreement, we issued 25,000 Commitment Shares to the Investor, which are immediately earned and not contingent on future performance. Additional Commitment Shares (up to 75,000 in tranches) are issuable upon reaching aggregate funding milestones ($2.5M, $5M, and $7.5M). These shares, combined with Put Shares issued at discounted prices, could immediately dilute existing stockholders and may be resold into the market, potentially at prices below what other investors paid.

Resales of shares by the Investor could depress the market price of our common stock.

The Investor is not restricted from reselling Put Shares or Commitment Shares (subject to Rule 144 or registration requirements). If the Investor sells a substantial number of shares in the open market shortly after acquisition, particularly during periods of low trading volume, this could cause a significant decline in our stock price. The discounted pricing in the Equity Purchase Agreement incentivizes the Investor to sell quickly to realize gains, which may exacerbate downward pressure on our stock price and make it more difficult for us to raise additional capital on favorable terms.

Our stock price must remain above certain levels to utilize the Equity Purchase Agreement effectively.

Puts are subject to a minimum stock price floor (e.g., $0.0005 per share in the 10 trading days preceding a Put Date) and are limited by trading volume (up to 200% of the Average Daily Trading Value). If our stock price falls below these thresholds or trading volume decreases, we may be unable to issue Puts or access the full $30,000,000 commitment. This could limit our liquidity and force us to seek alternative, potentially more expensive or dilutive financing sources.

Volatility in our stock price could limit our ability to draw on the Equity Purchase Agreement.

The purchase price for Put Shares is based on the lesser of an Initial Purchase Price or Market Price, both tied to recent VWAP. High volatility, driven by market conditions, low trading volume, or sales by the Investor, could result in lower effective pricing for Puts, increasing dilution and reducing the net proceeds we receive. During the Valuation Period (up to five trading days after a Put), further price declines could trigger adjustments or surplus share returns, complicating our capital planning.

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If the registration statement is not declared effective or is suspended, we may be unable to access funding under the Equity Purchase Agreement.

The Investor is not obligated to purchase shares unless a registration statement covering the resale of Put Shares and Commitment Shares is effective and current. Delays in SEC review, amendments, or suspensions (e.g., due to material non-public information or market events) could prevent us from issuing Puts, limiting our liquidity. If the registration statement ceases to be effective during the Commitment Period, the agreement may terminate, and we could face penalties or be required to repay any outstanding amounts.

We may need to file additional registration statements, which could delay funding and increase costs.

If the number of shares required under the Equity Purchase Agreement exceeds the amount registered (e.g., due to low stock prices increasing share issuance), we must file and obtain effectiveness for additional registration statements. This process could delay access to capital, incur legal and accounting expenses, and expose us to SEC scrutiny or market uncertainty.

We may become overly reliant on the Equity Purchase Agreement for liquidity, exposing us to financing risks.

The Equity Purchase Agreement provides flexible access to up to $30,000,000, but it is not guaranteed funding—the Investor may decline purchases if conditions (e.g., no Material Adverse Effect, DWAC eligibility) are not met. If we depend heavily on this facility and it becomes unavailable (e.g., due to termination events like bankruptcy or delisting), we may need to seek alternative financing on less favorable terms, such as higher-interest debt or more dilutive equity offerings, which could strain our financial position.

The Equity Purchase Agreement restricts our ability to engage in other variable-rate or equity line transactions.

During the Commitment Period (up to 24 months), we are prohibited from entering into other Equity Lines of Credit or Variable Rate Transactions without the Investor's consent. This limits our financing options and could prevent us from pursuing opportunities that might offer better terms or less dilution.

The Investor may engage in short selling or hedging, which could further depress our stock price.

Although the Investor represents it is not a broker-dealer and complies with securities laws, it may hedge its exposure or engage in short sales of our stock. Such activities, if timed around Puts or resales, could increase volatility and downward pressure on our stock price, harming existing stockholders and our ability to raise future capital.

Termination of the Equity Purchase Agreement could occur unexpectedly, limiting our access to capital.

The agreement terminates early if we reach the $30,000,000 maximum, after 24 months, upon notice (not during a Valuation Period), if the registration statement is ineffective, or in bankruptcy events. Unexpected termination could disrupt our funding plans, especially if triggered by external factors like market suspensions or delisting from our Principal Market.

Buy-In provisions could result in cash penalties if we fail to deliver shares timely.

If we fail to deliver Put Shares as DWAC Shares by the required deadline, the Investor may purchase replacement shares on the open market, and we must reimburse any excess costs (including commissions). This could impose significant cash liabilities if our stock price rises post-Put, straining our liquidity.

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CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

  our ability to successfully monetize our existing intellectual property portfolio through licensing, sales, embedded marketing, or consulting services;
  our ability to develop, test, commercialize, and generate revenue from our ufilm AI IP and other AI-driven content generation technologies;
  our expectations regarding the performance of our Mt. Kisco Theatre and overall cinema operations;
  our ability to acquire attractive movie, television, and short-form drama content rights at reasonable prices in a highly competitive market;
  our ability to maintain or expand relationships with third-party distribution platforms following the sale of our proprietary streaming service (ABQQ.tv);
  our ability to manage and mitigate risks associated with our concentrated customer base and related-party transactions, including those with Anyone Pictures Limited;
  our ability to secure additional debt or equity financing on acceptable terms to address our working capital deficit, fund operations, and support growth initiatives;
  our ability to effectively manage subsidiary operations, including AI+ Hubs Corp. and AB Cinemas NY, Inc., and resolve intercompany transaction complexities;
  our ability to attract and retain key personnel, including our Chief Executive Officer, Chiyuan Deng, and technical talent in AI and media;
  the competitive environment in the media, entertainment, and AI content generation industries;
  trends in consumer preferences toward streaming, short-form content, and AI-generated media;
  the regulatory environment affecting our businesses, including emerging AI regulations, copyright laws, content distribution rules, and cinema health/safety/ADA compliance;
  changes in general economic or business conditions or economic or demographic trends in the United States and globally, including changes in interest rates, inflation, and consumer discretionary spending on entertainment;
  our ability to service and comply with the terms of our outstanding indebtedness, including convertible promissory notes with discounted conversion features, high interest rates, restrictive covenants, and potential penalties;
  labor disputes, union actions (including those related to AI use in entertainment), strikes, or other employee disputes or grievances; and
  casualties, condemnation, or catastrophic failures with respect to our Mt. Kisco Theatre or other facilities;
  costs and effects of legal and administrative proceedings, settlements, investigations, and claims, including those related to intellectual property infringement, related-party transaction fairness, or securities matters;
  extraordinary or force majeure events affecting the business or operations of our businesses, including pandemics, natural disasters, cybersecurity incidents, or geopolitical disruptions impacting content supply chains.

Our forward-looking statements also include projections and expectations regarding anticipated growth in our AI-related activities, including revenue contributions from the ufilm AI IP licensing (such as the initial $280,427 from the Uflix.ai launch) and short drama AI training pilots (such as the $877,319 in upfront fees recognized post-November 30, 2025, as part of scaling our content library). These projections are based on early-stage pilot results, current testing progress, and management assumptions about market adoption, technological performance, and regulatory developments. However, actual results may differ materially from these projections due to the risks and uncertainties described in this prospectus, including but not limited to technological delays, uncertain market acceptance of AI-generated content, evolving legal and regulatory requirements (such as the EU AI Act), dependency on non-recurring fees, and competition in the AI and media sectors.

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In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus to reflect new information, future events or otherwise, except as required by applicable law.

THE EQUITY FINANCING

Description of the Purchase Agreement

On February 21, 2026, we entered into the Equity Purchase Agreement (the “Purchase Agreement”) with Monroe Street Capital Partners, LP (“Monroe Capital”), pursuant to which Monroe Capital committed to purchase, at our sole discretion and subject to the conditions set forth therein, up to $30,000,000 of shares of our common stock (the “Total Commitment” and shares of common stock sold pursuant to the Purchase Agreement, the “Purchase Shares”), subject to certain limitations and conditions set forth therein.

This prospectus covers the resale by Monroe Capital of up to 10,100,000 shares of our common stock, consisting of (i) up to 10,000,000 Purchase Shares that we may sell to Monroe Capital under the Purchase Agreement from time to time over the 24-month period from and after the date of the Purchase Agreement, and (ii) up to 100,000 Commitment Shares that may be issued to Monroe Capital as payment of the facility fee.

The following is a description of the material terms of the issuance and sale of securities pursuant to the Purchase Agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Purchase Agreement, including the definitions of certain terms used therein. We urge you to read the Purchase Agreement because it, and not this description, defines your rights as holders of our common stock. Copies of the Purchase Agreement will be made available upon request as set forth under the section titled “Where You Can Find Additional Information.”

As consideration for Monroe Capital’s commitment to purchase shares of common stock in accordance with the Purchase Agreement, we agreed to issue 100,000 Commitment Shares as follows: 25,000 upon execution, and the remaining 75,000 in 25,000 tranches upon receipt of aggregate $2.5M, $5M, and $7.5M of the Maximum Commitment Amount. In addition, the Company shall pay $8,000.00 to legal counsel of the Investor on the date of this Agreement for Investor’s expenses relating to the preparation of this Agreement.

Purchase and Sale of Common Stock

Upon the initial satisfaction of the conditions to our right to commence sales of Purchase Shares to Monroe Capital set forth in the Purchase Agreement (including effectiveness of the registration statement), we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the date of the Purchase Agreement, subject to earlier termination as set forth in the Purchase Agreement, to direct Monroe Capital to purchase Purchase Shares by delivering a purchase notice (a “Put Notice”) on any trading day, provided certain conditions are met.

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The purchase price of the Purchase Shares (the “Purchase Price”) will be the lesser of (i) 85% (or 95% if the Principal Market is Nasdaq or NYSE) of the VWAP on the Trading Day immediately preceding the Put Date (Initial Purchase Price) or (ii) 85% (or 95% if the Principal Market is Nasdaq or NYSE) of the lowest VWAP during the Valuation Period (5 Trading Days following Clearing Date). We may specify in each Put Notice a minimum amount of $25,000 (based on Initial Purchase Price) and a maximum amount up to the lesser of $500,000 or 200% of Average Daily Trading Value. By mutual agreement, the parties may increase any individual purchase amount.

From and after initial satisfaction of conditions, we will control the timing and amount of any sales of Purchase Shares to Monroe Capital. Actual sales of Purchase Shares to Monroe Capital under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for our operations. We may ultimately decide to sell to Monroe Capital all, some, or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement.

Beneficial Ownership Limitation

The Purchase Agreement prohibits us from issuing Purchase Shares if such issuance would result in Monroe Capital and its affiliates beneficially owning more than 4.99% of our then-outstanding common stock (calculated pursuant to Section 16 of the Exchange Act and the regulations thereunder).

Proceeds

Because the Purchase Price per share will fluctuate based on the market price of our common stock during the Valuation Period for each purchase, it is not possible for us to predict the number of Purchase Shares we will sell to Monroe Capital, the actual Purchase Price per share, or the gross proceeds we will receive, if any.

The proceeds from sales of Purchase Shares, if any, will depend on the frequency and prices at which we sell shares to Monroe Capital. To the extent we sell Purchase Shares under the Purchase Agreement, we plan to use any proceeds therefrom for working capital, strategic acquisitions, expansion in our IP portfolio, AI development, and other general corporate purposes.

Conditions Precedent to Commencement and For Delivery of Put Notices

Our right to deliver Put Notices to Monroe Capital, and Monroe Capital’s obligation to purchase shares, are subject to the initial satisfaction (and ongoing satisfaction) of customary conditions (among others), including:

▪  accuracy of representations and warranties;

▪  effectiveness of the registration statement (including this prospectus) and absence of any stop order;

▪  OTC or Nasdaq listing compliance and no trading suspension;

▪  no material adverse events or prohibitive legal proceedings;

▪  compliance with the beneficial ownership limitation;

▪  DWAC eligibility and no DTC chill; and

▪  timely SEC filings.

Covenants

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification obligations of the parties.

Restrictions

The Purchase Agreement requires Monroe Capital to comply with applicable securities laws, FINRA rules, and Principal Market regulations in connection with its activities related to our common stock, but does not impose specific prohibitions on short sales or hedging beyond such compliance requirements.

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Termination

The Purchase Agreement will terminate upon the earliest of (i) the end of the 24-month term, (ii) Monroe Capital’s purchase of the full Total Commitment, or (iii) certain termination events (including if the registration statement ceases to be effective, bankruptcy events, or other specified conditions). We may terminate the Purchase Agreement at any time after initial satisfaction of conditions upon written notice, at no cost or penalty, provided Monroe Capital no longer holds any shares acquired thereunder and subject to restrictions during any Valuation Period or while Monroe Capital holds Put Shares.

Existing Stockholders; Dilution

All shares registered in this offering that may be issued or sold to Monroe Capital under the Purchase Agreement are expected to be freely tradable. Issuances to Monroe Capital will not affect the rights or privileges of existing stockholders except through dilution of economic and voting interests. There are substantial risks to our stockholders from the sale and issuance of common stock to Monroe Capital under the Purchase Agreement. See “Risk Factors” and “Dilution.”

Effect of Performance of the Purchase Agreement on Our Stockholders

Shares registered in this offering may be sold over a period starting on the date this registration statement is declared effective and continuing for up to 24 months. Sales by Monroe Capital could cause the market price of our common stock to decline and be highly volatile. The existence of the facility may create perceived overhang, further impacting the stock price. If we sell a substantial number of shares to Monroe Capital, or if investors expect significant sales, it may impair our ability to raise capital in the future on favorable terms. However, we control the timing and amount of sales and may terminate the Purchase Agreement at our discretion without cost.

Registration Rights Agreement

Concurrently with the execution of the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Monroe Capital. Under the Registration Rights Agreement, we agreed to file with the SEC an initial registration statement (of which this prospectus forms a part) covering the resale by Monroe Capital of the Registrable Securities (which include the Put Shares and Commitment Shares) as soon as practicable, but in any event within 30 calendar days after the date of the Registration Rights Agreement. We are required to use reasonable best efforts to cause such registration statement to be declared effective by the SEC within 90 calendar days (or earlier if possible) after the date of the Registration Rights Agreement.

The Registration Rights Agreement requires us to keep the registration statement continuously effective during the Registration Period (until all Registrable Securities have been sold and the Maximum Commitment Amount has been fully drawn, subject to certain exceptions). If the number of shares registered becomes insufficient to cover all Registrable Securities, we must promptly file a new or amended registration statement to cover the shortfall. We must also qualify the securities under applicable blue sky laws (subject to limitations), provide Monroe Capital with copies of filings and correspondence, notify Monroe Capital of certain events (e.g., suspensions or material misstatements), and take other actions to facilitate resale.

The Registration Rights Agreement includes customary indemnification provisions, under which we indemnify Monroe Capital and related parties against certain losses arising from misstatements or omissions in the registration statement or violations of securities laws (subject to exceptions, such as information provided by Monroe Capital). Monroe Capital provides reciprocal indemnification for information it furnishes. Expenses of registration (other than sales commissions) are borne by us.

The Registration Rights Agreement is governed by Delaware law and includes arbitration provisions consistent with those in the Purchase Agreement. This summary is qualified in its entirety by reference to the full Registration Rights Agreement, a copy of which will be made available upon request as set forth under “Where You Can Find Additional Information.”

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholder. However, we may receive up to an aggregate of $30 million in gross proceeds from the sale of our common stock to the Selling Stockholder pursuant to the Purchase Agreement. The actual proceeds may be less than this amount depending on the number of shares of our common stock sold, the price at which the shares are sold.

We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes, including:

▪  funding ongoing operations and expansion of our IP licensing services;

▪  accelerating growth in our AI segment, including further development and integration of ufilm AI IP;

▪  supporting operations at our Mt. Kisco Theatre;

▪  pursuing strategic acquisitions of complementary IP or technologies; and

▪  other corporate initiatives, including potential investments in infrastructure, marketing, and personnel.

Although we currently have no specific agreements, commitments, or understandings with respect to any particular acquisition or investment, we continuously evaluate opportunities to acquire or invest in complementary businesses, technologies, products, or assets that would enhance our competitive position or accelerate our growth.

Our expected use of the net proceeds from sales under the Purchase Agreement represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot specify with certainty the particular uses, or the respective amounts we may allocate to those uses, for any net proceeds we receive. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, the progress of our business initiatives, the availability and terms of acquisition opportunities, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds.

Pending the uses described above, we plan to invest any net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or other securities.

MARKET INFORMATION

Market Information

Our common stock is quoted under the symbol “AERA” on the OTCID operated by OTC Markets Group, Inc.

There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

Penny Stock

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of March 20, 2026, we had 5,052,186  shares of our common stock issued and outstanding, held by approximately 536   shareholders of record, with others holding shares in street name.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare and pay dividends will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions (including those under our outstanding indebtedness), and other factors that our board of directors may deem relevant. In addition, the terms of our existing and any future outstanding indebtedness may limit our ability to pay dividends. See “Risk Factors—Risks Related to This Offering and Ownership of Our Securities—We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell our common stock for a price greater than that which you paid for it.”

Issuer Repurchases

On July 20, 2024, we entered into Repurchase Agreements with seven shareholders, pursuant to which we agreed to repurchase an aggregate of 50,739,000 shares of common stock for cancellation in exchange for an aggregate of $50,739, which we funded with cash on hand.   The repurchased shares are subsequently cancelled on August 26, 2024, except for 40,000 shares, which could not be cancelled due to a documentation issue.   Therefore, the purchase price was adjusted to $50,699 and was settled in tranches. As of August 31, 2024, $38,485 of the purchase price has been paid. The remaining amount was settled in November 2024. On December 8, 2025, entered into a Repurchase Agreement (the “Repurchase Agreement”) with Anyone Pictures Limited (the “Stockholder”), pursuant to which the Company agreed to repurchase from the Stockholder 3,750,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for an aggregate purchase price of $675,000 USD (the “Purchase Price”), or approximately $0.00018 per share. All share amounts are presented on a before reverse-split basis ( the common stock 1-for-2,000 reverse stock split effective December 18, 2025).

Effective date	(a) Total number of shares (or units) purchased	(b) Average price paid per share (or unit)	(c) Total number of shares (or units) purchased as part of publicly announced plans or programs	(d) Maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs
August 26, 2024	50,699,000	$0.001	—	—
December 8, 2025	3,750,000,000	$0.00018	—	—
Total	3,800,699,000	$0.00019	—	—

The Company has no publicly announced plan or program for the purchase of shares.

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Securities Authorized for Issuance under Equity Compensation Plans

We have adopted the 2026 Equity Incentive Plan as described above in “Management—Adoption of 2026 Equity Incentive Plan.” As of the date of this prospectus, 10,000,000 shares of common stock are reserved for issuance under the 2026 Plan.

As of March 1, 2026, the following equity awards had been approved under the 2026 Plan but had not yet been formally granted or assigned exercise prices:

▪  2,000,000 stock options to Ahmad Moradi (Chief Executive Officer)

▪  1,500,000 stock options to Chiyuan Deng (President)

No other awards have been granted under the 2026 Plan as of the date of this prospectus.

Unregistered Sales of Equity Securities

The following sets forth information regarding unregistered sales of our equity securities during the year ended August 31, 2025, the three months ended November 30, 2025, and through the date of this prospectus. All share amounts are presented on a post-split basis (adjusted for the 1-for-2,000 reverse stock split effective December 18, 2025).

Year Ended August 31, 2025

▪  On February 21, 2025, we issued 1,000,000 shares of common stock to Anyone Pictures Limited (a related party and major stockholder) for gross cash proceeds of $300,000 ($0.30 per post-split share) pursuant to a stock purchase agreement.

▪  On March 14, 2025, we issued 1,000,000 shares of common stock to Chiyuan Deng (our Chief Executive Officer and controlling stockholder) valued at $0.40 per post-split share (total $400,000) as compensation for services.

▪  On May 15, 2025, we issued 875,000 shares of common stock to Anyone Pictures Limited for gross cash proceeds of $350,000 ($0.40 per post-split share) pursuant to a stock purchase agreement.

Three Months Ended November 30, 2025

▪  On October 1, 2025, we issued an aggregate of 45,000 shares of restricted common stock to three independent third-party consultants as partial compensation for business development services pursuant to consulting agreements.

After Ended November 30, 2025 to Present

▪  On January 14, 2026, the 658,000 RESTRICTED SHARES issued to five investors.

▪  On January 28, 2026, the 21,844 RESTRICTED SHARES issued to investment bank for payment of financing commission.

▪  On February 1, 2026, the 15,000 RESTRICTED SHARES issued to three consultants for payment of services fee.

▪  On February 5, 2026, the 235,000 RESTRICTED SHARES issued to two investors, the 17,213 RESTRICTED SHARES issued to investment bank for payment of financing commission.

▪  March 1, 2026, the 15,000 RESTRICTED SHARES issued to three consultants for payment of services fee, the 888,888 RESTRICTED SHARES issued to two executives for payment of their compensation.

All of the foregoing issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. The recipients represented that they were acquiring the securities for investment purposes only and not with a view to distribution. No general solicitation or advertising was used, and appropriate restrictive legends were placed on the securities. No other unregistered sales of equity securities occurred during these periods or through the date of this prospectus that are required to be disclosed under Item 701 of Regulation S-K.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to finance the operation and expansion of our business, including funding the development and commercialization of our ufilm AI IP, acquiring or licensing additional content rights, supporting operations at our Mt. Kisco Theatre, addressing our working capital deficit, and servicing or repaying outstanding indebtedness (including convertible promissory notes with restrictive covenants that may prohibit or limit dividend payments). We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Any future determination to declare and pay dividends will be made at the sole discretion of our board of directors and will depend on a number of factors, including:

  our results of operations and financial condition;
  our capital requirements and liquidity position, including our ongoing need for working capital and funds to support growth initiatives in AI content generation and IP monetization;
  contractual restrictions and covenants in our existing and future indebtedness, including those in our convertible promissory notes that may restrict or prohibit dividend payments without lender consent;
  general economic and business conditions;
  applicable legal requirements under Nevada law; and
  other factors that our board of directors may deem relevant.

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In addition, our ability to pay dividends may be further limited by the terms of any future debt or equity financings we undertake, including potential senior securities that could have dividend preferences over our common stock.

Please see “Risk Factors”—We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell our common stock for a price greater than that which you paid for it” for additional discussion of the risks associated with the absence of dividends.

As a result, investors in this offering should not expect to receive any cash dividends in the near term and may only realize a return on their investment through appreciation in the market price of our common stock, if any, or by selling their shares at a price higher than their purchase price.

DILUTION

The sale of our common stock to the Selling Stockholder pursuant to the Purchase Agreement (including any Purchase Shares and Commitment Shares) will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we sell shares to the Selling Stockholder, the more shares of our common stock we will have to issue to the Selling Stockholder pursuant to the Purchase Agreement, and our existing stockholders would experience greater dilution.

If we sell shares to Monroe Capital at lower prices, the number of shares issued will be higher to achieve the same dollar proceeds, resulting in greater dilution to existing stockholders.

The following table illustrates the potential dilution to new investors purchasing shares from the Selling Stockholder in this offering, based on the maximum number of shares being registered (10,100,000 shares) and assuming all such shares are issued to Monroe Capital under the Purchase Agreement. This illustration uses our net tangible book value as of November 30, 2025 (derived from the unaudited consolidated financial statements incorporated by reference herein), and assumes an illustrative average issuance price of $[0.20]  per share for the registered shares (which is the last reported sale price on February [18], 2026, to demonstrate potential dilution at a lower price level).

Assumed offering price per share		$0.20
Historical net tangible book value per share as of November 30, 2025	$(0.50)
Increase per share attributable to this offering	$0.49

As adjusted net tangible book value per share after this offering		$(0.01)

Dilution per share to new investors		$0.21

The foregoing discussion and tables assume no exercise of outstanding stock options, warrants or conversion of convertible securities and no issuance of additional shares of common stock after November 30, 2025, other than in this offering. The number of shares of our common stock to be outstanding after this offering is based on 4,061,107 shares outstanding as of November 30, 2025, and excludes:

•	100,000 shares of common stock issuable upon conversion of our outstanding shares of Series A preferred stock (which has super-voting rights equivalent to 51% of the total voting power);
•	approximately 3.4 million post-split warrants outstanding as of November 30, 2025, with exercise prices as low as approximately $0.8 per share;
•	10,000,000 shares of common stock reserved for issuance under our 2026 Equity Incentive Plan, of which 3,500,000 stock options have been approved but not yet formally granted or assigned exercise prices (2,000,000 to Ahmad Moradi and 1,500,000 to Chiyuan Deng) (see “Executive Compensation” and “Securities Authorized for Issuance under Equity Compensation Plans”).
•	shares of common stock issuable upon conversion of our outstanding convertible promissory notes (which include discounted conversion features that could result in significant additional dilution upon conversion).

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To the extent that any of these outstanding warrants are exercised, convertible notes are converted, or new awards are granted under our equity incentive plans and subsequently exercised or settled, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by Monroe Street Capital Partners, LP (“Monroe Capital” or the “Selling Stockholder”) of any or all of the up to 10,100,000 shares of our common stock that have been or may be issued by us to Monroe Capital under the Purchase Agreement, consisting of up to 10,000,000 Purchase Shares and up to 100,000 Commitment Shares issuable as payment of the facility fee. All such shares of common stock that are being registered under the Securities Act for resale by the Selling Stockholder in this offering are expected to be freely tradable. The resale by the Selling Stockholder of a significant number of shares of our common stock that are registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. We are filing the registration statement of which this prospectus forms a part to satisfy our registration rights obligations under the Purchase Agreement.

Sales of Purchase Shares, if any, to Monroe Capital under the Purchase Agreement will depend upon market conditions, the trading price of our common stock, determinations by us as to the appropriate sources of funding for our operations, and other factors to be determined by us. We may ultimately decide to sell to Monroe Capital all, some, or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell Purchase Shares or issue Commitment Shares to Monroe Capital, Monroe Capital may resell all, some, or none of those shares at any time or from time to time in its discretion, and such resales may be at different prices. As a result, investors who purchase shares of our common stock from Monroe Capital in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of our common stock they purchase from Monroe Capital as a result of future sales made by us to Monroe Capital at prices lower than the prices such investors paid for their shares of our common stock in this offering. In addition, if we sell a substantial number of shares to Monroe Capital, or if investors expect that we will do so, the actual sales of those shares, or the mere existence of our arrangement with Monroe Capital, may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Purchase Agreement provides that we may sell up to an aggregate of $30,000,000 of Purchase Shares to Monroe Capital, only 10,100,000 shares of our common stock are being registered for resale under this prospectus (representing up to 10,000,000 Purchase Shares plus up to 100,000 Commitment Shares). If we elect to sell to Monroe Capital the maximum number of Purchase Shares registered hereunder, the actual gross proceeds may be substantially less than the $30,000,000 total commitment, depending on the market prices of our common stock during each applicable Valuation Period. The number of shares of our common stock ultimately offered for resale by Monroe Capital under this prospectus is dependent upon the number of Purchase Shares we ultimately sell to Monroe Capital under the Purchase Agreement and the number of Commitment Shares issued.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may from time to time offer for resale under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder and reflects its holdings as of March 23, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer for resale under this prospectus, consisting of Purchase Shares and potential Commitment Shares issuable under the Purchase Agreement. The Selling Stockholder may sell some, all or none of the shares it receives. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our common stock with respect to which the Selling Stockholder has voting and investment power.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering (2)	Percent (3)
Monroe Street Capital Partners, LP	*	10,100,000	0	Less than 1%

(1) Represents the maximum number of shares of common stock that the Selling Stockholder may offer for resale under this prospectus, consisting of up to 10,000,000 Purchase Shares and up to 100,000 Commitment Shares issuable under the Purchase Agreement. The amounts set forth in this column do not reflect the application of the 4.99% Beneficial Ownership Limitation.

(2) Assumes the issuance and sale (or resale) of all shares of our common stock being offered for resale pursuant to this prospectus.

(3) Applicable percentage ownership is based on approximately 5,052,186 shares of our common stock outstanding as of March 23, 2026. Monroe Street Capital Partners, LP is a Delaware limited partnership. Brian Goldberg is the Authorized Signatory of Monroe Street Capital Partners, LP and has voting control and investment discretion over the securities held by Monroe Street Capital Partners, LP.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Results of Operations for the Years Ended August 31, 2025 and 2024

Revenues

Our total revenue reported for the years ended August 31, 2025 and 2024 was $6,368,563 and $3,300,467, respectively.

The revenue for the year ended August 31, 2025, was mainly attributable to the license fee received in connection with the licensing of our NFT MMM platform, broadcasting and download, movie copyrights sales to the related and third parties, fees charged for embedded marketing service, advertising services as well as the revenue generated from movie tickets and food and beverage sales from our operated movie theatre, consulting service fees, in connection with the AI-based solutions and project oversight services that improve short drama market accuracy, personalization, and advertising monetization. On the other hand, the revenue for the year ended August 31, 2024, was mainly attributable to the license fee received in connection with the licensing of our NFT MMM platform, movie copyrights sales to two third parties and one related party, fees charged for embedded marketing service, consulting service fees in connection with the sales of the software-in-progress and restructuring of a company as well as the revenue generated from movie tickets and food and beverage sales from our operated movie theatre. The increase in revenue was mainly due to the combined impact of: (i) the increase in sales of copyrights and broadcast rights and embedded marketing service during the year ended August 31, 2025 as compared to the year ended August 31, 2024; and (ii) the increase in type of services provided to the licensing for broadcasting and download during the year ended August 31, 2025.

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Operation of our movie theatre started in October of 2022. For the year ended August 31, 2025, we generated total revenue of $ 291,060, including $187,620 from ticket sales, $78,512 from food and beverage sales, and $24,928 from the advertisements compared with revenue of $432,012, including $276,428 from ticket sales, $128,512 from food and beverage sales, and $27,072 from the advertisements for the year ended August 31, 2024. The decrease in revenue was mainly due to less renowned and popular movies on screen compared to the corresponding period in 2024.

We anticipate an increase in revenue in the future by selling movie and TV drama copyrights and broadcast rights, providing embedded marketing services, license for broadcasting and download generating movie tickets and related revenues from our Mt. Kisco movie theatre in New York.

Operating Costs and Expenses

Operating costs and expenses were $4,487,513 for the year ended August 31, 2025, as compared to $2,813,563 for the year ended August 31, 2024. Our operating costs and expenses for the year ended August 31, 2025 consisted of theatre operating costs of $155,097, amortization expenses of $1,557,653, costs of copyrights sold of $1,644,893, general and administrative expenses of $630,870 and related party salary and wages of $499,000. In contrast, our operating costs and expenses for the year ended August 31, 2024 consisted of theatre operating costs of $189,500, amortization expenses of $1,660,459, costs of copyrights sold of $119,517, general and administrative expenses of $829,038 and related party salary and wages of $15,049.

We experienced a decrease in theatre operating costs in fiscal 2025 as compared to fiscal 2024, mainly due to the decrease in admission revenues and the decrease in movie exhibition costs as a percentage of admission revenue.

We experienced a decrease in amortization expenses in fiscal 2025 as compared to fiscal 2024, mainly due to the having more fully amortized intangible assets for the year ended August 31, 2025.

The costs of copyrights sold for the fiscal 2025 represented the remaining costs of the 12 globally exclusive offline copyrights, with the exception of mainland China and 7 Mainland China exclusive broadcast rights when they were sold. The costs of copyrights sold for the fiscal 2024 represented the remaining costs of the 2 mainland China copyrights when they were sold.

We experienced a decrease in general and administrative expenses in fiscal 2025 as compared to fiscal 2024, mainly as a result of decreased professional fees, travel expenses, lease expenses, and cleaning expenses for the year ended August 31, 2025 in contrast to the year ended August 31, 2024.

We experienced an increase in related party salary and wages in fiscal 2025 as compared to fiscal 2024, mainly due to the one-off compensation of $99,000 and bonus compensation of $400,000 paid by shares to the Chief Executive Officer. During the year ended August 31, 2025, the Company incurred total compensation of $499,000 for the Chief Executive Officer. During the year ended August 31, 2024, the Company incurred total compensation of $15,049 for the Chief Executive Officer.

We anticipate our operating expenses will increase as we undertake our plan of operations, including the streamline of costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC. These costs may increase our operational costs in fiscal 2025 at various levels of operation.

Other Expense/ Other Income

We had other expense of $425,602 for the year ended August 31, 2025, as compared with other income of $55,427 for the year ended August 31, 2024. Our other expense for fiscal 2025 was the net amount of the other income, the interest expense – related parties and the loss on change in fair value of warrant liabilities. Our other income for fiscal 2024 was the net amount of the other income generated from the sales of software in progress, bank interest income, and the interest expense – related party.

Net Income

We incurred a net income of $1,455,448 for the year ended August 31, 2025, as compared with a net income of $542,331 for the year ended August 31, 2024.

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Results of Operations for the Three Months Ended November 30, 2025 and 2024

Revenues

Our total revenue reported for the three months ended November 30, 2025 and 2024 was $1,523,129 and $626,350, respectively.

The revenue for the three months ended November 30, 2025, was mainly attributable to the license fee received in connection with the licensing of our NFT MMM platform, broadcasting and download, fees charged for embedded marketing service, advertising services as well as the revenue generated from movie tickets and food and beverage sales from our operated movie theatre, consulting service fees, in connection with the AI-based solutions and project oversight services that improve short drama market accuracy, personalization, and advertising monetization. On the other hand, the revenue for the three months ended November 30, 2024, was mainly attributable to the license fee received in connection with the licensing of our NFT MMM platform, movie copyrights sales, fees charged for embedded marketing service, advertising services as well as the revenue generated from movie tickets and food and beverage sales from our operated movie theatre. The increase in revenue was mainly due to the combined impact of: (i) the increase in embedded marketing service and consulting service fees during the three months ended November 30, 2025 as compared to the three months ended November 30, 2024; and (ii) the increase in type of services provided to the licensing for broadcasting and download during the three months ended November 30, 2025 as compared to the corresponding period in 2024; (iii) the decrease in licensing of our NFT MMM platform  , movie copyrights sales and revenue generated from movie tickets and food and beverage sales from our operated movie theatre.

Operation of our movie theatre started in October of 2022. For the three months ended November 30, 2025, we generated total revenue of $37,409, including $23,664 from ticket sales, $12,853 from food and beverage sales, and $892 from the advertisements compared with revenue of $78,150, including $49,501 from ticket sales, $23,934 from food and beverage sales, and $4,715 from the advertisements for the three months ended November 30, 2024. The decrease in revenue was mainly due to less renowned and popular movies on screen compared to the corresponding period in 2024.

We anticipate an increase in revenue in the future by providing embedded marketing services, license for broadcasting and download generating movie tickets and related revenues from our Mt. Kisco movie theatre in New York.

Operating Costs and Expenses

Operating costs and expenses were $1,126,151 for the three months ended November 30, 2025, as compared to $679,091 for the three months ended November 30, 2024. Our operating costs and expenses for the three months ended November 30, 2025 consisted of theatre operating costs of $21,356, amortization expenses of $918,781 and general and administrative expenses of $186,014. In contrast, our operating costs and expenses for the three months ended November 30, 2024 consisted of theatre operating costs of $44,960, amortization expenses of $154,722, costs of copyrights sold of $279,884, general and administrative expenses of $199,525.

We experienced a decrease in theatre operating costs in the three months ended November 30, 2025 as compared to the corresponding period in 2024, mainly due to the decrease in admission revenues and the decrease in movie exhibition costs as a percentage of admission revenue. The theatre operating costs decreased to $21,356 for the three months ended November 30, 2025 from $44,960 for the three months ended November 30, 2024.

We experienced an increase in amortization expenses for the three months ended November 30, 2025 as compared to the corresponding period in 2024, mainly due to the having more newly acquired intangible assets for the three months ended November 30, 2025 and in the later of year ended August 31, 2025.

The costs of copyrights sold for the three months ended November 30, 2025 was nil. The costs of copyrights sold for the three months ended November 30, 2024 represented the remaining costs of the 2 globally exclusive offline copyrights, with the exception of mainland China and 1 Mainland China exclusive broadcast rights when they were sold.

We experienced a decrease in general and administrative expenses for the three months ended November 30, 2025 as compared to the corresponding period in 2024, mainly as a result of decreased travel expenses, and salary expenses for the three months ended November 30, 2025 in contrast to the corresponding period in 2024.

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We anticipate our operating expenses will increase as we undertake our plan of operations, including the streamline of costs associated with marketing, personnel, and other general and administrative expenses, along with increased professional fees associated with SEC. These costs may increase our operational costs in fiscal 2026 at various levels of operation.

Other Expense/ Other Income

We had other expense of $34,078 for the three months ended November 30, 2025, as compared with other income of $2,705 for the corresponding period in 2024. Our other expense for the three months ended November 30, 2025 was the net amount of the interest expense – related parties and the loss on change in fair value of warrant liabilities. Our other income for the three months ended November 30, 2024 was the net amount of the other income generated from the advertising agency services and the interest expense – related party.

Net Income/ Net Loss

We incurred a net income of $362,900 for the three months ended November 30, 2025, as compared with a net loss of $ 50,036 for the three months ended November 30, 2024.

Liquidity and Capital Resources

As of November 30, 2025, we had $109,416 in current assets consisting of cash, prepaid expenses, and accounts receivable. Our total current liabilities as of November 30, 2025 were $2,691,640. As a result, we have a working capital deficit of $2,582,224 as of November 30, 2025 as compared with a working capital deficit of $3,250,026 as of August 31, 2025.

Operating activities generated $769,846 in cash for the three months ended November 30, 2025, as compared with $241,109 generated in cash for the three months ended November 30, 2024.

Our positive operating cash flow for the three months ended November 30, 2025 was mainly the result of the cash generated in net income combined with the amortization of intangible assets and decrease in accounts receivable offset by cash used in the purchase of intangible assets and decrease in accounts payable and accrued liabilities.

Our positive operating cash flow for the three months ended November 30, 2024 was mainly the result of our net loss combined with the operating changes in the purchase of movie and TV series broadcast right and copyright, and purchase deposit, offset by the amortization of intangible assets, sales of copyrights, the decrease in accounts receivable, and the increase in accounts payable and accrued liabilities.

Investing activities was $Nil for the three months ended November 30, 2025 and 2024, respectively.

Financing activities used $771,771 for the three months ended November 30, 2025, as compared with $38,813 used by financing activities for the three months ended November 30, 2024. Our negative financing cash flow for the three months ended November 30, 2025 was due to the settlement of loans due to two related parties. Our negative financing cash flow for the three months ended November 30, 2024 was due to the settlement of loans due to a related party.

Going Concern

Our consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As of November 30, 2025, the Company had limited cash, an accumulated deficit of approximately $10.0 million and a working capital deficit of approximately $2.6 million. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders or external financing and achieving operating profits. These factors, among others, raise the substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

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The future operations of the Company depend on its ability to realize forecasted revenues, achieve profitable operations, and depend on whether or not the Company could obtain continued financial support from its stockholders or external financing. Management believes the existing stockholders will continue to provide additional cash to meet the Company’s obligations as they become due. The Company also intends to fund operations through cash flow generated from the operations, including the expected copyrights sales and other revenue streams, equity financing, debt borrowings, and additional equity financing from outside investors, to ensure sufficient working capital. However, no assurance can be given that additional financing, if required, would be available on favorable terms or at all. If we are not able to secure additional funding, the implementation of our business plan will be impaired.

Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Off Balance Sheet Arrangements

As of November 30, 2025, there were no off-balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. For a full description of our critical accounting policies, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our 2025 Form 10-K. While there have been no material changes to our critical accounting policies, or the methodologies or assumptions we apply under them, we continue to monitor such methodologies and assumptions.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

BUSINESS

Company Overview

AI Era Corp. (formerly known as AB International Group Corp.), a Nevada corporation (the “Company,” “we,” “us,” or “our”), is an intellectual property (“IP”) investment, acquisition, and licensing company focused primarily on the entertainment media sector. Our core business centers on acquiring, developing, and monetizing copyrights and broadcast rights for movies, television series, and short-form drama series. We generate revenue primarily through direct sales of copyrights, licensing arrangements (including broadcast and download rights on third-party platforms), embedded marketing services that integrate advertisements into media content, and consulting services related to AI-based solutions, project oversight, and short-drama platform enhancement. In addition to our IP activities, we operate a physical movie theater in Mt. Kisco, New York, which contributes revenue through ticket sales, food and beverage concessions, and on-screen advertising.

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To date, our Copyrights and Licensing (IP) segment has been the primary driver of revenue, generating $6.08  million in FY2025 (a 112% year-over-year increase). We acquire global rights (often excluding Mainland China) or region-specific copyrights and broadcast rights for films, television dramas, and short-form series, which we then monetize through the channels described above. Our Cinema segment contributed  $291,060. Cinema segment consists of the Mt. Kisco Theatre, a leased facility of approximately 8,375 square feet with five screens, where we earn revenue from admissions, concessions, and advertising. In Q1 FY2026, IP Segment contributed $1,485,720. The Cinema segment theater revenue was $37,409, reflecting steady contributions from ticket sales, food and beverage, and on-screen ads. We previously operated our own streaming platform under the brand ABQQ.tv, but sold that platform in January 2025. Since March 2025, we have transitioned to licensing our content through third-party platforms.

Recent corporate developments include a name change and reverse stock split that became effective on December 18, 2025, following FINRA approval. We changed our name from AB International Group Corp. to AI Era Corp. and implemented a 1-for-2,000 reverse stock split, reducing the number of outstanding common shares from approximately 8.12 billion to approximately 4.06 million (pre-offering).

In May 2025, we acquired rights to the ufilm AI-generated content creation, production synthesis, and release system intellectual property. The transaction was initially contemplated at $2 million but was later amended to $300,000 in cash on July 12, 2025. The asset was delivered on January 12, 2026, and achieved a targeted February 2026 licensing launch with the Uflix.ai platform, generating $280,427 in initial revenue in February 2026 through dual To C (consumer subscriptions) and To B (commercial API) models .

Core Operations: Copyrights and Licensing (IP) Segment

Our Copyrights and Licensing (IP) segment forms the cornerstone of our business and has driven the majority of our historical and recent revenue growth. In FY2025 (ended August 31, 2025), this segment generated $6.08 million in total revenue, reflecting a 112% year-over-year increase, recurring revenue from a combination of copyright sales, licensing agreements, embedded marketing integrations, and related consulting services. Within this total, direct copyright monetization contributed $2.48 million, while ancillary services (including licensing arrangements, embedded advertising and project-related consulting) contributed $3.60 million.

We focus on acquiring and managing a diversified portfolio of copyrights and broadcast rights, primarily for feature films, television series, and especially short-form drama series. Our strategy emphasizes global or region-specific rights (often excluding Mainland China to mitigate regulatory complexities), enabling monetization through multiple channels: direct sales of copyrights to distributors or platforms, licensing for broadcast, download, or streaming on third-party services, embedded marketing (seamlessly integrating brand advertisements into content), and AI-enhanced consulting for content optimization and platform improvements.

As of March 20, 2026, our persistent content library included a base of 10,577 short-form drama series  , providing a robust foundation for recurring royalties, licensing renewals, and data-driven services. This library positions us well in the rapidly expanding short-form drama market, which has seen explosive global growth. Our rights-cleared, high-quality short-form library supports both traditional licensing and emerging AI applications, creating sustainable recurring streams while reducing exposure to one-off sales volatility.

We continue to actively acquire additional titles to expand our library, targeting genres with strong audience demand (e.g., romance, urban fantasy, and thriller elements popular in short-form formats). This persistent inventory not only generates immediate revenue but also creates long-term value through perpetual licensing rights, cross-promotion with our cinema operations, and feedstock for our AI-driven initiatives (detailed in the Strategic Expansion subsection). While the segment benefits from low variable costs post-acquisition and high scalability via digital distribution, it remains subject to competitive pressures, piracy risks, platform algorithm changes, and evolving consumer preferences toward short-form and AI-enhanced content.

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Cinema Segment: Mt. Kisco Theatre

Our Mt. Kisco Theatre, operated through our wholly-owned subsidiary AB Cinemas NY, Inc., serves as a key physical asset and community anchor in Mount Kisco, New York, providing a stable, recurring revenue stream while creating synergies with our core IP licensing and AI initiatives. The theater, located at 144 Main Street in an approximately 8,375 square foot leased facility with five screens and roughly 466 seats, reopened under our management in late 2022 following its permanent closure by the previous operator (Bow-Tie Cinemas) in March 2020 due to the COVID-19 pandemic.

In FY2025 (ended August 31, 2025), the Cinema segment contributed $0.29 million to total revenue, primarily from ticket admissions, food and beverage concessions, and on-screen advertising. This represented a meaningful portion of our overall operations and demonstrated resilience in a post-pandemic environment where many independent theaters continue to face challenges. More recently, in Q1 FY2026 (three months ended November 30, 2025), the segment generated $37,409 in revenue, compared to $78,150 in the prior-year period—reflecting typical seasonal fluctuations, ongoing recovery in attendance, and our focus on cost management amid inflationary pressures on film licensing and operations. We anticipate gradual revenue growth through strategies such as screening popular first-run films, hosting special events, expanding concessions offerings, and increasing on-screen ad inventory.

The theater’s historical significance adds to its community value: originally opened on December 21, 1962, as a replacement for a fire-destroyed local cinema, it evolved from a single-screen venue to a five-screen multiplex over the decades under operators including Lesser Theaters, Clearview Cinemas, and Bow-Tie Cinemas. After the pandemic-forced closure, we signed the lease in October 2021 and relaunched operations in October 2022 (with a soft opening followed by full programming), rebranding it as AB Cinemas (now aligned with our corporate identity as AI Era Corp.). Current operations include standard moviegoing amenities, with showtimes available via our website (abcinemasny.com), and the venue remains fully active as of early 2026, featuring recent films and community-oriented programming.

This segment provides several strategic advantages:

  Stable Cash Flow: Unlike more volatile digital licensing, the physical theater delivers predictable weekly revenue from admissions and high-margin concessions (typically 70-80% gross margins on food/beverage).
  IP Synergies: We leverage our owned copyrights for occasional special screenings, promotions, or embedded marketing opportunities, cross-promoting our short-form dramas and AI-enhanced content to local audiences.
  Community and Brand Building: The theater fosters local engagement, enhances our visibility in the New York media market, and serves as a testing ground for potential AI integrations (e.g., personalized recommendations, dynamic pricing tools, or ad-insertion tech).
  Advertising Revenue: On-screen ads and lobby promotions offer additional high-margin income, with potential for growth through partnerships tied to our embedded marketing expertise.

Despite these strengths, the segment faces ongoing risks typical of the exhibition industry, including competition from streaming services and home entertainment, fluctuating film release slates, rising operating costs (rent, utilities, film licensing fees), potential labor or union issues, and vulnerability to economic downturns affecting discretionary spending. Attendance can also be impacted by seasonal factors, weather, or public health events. We mitigate these through active programming, cost controls, and diversification via our IP and AI segments.

Strategic Expansion: AI-Driven Licensing Initiatives

We are strategically expanding our IP monetization into AI-integrated models, leveraging our extensive content library to capitalize on the rapidly growing AI in media and entertainment market. Industry reports estimate the global AI in media & entertainment market at approximately $24–$34 billion in 2025 (with figures ranging from $24.03 billion per Straits Research to $33.68 billion per Grand View Research), projected to grow at CAGRs of 22–26% through 2030–2033, reaching $99–$166 billion by the early 2030s  . These initiatives create high-margin synergies with our core operations by providing rights-cleared, high-quality data and tools for AI applications in content creation, personalization, and training—addressing key industry needs while diversifying revenue beyond traditional licensing.

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ufilm AI IP Licensing (Uflix PaaS Platform):

The ufilm AI ecosystem enables efficient, AI-driven script generation and production synthesis tailored for mass-market storytelling, such as generating full 100-episode short drama scripts in approximately 30 minutes. Following delivery of the IP on January 12, 2026, we achieved our targeted February 2026 launch with the client Uflix.ai platform, generating $280,427 in initial revenue in February through licensing fee . Key ecosystem features include multi-language script support, embedded ad/brand integration, and seamless distribution capabilities for over 10,000 imported short drama series. This fosters efficient collaboration between human creators and AI models, positioning us as a hybrid leader combining our content library, physical cinemas, and AI tools. The platform adopts a script-first approach optimized for short video platforms, multimedia applications, and streaming services, designed to drive scalable revenue through user-friendly workflows and monetization flexibility.

Short Drama AI Training Licensing:

In a novel extension of our IP strategy, we are developing a licensing business that supplies our short-form drama library as high-quality, rights-cleared training data for AI models—particularly Agentic AI systems focused on autonomous narrative generation, optimization, and content creation. As of November 30, 2025, our library base included 4,577 series; March 20, 2026, we are actively scaling to 10577 series   (representing approximately 2 million minutes of total content length) by February 2026 through targeted acquisitions of additional high-demand titles. This non-exclusive licensing model uses an annual fee benchmark of $3 to $4 per minute, enabling continuous, ongoing supply to support large-scale model training and iterative learning. Post-November 30, 2025, we authorized pilot programs (set to launch in Q2 FY2026), which recognized $877,319  in upfront fees tied to initial library commitments (covering 2 million minutes).   The model is designed to generate recurring revenue through contract renewals, expanded usage, and ongoing content additions—directly synergizing with our core IP operations by transforming our persistent library into a high-margin, scalable asset. This initiative meets the growing demand for ethically sourced, legally compliant training data in AI development, helping mitigate risks associated with unlicensed datasets while diversifying our revenue streams beyond conventional copyright sales.

Our AI expansions, including ufilm licensing and short drama training pilots, remain in early stages but have demonstrated initial traction with $1,157,746  in post-period authorized revenue ($280,427 from ufilm + $877,319  from pilots), building on our FY2025 recurring revenue base.   These developments support our anticipated growth in AI-driven monetization, though success is subject to risks such as technological integration challenges, market adoption uncertainties, evolving legal and regulatory requirements (including the EU AI Act), dependency on non-recurring fees, and competition in the AI and media sectors (see “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”). We intend to use a portion of the net proceeds from this offering to support library expansion, platform enhancements, compliance efforts, and commercialization acceleration.

Competition

We operate in highly competitive industries, including movie exhibition, content licensing and distribution, and emerging AI-driven media technologies, where larger, better-resourced competitors may have significant advantages.

The media, entertainment, and technology sectors are intensely competitive, characterized by rapid technological change, evolving consumer preferences, and frequent new entrants. Our ability to attract patrons, secure content rights, license IP, and monetize through AI initiatives depends on our competitive positioning, which may be challenged by companies with greater scale, financial resources, brand recognition, distribution networks, or technological capabilities.

Cinema Segment (Mt. Kisco Theatre):

We face competition from a variety of entertainment options in the local and regional markets around Mount Kisco, New York. These include other movie theaters (both independent and chains such as AMC, Regal, and Cinemark), streaming services (e.g., Netflix, Disney+, Amazon Prime Video), home entertainment systems, live events, and alternative leisure activities. Competition for patrons is particularly intense in attracting discretionary spending on out-of-home entertainment, where factors such as film selection, ticket pricing, concessions quality, theater amenities (e.g., reclining seats, premium formats), and overall experience influence consumer choice. We also compete for first-run film licensing with larger exhibitors that may have stronger relationships with major studios or greater bargaining power for favorable terms. Additionally, the ongoing shift toward at-home viewing, accelerated by the COVID-19 pandemic and sustained by technological advancements in streaming, has reduced overall theater attendance industry-wide and poses a long-term threat to our admissions revenue. While our local community focus, unique programming, and synergies with owned IP provide some differentiation, we may not be able to compete effectively if larger competitors offer superior facilities, broader film slates, or aggressive promotions.

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Copyrights and Licensing (IP) Segment:

In content acquisition and monetization, we compete with major studios (e.g., Disney, Warner Bros., Universal), streaming platforms (e.g., Netflix, Amazon MGM Studios, Apple TV+), independent distributors, and aggregators for attractive movie, television, and short-form drama rights. These competitors often have substantially greater financial resources, established relationships with content creators, and global distribution capabilities, which enable them to outbid us for high-profile titles or secure exclusive deals. The short-form drama market, a key focus area, is particularly competitive, with platforms like ReelShort, DramaBox, and FlexTV (many backed by significant capital) aggressively acquiring and producing similar content. Piracy and unauthorized distribution further erode value by reducing demand for licensed content. Since transitioning to third-party platforms in March 2025 following the ABQQ.tv sale, we have limited control over visibility, algorithmic promotion, or contract terms, increasing dependence on these partners while competing against their in-house or preferred content. Our embedded marketing and consulting services also face competition from specialized ad-tech firms and agencies offering similar integration capabilities.

AI-Driven Licensing Initiatives:

Our emerging AI businesses, including ufilm IP licensing via Uflix.ai and short drama library training data licensing, operate in nascent but rapidly evolving markets dominated by large technology companies (e.g., OpenAI, Google DeepMind, Meta AI), specialized AI media firms, and entertainment conglomerates investing in generative tools. Competitors may offer more advanced AI models, larger datasets, or integrated ecosystems that attract users, partners, and training clients faster. Market adoption of AI-generated content remains uncertain, with potential resistance from audiences, creators, unions (e.g., SAG-AFTRA concerns over job displacement), and regulators. We seek to differentiate through our rights-cleared short-form library, hybrid human-AI workflows, and synergies with physical cinema and traditional licensing, but our smaller scale, limited operating history in AI, and early-stage status place us at a competitive disadvantage against well-funded incumbents.

Failure to compete effectively across these areas—due to inability to acquire premium content, attract patrons, secure platform partnerships, achieve AI adoption, or manage costs—could materially adversely affect our revenue, market share, growth prospects, and financial condition.

Intellectual Property

Intellectual property forms the core of our business and is critical to our competitive position, revenue generation, and long-term growth strategy. Our portfolio primarily consists of copyrights and broadcast rights to movies, television series, and short-form drama content, as well as proprietary technology related to AI-driven content creation and production. We believe our rights-cleared content library and emerging AI capabilities provide meaningful differentiation in the media and entertainment industry.

Copyrights and Broadcast Rights

We acquire copyrights and associated broadcast rights through direct purchases, licensing agreements, and other transactions with content owners, producers, and distributors. As of March 20, 2026, our portfolio included rights to 19 feature films, various episodes of television dramas and sitcoms, and a base library of 10,577 short-form drama series.   We typically seek global rights (excluding Mainland China in many cases to avoid regulatory complexities) or region-specific rights that allow us to monetize through sales, licensing (broadcast, download, streaming), embedded marketing, and consulting services. Copyright ownership in the United States generally lasts for the life of the author plus 70 years (or 95/120 years for works made for hire), providing long-duration protection for our acquired content. We register key works with the U.S. Copyright Office where registration provides strategic benefits, such as eligibility for statutory damages and attorney’s fees in infringement actions

AI-Related Intellectual Property

In May 2025, we acquired the ufilm AI-generated content creation, production synthesis, and release system intellectual property (amended July 12, 2025, for $300,000 cash; delivered January 12, 2026). This proprietary system enables automated script generation, production synthesis, and release workflows tailored for short-form and serialized content. We treat the ufilm technology as a trade secret and proprietary asset, protected through confidentiality agreements, limited access controls, and internal security measures. We do not currently hold patents on this system but rely on trade secret protection, contractual restrictions, and the inherent complexity of the technology to deter reverse engineering or unauthorized use. We also license our short-form drama library (scaling toward 10,000 series) as rights-cleared training data for third-party AI models under non-exclusive agreements, with safeguards to maintain ownership and control over the underlying copyrights.

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Protection and Enforcement

We protect our intellectual property through a combination of copyright registrations (where applicable), trade secret safeguards, confidentiality and non-disclosure agreements with employees, contractors, partners, and licensees, and contractual provisions requiring assignment of rights developed in the course of engagements. We monitor the marketplace for unauthorized use of our content and take enforcement actions as appropriate, including cease-and-desist letters, DMCA takedown notices, and litigation when necessary. However, enforcement can be costly and time-consuming, particularly in international markets or against online piracy platforms.

Risks Related to Intellectual Property

Our business depends heavily on the validity, enforceability, and continued protection of our IP rights. We face risks of third-party claims alleging infringement, misappropriation, or unauthorized use—particularly in the AI space, where training data sources, output similarities to existing works, or use of copyrighted material in generative processes have led to significant litigation in the industry. We also face risks related to the evolving legal landscape for AI-generated content, including uncertainty over ownership of outputs, potential challenges to training on copyrighted works, and compliance with emerging regulations (see “Risk Factors—Evolving AI-Related Legal and Regulatory Requirements Expose Us to Significant Compliance Costs and Liability Risks”). Loss, invalidation, or inability to enforce our IP rights, or successful third-party claims against us, could materially adversely affect our ability to monetize our portfolio, generate revenue, and compete effectively.

Trademarks and Other Rights

We own or have applied for certain trademarks related to our brands, including “AI Era,” “Ufilm.ai,” and related logos or service marks where appropriate. We intend to pursue additional trademark protection as our AI platforms and services expand. Domain names associated with our operations (e.g., ufilm.ai) are also maintained as part of our branding strategy.

This intellectual property portfolio underpins our ability to generate recurring revenue, differentiate our offerings, and pursue high-margin AI-driven opportunities. However, the value of our IP is subject to numerous risks, including those described in greater detail under “Risk Factors.”

Government Regulation

Our business is subject to extensive and evolving federal, state, local, and international laws and regulations across multiple jurisdictions, and changes in or failure to comply with these requirements could materially adversely affect our operations, financial condition, and results of operations. We operate in regulated industries involving movie exhibition, content acquisition and licensing, digital distribution, advertising, data privacy, and artificial intelligence technologies. Compliance requires significant resources, and non-compliance could result in fines, penalties, injunctions, operational restrictions, reputational harm, increased costs, or loss of business opportunities.

In our movie theater operations, the Mt. Kisco Theatre is subject to federal, state, and local regulations. These include Title III of the Americans with Disabilities Act, which requires accessible facilities, seating, restrooms, digital interfaces, and accommodations for patrons and employees with disabilities, with non-compliance potentially leading to private lawsuits, Department of Justice enforcement, fines, or costly modifications. Health and safety regulations encompass fire codes, building standards, food and beverage sanitation guidelines under the FDA and USDA for concessions, and occupational safety standards under OSHA. Labor and employment laws such as the Fair Labor Standards Act govern wages, overtime, and working conditions, while premises liability and insurance requirements address potential injuries or incidents on site, with risks of increased premiums or coverage gaps. Past COVID-19 restrictions demonstrated vulnerability to future public health mandates that could impose capacity limits, enhanced cleaning protocols, or temporary closures, disrupting operations and revenue.

Our intellectual property acquisition, licensing, and distribution activities are governed by the U.S. Copyright Act and international equivalents, requiring valid transfers of rights and avoidance of infringement claims that could result in litigation, damages, or loss of rights. Export controls administered by OFAC restrict dealings with certain countries or entities. Data privacy and consumer protection laws, including the California Consumer Privacy Act and the General Data Protection Regulation for international users, mandate consent, transparency, and security for user data in digital licensing or marketing activities, with violations potentially triggering substantial fines or class actions. Advertising and marketing practices are subject to Federal Trade Commission guidelines on truthful advertising, endorsement disclosures, and embedded ads, as well as state laws prohibiting deceptive practices.

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The use of AI for content generation, synthesis, and training data licensing through initiatives such as ufilm IP and short drama library licensing exposes us to emerging and rapidly evolving regulations. In the United States, there is no comprehensive federal AI law at present, but the Federal Trade Commission enforces against unfair or deceptive practices, including misleading AI claims, while proposed bills address transparency and algorithmic accountability. Copyright litigation risks arise if training involves protected works without permission, as highlighted by ongoing cases in the sector. State laws, such as California’s requirements for generative AI training data transparency, may impose additional obligations. Internationally, the EU AI Act features phased implementation, with transparency obligations for generative AI—including mandatory labeling of synthetic content—becoming effective for certain provisions around August 2026, and high-risk systems facing stricter requirements and fines up to 7% of global revenue. Labor and industry considerations include union agreements such as SAG-AFTRA provisions on AI consent and compensation, along with potential backlash over job displacement in creative industries. General concerns encompass data sourcing restrictions, bias and ethics issues, and liability for AI outputs.

We monitor regulatory developments and allocate resources for compliance, but new laws, interpretations, or enforcement actions could impose significant burdens.

Employees

We currently have 8 full-time employees as of the date of this prospectus. Our workforce consists primarily of personnel engaged in content acquisition and licensing, operations management for the Mt. Kisco Theatre, AI platform development and testing (including support for the ufilm system), administrative functions, and marketing/consulting activities. None of our employees are represented by labor unions or covered by collective bargaining agreements, and we consider our relations with our employees to be good.

We rely heavily on a small number of key personnel, including our executive officers and technical staff with expertise in media licensing, short-form content, AI technologies, and theater operations. The loss of services of any of our key employees, particularly our Chief Executive Officer, Ahmad Moradi, President Chiyuan Deng, or senior technical personnel involved in our AI initiatives, could disrupt our operations, delay development of our ufilm AI ecosystem and short drama training licensing business, impair our ability to execute our growth strategy, and materially adversely affect our business, financial condition, and results of operations.

We may need to hire additional employees in the future as our business expands, particularly in areas such as AI development, content acquisition, compliance, marketing, and platform support to scale our AI-driven licensing initiatives and manage increased library acquisitions. Competition for qualified personnel in the media, entertainment, and AI sectors is intense, and we may not be able to attract, retain, or motivate highly skilled individuals on acceptable terms, or at all. Our ability to hire and retain talent could be impacted by factors such as our limited operating history in AI, our small size relative to larger competitors, geographic location, compensation levels, equity incentives, and broader labor market conditions. Any failure to attract or retain necessary personnel could delay or prevent us from achieving our strategic objectives, including commercialization of our AI platforms and expansion of our content library, and could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We also engage independent contractors, consultants, and outsourced service providers for certain functions, including content sourcing, technical development, legal support, and theater maintenance. While this approach provides flexibility and cost efficiencies, it introduces risks related to control, quality, confidentiality, and potential misclassification under labor laws, which could result in regulatory scrutiny, penalties, or recharacterization of relationships.

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MANAGEMENT

Our current executive officers and director are as follows:

Name	Age	Position
Ahmad Moradi	70	Chief Executive Officer (Principal Executive Officer) effective March 1, 2026
Chiyuan Deng	62	President, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

Ahmad Moradi

Mr. Moradi was appointed Chief Executive Officer effective March 1, 2026. He has extensive experience in AI technologies, strategic partnerships, and business development in technology and media-related sectors. Over more than 25 years, Mr. Moradi has held leadership roles including Chairman, President, and/or CEO in the following entities:

▪  MAXWELL RAND (FL C Corp): Chairman, President, CEO (1996 MN – 2001 FL; Private, 100% owned by Mr. Moradi);

▪  G4 Inc. (FL C Corp): Chairman, President, CEO (1992; Private, 90% owned by Mr. Moradi);

▪  NETSTAIRS.COM, INC. (FL C Corp): Chairman, President, CEO (March 2005 – present; Private, 100% owned by Mr. Moradi);

▪  VYPA Corporation (FL C Corp): Chairman, Chief Science Officer (March 2005 – present; Private, approximately 650 shareholders);

▪  AITV Technologies INC. (Delaware C Corp): Chairman, Interim CEO, Treasurer, Secretary (February 2025 – present; Private, 5 stockholders);

▪  INVESTROOM.AI (FL C Corp): Chairman, President, CEO (2021 – present; Private, 100% owned by Mr. Moradi);

▪  WEBDOCTOR.AI (FL C Corp): Chairman, President, CEO (2018 – present; Private, 100% owned by Mr. Moradi);

▪  MAXWELL RAND of Puerto Rico Inc. (Puerto Rico): Chairman, President, CEO (2018 – present; Private, 100% owned by Mr. Moradi);

▪  NETSTAIRS INC. (Puerto Rico): Chairman, President, CEO (2018 – present; Private, 100% owned by Mr. Moradi); and

▪  METAXCHNAGE.AI INC. (FL C Corp): Chairman, President, CEO (2018 – present; 38% control, approximately 660 shareholders).

Mr. Moradi currently serves on boards and is engaged with a Nasdaq Private Market-listed company.

Chiyuan Deng

Mr. Deng is serving as our President, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director. He previously served as Chief Executive Officer until March 1, 2026. He is an investor, producer, and director of films, and creator of AI agent software. He has worked as Vice Chairman of the Guangdong Province Film and TV Production Industry Association and Vice Secretary General of the China City Image Project Advancement Committee. He has extensive investment and management experience in TMT (technology, media, telecommunications) including in the areas of corporate development and business investment activities. Mr. Deng graduated from Guangzhou Broadcast TV University in 1987.

Mr. Deng does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Other Significant Employees

Other than our executive officers, we do not currently have any significant employees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

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Family Relationships

None.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current executive officers, nominees for directors, or current directors have been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Audit Committee

The Board of Directors established an audit committee to assist the Board of Directors in the execution of its responsibilities. Our audit committee, under its charter, is to be comprised solely of non-employee, independent directors as defined by NYSE American market listing standards.

The Audit Committee was established in October of 2019. As of the year ended August 31, 2025, we only had two directors, which has effectively ceased the work of the Audit Committee.

For the fiscal year ended August 31, 2025, the Audit Committee did not complete its tasks due to the lack of membership on the committee. Instead, one director resigned on October 28, 2025 and the sole member of the board authorized inclusion of the audited financial statements for the years ended August 31, 2025 and 2024 to be included in this prospectus.

Compliance with Section 16(a) Of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended August 31, 2025, there have been no late reports, failures to file or transactions not timely reported, except Ayone Pictures was late in filings its Form 3, and late in filings its Form 4, and Chiyuan Deng was late in filing a Form 4.

Code of Ethics

We have adopted a Corporate Code of Business Conduct and Ethics and Financial Code of Ethics. These are attached as exhibits to our Annual Report for the year ended August 31, 2019.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended August 31, 2025 and 2024.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chiyuan Deng President, CFO and Director (former CEO)	2025 2024	99,000 15,049	0 0	400,000 0	0 0	0 0	0 0	0 0	499,000 15,049
Linqing Ye Former CEO, CFO and Director	2025 2024	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

On July 30, 2018, we entered into an employment agreement with Chiyuan Deng to serve as our President. The agreement is for six years and we issued Mr. Deng 400,000 shares for his services. Under the agreement, Mr. Deng is eligible for a bonus if provided by the board, vacation, medical, insurance and other benefits.

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On September 11, 2020 and May 24, 2022, the Company entered into two amended employment agreements with Chiyuan Deng, the Chief Executive Officer. Pursuant the amended agreements, the Company amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of Series A Preferred Stock at par value $0.001. Mr. Deng returned 266,667 shares   common stock to the Company received under his initial employment agreement. The Chief Executive Officer opted to forgo his salaries effective from October 2023.

On February 14, 2025, the Company approved compensation of $99,000 to the Chief Executive Officer for the three months ended February 28, 2025 and the issuance up to 2.5 billion shares of common stock at the end of three months period. On March 14, 2025, the Company issued 2,000,000,000 shares of the Company’s common stock to the Chief Executive Officer which were valued at market price of $0.0002 per share   for a total amount of $400,000.

For the year ended August 31, 2025, the Company incurred total compensation of $499,000 for the Chief Executive Officer. For the year ended August 31, 2024, the Company incurred total compensation of $15,049 for Chief Executive Officer.

All share amounts are presented on a before reverse-split basis (the common stock 1-for-2,000 reverse stock split effective December 18, 2025).

Change in Officers Effective March 1, 2026

On March 1, 2026, Chiyuan Deng resigned as Chief Executive Officer but continues to serve as President, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director. Concurrently, Ahmad Moradi was appointed Chief Executive Officer effective March 1, 2026.

No additional cash or equity compensation was awarded to Mr. Deng in connection with the change in title. His historical compensation through August 31, 2025 (and any subsequent amounts through the date of this prospectus) remains as previously disclosed.

Employment Agreement with Ahmad Moradi (Chief Executive Officer – effective March 1, 2026)

On March 1, 2026, the Company entered into an Employment Agreement with Ahmad Moradi (the “Moradi Employment Agreement”). The agreement has an initial three-year term with automatic one-year renewals unless either party provides 90 days’ prior written notice of non-renewal.

Key terms include:

  Sign-on bonus: $500,000 payable in shares of common stock (number of shares to be calculated based on a per-share price of $0.80 to $1.00, mutually agreed at execution).
  Annual base salary: $144,000 (payable quarterly, with at least 50% in cash), plus a $30,000 annual remote work stipend.
  Equity award: Grant of 2,000,000 stock options under the Company’s equity incentive plan, vesting over three years (25% / 35% / 40%) subject to continued employment and performance milestones, with full acceleration upon a change of control or termination without cause.
  Performance incentives: Eligibility for up to an additional 1,250,000+ shares tied to revenue growth, strategic partnerships, and key performance indicators (to be established within 90 days).
  Benefits and other terms: Standard executive benefits, expense reimbursement, 12-month non-competition/non-solicitation covenants (limited to the AI media/entertainment sector), confidentiality obligations, and severance protections (150% of remaining base salary, full equity acceleration, benefits continuation, and potential IP royalties/consulting payments) upon termination without cause, for good reason, or in connection with a change of control.

Employment Agreement with Chiyuan Deng (President – effective March 1, 2026)

On March 1, 2026, the Company entered into an Employment Agreement with Chiyuan Deng (the “Deng Employment Agreement”). The agreement has an initial three-year term with automatic one-year renewals unless either party provides 90 days’ prior written notice of non-renewal.

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Key terms include:

▪  Sign-on bonus: $300,000 payable in shares of common stock (number of shares to be calculated based on a per-share price of $0.80 to $1.00, mutually agreed at execution).

▪  Annual base salary: $144,000 (payable quarterly, with at least 50% in cash), plus a $30,000 annual remote work stipend.

▪  Equity award: Grant of 1,500,000 stock options under the Company’s 2026 equity incentive plan, vesting over three years (25% / 35% / 40%) subject to continued employment and performance milestones, with full acceleration upon a change of control or termination without cause.

▪  Performance incentives: Eligibility for up to an additional 750,000+ shares tied to revenue growth, strategic partnerships, and key performance indicators (to be established within 90 days).

▪  Benefits and other terms: Standard executive benefits, expense reimbursement, 12-month non-competition/non-solicitation covenants (limited to the AI media/entertainment sector), confidentiality obligations, and severance protections (125% of remaining base salary, full equity acceleration, benefits continuation, and consulting payments) upon termination without cause, for good reason, or in connection with a change of control.

Adoption of 2026 Equity Incentive Plan

On March 1, 2026, the Board adopted the AI Era Corp. 2026 Equity Incentive Plan (the “2026 Plan”), which reserves a maximum of 10,000,000 shares of Common Stock for issuance thereunder. The 2026 Plan provides for the grant of stock options, restricted stock, restricted stock units, performance shares, stock appreciation rights, and other equity-based awards to eligible employees, officers, directors, consultants, and other service providers of the Company and its subsidiaries. The grants to Messrs. Moradi and Deng described above were made under the 2026 Plan.

Equity Awards at Fiscal Year End

The following table presents information regarding our outstanding equity awards at fiscal year-end.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Chiyuan Deng	—	—	—	—	—	—	—	—	—

On March 1, 2026, in connection with his appointment as Chief Executive Officer, Ahmad Moradi was granted 2,000,000 stock options under the Company’s 2026 equity incentive plan (vesting terms described above). These options had not yet been formally granted or assigned exercise prices as of the date of this prospectus.

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On the same date, March 1, 2026, in connection with the redesignation of his role as President and the execution of his new Employment Agreement, Chiyuan Deng was granted 1,500,000 stock options under the Company’s 2026 equity incentive plan (vesting terms described above). These options also had not yet been formally granted or assigned exercise prices as of the date of this prospectus.

No other outstanding equity awards exist for executive officers as of March 1, 2026, other than the grants described immediately above.

Director Compensation

For the years ended August 31, 2024 and 2025, and for the three months ended November 30, 2025, the Company did not have any Director fees.

CURRENT RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related party loans and line of credit agreements

In support of the Company’s operations and cash requirements, the Company may rely on advances from stockholders until such time that it can sustain its operations or obtain adequate financing through equity sales or traditional debt financing.

Mr. Chiyuan Deng, the Chief Executive Officer

On June 1, 2023, Mr. Chiyuan Deng, the Company’s Chief Executive Officer and a stockholder, entered into a line of credit agreement with the Company. Under the agreement, Mr. Deng agreed to provide a line of credit of up to $1,500,000, which included the existing shareholder loan balance of $697,281. The line of credit is non-interest bearing and due on demand.

For the year ended August 31, 2025, Mr. Deng provided additional loans totaling $4,324,644 to meet the Company’s working capital needs. As of August 31, 2025, the Company had repaid $3,895,788. For the year ended August 31, 2024, Chiyuan Deng provided additional loans totaling $794,865 for its working capital needs. As of August 31, 2024, the Company has repaid $971,365. The loans are non-interest bearing and due on demand. The Company recognized imputed interest at 5% per annum on the outstanding balances as of August 31, 2025 and 2024. As of August 31, 2025 and 2024, the outstanding loan balances due to Mr. Deng were $622,030 and $193,174, respectively.

For the three months ended November 30, 2025, Mr. Deng provided additional loans totaling $517,718 to meet the Company’s working capital needs. As of November 30, 2025, the Company had repaid $1,130,235. As of November 30, 2025, the outstanding loan balances due to Mr. Deng were $9,514.

Anyone Pictures Limited – (related party until December 8, 2025)

On March 1, 2025, the Company entered into a line of credit agreement with Anyone Pictures Limited, a related party, for up to $2,000,000. The loan is non-interest bearing and due on demand. During the year ended August 31, 2025, Anyone Pictures Limited advanced $2,473,601 to the Company for working capital purposes, of which $1,284,235 was repaid as of August 31, 2025.

For the three months ended November 30, 2025, Anyone Pictures Limited advanced $323,941 to the Company for working capital purposes $483,195 was repaid as of November 30, 2025. The Company recognized imputed interest at 5% per annum on the outstanding balances as of November 30, 2025 and August 31, 2025. As of November 30, 2025 and August 31, 2025, the outstanding loan balances due to Anyone Pictures Limited were $1,030,112 and $1,189,366, respectively.

Share issuance and repurchase

On February 21, 2025, the Company entered into a stock purchase agreement with Anyone Pictures Limited. Under the terms of the agreement, the Company issued 2,000,000,000 (split-adjusted 1,000,000) shares of its common stock at a value of $0.00015 (split-adjusted $0.30) per share, for total gross proceeds of $300,000.

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On May 15, 2025, the Company entered into another stock purchase agreement with Anyone Pictures Limited. Pursuant to this agreement, the Company issued 1,750,000,000 (split-adjusted 875,000) shares of its common stock at a value of $0.0002 (split-adjusted $0.40) per share, for total gross proceeds of $350,000.

On December 8, 2025, the Company entered into a Repurchase Agreement (the “Repurchase Agreement”) with Anyone Pictures Limited, pursuant to which the Company agreed to repurchase from the Stockholder 3,750,000,000 (split-adjusted 1,875,000) shares of the Company’s common stock, par value $0.001 per share, for an aggregate purchase price of $675,000 USD (the “Purchase Price”), or approximately $0.00018 (split-adjusted $0.36) per share.

The repurchase represents approximately 46.1% of the Company’s currently outstanding common stock (based on 8,121,266,321 (split-adjusted 4,061,107) shares outstanding as of the most recent practicable date prior to the transaction). Upon closing of the transaction, the Shares will be returned to the Company’s treasury and canceled.

The transaction closed simultaneously with the execution of the Repurchase Agreement on December 8, 2025. Payment of the Purchase Price has been made, and the Shares have been surrendered and canceled on the books of the Company. Following this divestiture, Anyone Pictures Limited ceased to be a related party of the Company.

Revenue and accounts receivable

For the year ended August 31, 2025, the Company sold broadcast rights of six movies and two television series to Anyone Pictures Limited, a related party, for total consideration of $1,294,000. The Company also recognized a license revenue of $435,000 for granting Anyone Pictures Limited access to the NFT MMM platform. In addition, the Company recognized consulting service revenue of $270,000 from Anyone Pictures Limited related to AI-based solutions and project oversight services designed to enhance short drama market accuracy, personalization, and advertising monetization.

For the three months ended November 30, 2025, the Company recognized a license revenue of $150,000 for granting Anyone Pictures Limited access to the NFT MMM platform. In addition, the Company recognized consulting service revenue of $270,000 from Anyone Pictures Limited related to AI-based solutions and project oversight services designed to enhance short drama market accuracy, personalization, and advertising monetization.

As of November 30, 2025 and August 31, 2025, the Company had no outstanding accounts receivable from Anyone Pictures Limited.

Revenue and accounts receivable - related party - Zestv Studios Limited

 On August 5, 2024, the Company has entered into an agreement with Zestv Studios Limited to license its offline broadcast rights of 1 movie for $105,000.   The granted offline broadcast rights are globally exclusive, with the exception of Mainland China and United States.

As of August 31, 2025 and 2024, the Company had no outstanding accounts receivable from Zestv Studios Limited.

Accounts payable and accrued liabilities – related party - Zestv Studios Limited

On November 28, 2023, the Company sold the software-in-progress to the Developer for $385,000. Zestv Studios Limited collected the payment on behalf of the Company. The payment of $385,000 reduced the loan from related parties as of November 30, 2023.

During the year ended August 31, 2024, Zestv Studios Limited has settled operating expenses of $154,942 on behalf of the Company. The amount paid by Zestv Studios Limited was fully settled as of August 31, 2024.

As of August 31, 2025 and 2024, the Company had $nil payable to Zestv Studios Limited.

Executives’ salaries

On September 11, 2020 and May 24, 2022, the Company entered into two amended employment agreements with Mr. Chiyuan Deng, the Chief Executive Officer. Pursuant the amended agreements, the Company amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of Series A Preferred Stock at par value $0.001. Mr. Deng returned 266,667 shares of common stock to the Company that he had received under his initial employment agreement. Mr. Deng elected to forgo his salaries effective from October 2023.

On February 14, 2025, the Company approved compensation of $99,000 to Mr. Deng for the three months ended February 28, 2025 and the issuance up to 2.5 billion shares of common stock. On March 14, 2025, the Company issued 2,000,000,000 shares of common stock to Mr. Deng, valued at market price of $0.0002 per share, for total consideration of $400,000.

All share amounts are presented on a before reverse-split basis (the common stock 1-for-2,000 reverse stock split effective December 18, 2025).

For the three months ended November 30, 2025, no compensation was paid to Mr. Deng. For the year ended August 31, 2025, the Company incurred total compensation expense of $499,000 related to Mr. Deng, the Chief Executive Officer. For the year ended August 31, 2024, total compensation to Mr. Deng was $15,049.

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Principal Stockholders

The following table sets forth, as of March 23, 2026, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is at 144 Main Street, Mt. Kisco, NY 10549.

Name and Address of Beneficial Owner	Common Stock: Number of Shares Owned	Common Stock: Percent of Class(1)(2)	Series A Preferred Stock: Number of Shares Owned	Series A Preferred Stock: Percent of Class(1)(2)
Chiyuan Deng(3)	2, 525,822	49.99%	100,000	100%
Ahmad Moradi(4)	555,555	11%	—	—
All Directors and Executive Officers as a Group (2 persons)	3,081,377	60.99%	100,000	100%
5% Holders	—	—	—	—

(1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants or conversion of preferred stock. The percent of class is based on 5,052,186 shares of common stock issued and outstanding, and 100,000 shares of Series A Preferred Stock issued and outstanding, as of March 23, 2026.

(3) Includes 2,524,072 shares held directly  by Mr. Deng and 1,750 shares held indirect by Mr. Deng (reflecting post-1-for-2,000 reverse split ownership after the December 2025 compensation grant of 1,000,000 shares and the January 16, 2026 purchase of 130,000 shares at $0.86 per share from the Company), and 333,333 shares issued dated March 1, 2026 pursuant to his Employment Agreement dated March 1, 2026, he is contractually entitled to receive a sign-on bonus of $300,000 payable in shares of common stock (number of shares to be calculated at a per-share price of $0.80–$1.00 mutually agreed at execution; approximately 333,333 shares assuming the midpoint price of $0.90). Also includes 100,000 shares of common stock issuable upon conversion of the 100,000 shares of Series A Preferred Stock (which carry super-voting rights equivalent to 51% of total voting power). On March 1, 2026, in connection with the redesignation of his role as President and the execution of his new Employment Agreement, Mr. Deng was granted 1,500,000 stock options under the Company’s 2026 Equity Incentive Plan (vesting over three years: 25%/35%/40%, subject to continued employment and performance milestones, with full acceleration upon a change of control or certain terminations without cause). These options had not yet been formally granted or assigned exercise prices as of the date of this prospectus and no portion is exercisable or acquirable within 60 days, so they are not included in beneficial ownership at this date. Mr. Deng has sole voting and dispositive power over these shares.

(4) Ahmad Moradi, our Chief Executive Officer (appointed effective March 1, 2026), beneficially owns 555,555 shares of common stock as of the date of this prospectus. It’s issued dated March 1, 2026 pursuant to his Employment Agreement dated March 1, 2026, he is contractually entitled to receive a sign-on bonus of $500,000 payable in shares of common stock (number of shares to be calculated at a per-share price of $0.80–$1.00 mutually agreed at execution; approximately 555,555 shares assuming the midpoint price of $0.90). These shares are issuable promptly following execution of the agreement and are therefore included in beneficial ownership to the extent they are issuable within 60 days. He is also entitled to: (i) a grant of 2,000,000 stock options under the 2026 Plan (vesting over 3 years: 25%/35%/40%, subject to continued employment and performance milestones); and (ii) potential performance-based incentives of up to 1,250,000+ additional shares tied to revenue growth, partnerships, and KPIs (to be set within 90 days). These option and incentive awards are not yet issued or vested as of the date of this prospectus and no portion is exercisable/acquirable within 60 days, so they are not included in beneficial ownership at this date.

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DESCRIPTION OF CAPITAL STOCK

The following summary describes the material terms of our capital stock as they are currently in effect. This summary is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

General

We are authorized to issue up to 10,000,000,000 shares of common stock, par value $0.001 per share, and up to 10,000,000 shares of preferred stock, par value $0.001 per share. As of March 23, 2026, after giving effect to the 1-for-2,000 reverse stock split effective December 18, 2025:

  5,052,186 shares of common stock were issued and outstanding; and
  100,000 shares of Series A preferred stock were issued and outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election.

Dividend Rights

Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Liquidation Rights

In the event of our liquidation, dissolution or winding up, after payment of all of our debts and liabilities and after the satisfaction of any liquidation preferences granted to holders of any outstanding preferred stock, holders of common stock are entitled to share ratably in all assets remaining for distribution to stockholders.

Other Rights and Preferences

Holders of common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the holders of common stock.

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As of March 23, 2026, 100,000 shares of our Series A preferred stock were issued and outstanding. The Series A preferred stock has the following rights and preferences:

  Voting Rights: Each share of Series A preferred stock is entitled to vote together with the common stock on all matters submitted to a vote of stockholders and has voting power equal to 51% of the total voting power of all outstanding shares of capital stock entitled to vote (super-voting feature). This concentration of voting control is held by Chiyuan Deng, our Chief Executive Officer and controlling stockholder.
  Dividend Rights: The Series A preferred stock is not entitled to receive dividends.
  Liquidation Preference: Upon liquidation, dissolution or winding up, holders of Series A preferred stock are entitled to receive $0.001 per share before any distribution to holders of common stock.
  Conversion Rights: Each share of Series A preferred stock is convertible at the option of the holder into one share of common stock at any time, subject to adjustment for stock splits, combinations, dividends and similar events.
  Redemption: The Series A preferred stock is not redeemable by us or the holder.

Our board of directors may issue additional shares of preferred stock with voting, dividend, liquidation and other rights that could adversely affect the relative voting power or other rights of the holders of common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us, including an unsolicited acquisition proposal.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes, our amended and restated articles of incorporation and our amended and restated bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our amended and restated articles of incorporation and our amended and restated bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval, subject to Nasdaq’s rules. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our amended articles of incorporation 10,000,000 shares of preferred stock. Our board acting alone and without approval of our stockholders, subject to Nasdaq’s rules, can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Bylaws

In addition, various provisions of our amended and restated bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated bylaws may be adopted, amended or repealed only by our board of directors. Our amended and restated bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our amended and restated bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our amended and restated bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Our amended and restated bylaws also establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Cumulative Voting

Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Nevada Anti-Takeover Statutes

Business Combination Statute

We are subject to the “business combination” provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes. In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the combination is later approved by a majority of the voting power held by disinterested stockholders; or (d) if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, or (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” or any affiliate or associate of an interested stockholder having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation, and (c) more than 10% of the earning power or net income of the corporation.

An “interested stockholder” is generally defined to mean a beneficial owner of at least 10% of the outstanding voting power or an affiliate or associate of the corporation that has been a 10% beneficial owner within the preceding 2 years. The statutes could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Acquisition of Controlling Interest Statute

Nevada’s Acquisition of Controlling Interest Statute (NRS Sections 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, which conduct business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror do not prohibit its application. As of the date of this prospectus, we do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the acquisition of controlling interest statutes will not apply to us.

Nevada’s Acquisition of Controlling Interest Statute, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The statute specifies three thresholds that constitute a controlling interest: (a) at least one-fifth but less than one-third; (b) at least one-third but less than a majority; and (c) a majority or more, of the outstanding voting power. Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction exceeding the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right.

A special stockholders meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

In the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenters rights proceeding pursuant to Chapter 92A of the Nevada Revised Statutes.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number 855.9VSTOCK.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus are being offered by the Selling Stockholder, Monroe Street Capital Partners, LP (the “Selling Stockholder” or “Monroe Capital”). The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

▪  ordinary brokers’ transactions;

▪  transactions involving cross or block trades;

▪  through brokers, dealers, or underwriters who may act solely as agents;

▪  “at the market” into an existing market for our common stock;

▪  in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

▪  in privately negotiated transactions; or

▪  any combination of the foregoing.

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The Selling Stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Purchase Agreement prohibits the Selling Stockholder from engaging in short sales or hedging transactions that establish a net short position with respect to our common stock. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholder may pledge or grant a security interest in securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder, Monroe Capital, is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. As an underwriter, Monroe Capital is required to comply with certain requirements of the Securities Act and the Exchange Act, including Regulation M. With certain exceptions, Regulation M precludes Monroe Capital, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Except as disclosed in this prospectus, we know of no existing arrangements between Monroe Capital or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus. Monroe Capital has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Monroe Capital has informed us that each such broker-dealer will receive commissions from Monroe Capital that will not exceed customary brokerage commissions.

To the extent required by the Securities Act and the rules and regulations thereunder, any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

53

The Selling Stockholder and any other person participating in distribution of the shares of common stock will be subject to applicable provisions of the Securities Exchange, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements for the Company as of August 31, 2025 and August 31, 2024 and for the years then ended included in this prospectus have been audited by Prager Metis CPAs, LLC as set forth in its report appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with the registration statement. For further information pertaining to us and the securities to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at https://aieraco.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

54

FINANCIAL STATEMENTS

F-1	Consolidated Balance Sheets as of November 30, 2025 and August 31, 2025 (unaudited);
F-2	Consolidated Statements of Operations for the three months ended November 30, 2025 and 2024 (unaudited);
F-3	Consolidated Statements of Changes in Stockholders’ Equity for the three months ended November 30, 2025 and 2024 (unaudited);
F-4	Consolidated Statements of Cash Flows for the three months ended November 30, 2025 and 2024 (unaudited); and
F-5	Notes to Consolidated Financial Statements (unaudited)

F-24	Report of Independent Registered Public Accounting Firm;
F-25	Consolidated Balance Sheets as of August 31, 2025 and 2024;
F-26	Consolidated Statements of Operations for the years ended August 31, 2025 and 2024;
F-27	Consolidated Statements of Changes in Stockholders’ Equity for the years ended August 31, 2025 and 2024;
F-28	Consolidated Statements of Cash Flows for the years ended August 31, 2025 and 2024; and
F-29	Notes to Consolidated Financial Statements.

55

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

Consolidated Balance Sheets

(Unaudited)

	November 30,	August 31,
	2025	2025

ASSETS
Current Assets
Cash and cash equivalents	$11,766	$13,691
Prepaid expenses	8,053	8,508
Accounts receivable	89,597	219,408
Total Current Assets	109,416	241,607

Property and equipment, net	1,996	2,472
Right of use operating lease assets	239,945	291,064
Intangible assets, net	5,503,643	4,772,424
Purchase deposits for intangible assets	300,000	1,311,349
Security deposit	45,240	45,240
TOTAL ASSETS	$6,200,240	$6,664,156

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$43,513	$88,063
Loan from related parties	1,039,625	1,811,396
Current portion of obligations under operating leases	255,435	253,785
Warrants Liability	1,353,067	1,338,389
Total Current Liabilities	2,691,640	3,491,633

Obligations under operating leases, non-current	42,875	107,098
Total Liabilities	2,734,515	3,598,731

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 preferred shares authorized;
Series A preferred stock, 100,000 and 100,000 shares issued and outstanding, as of November 30, 2025 and August 31, 2025, respectively	100	100
Common stock, $0.001 par value, 10,000,000,000 shares authorized; 4,061,107 and 4,016,107 shares issued and outstanding, as of November 30, 2025 and August 31, 2025, respectively*	4,061	4,016
Additional paid-in capital *	13,488,883	13,451,528
Accumulated deficit	(10,027,319)	(10,390,219)
Total Stockholders’ Equity	3,465,725	3,065,425
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,200,240	$6,664,156

 *Retroactively restated for the effect of reverse stock split (see Note 9).

The accompanying notes are an integral part of these financial statements.

F-1

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	November 30,
	2025	2024

REVENUE
Copyrights sales	$—	$283,000
Service revenue	1,065,720	265,200
Service revenue – related party	420,000	—
Theater revenue	37,409	78,150
Total revenue	1,523,129	626,350

OPERATING COSTS AND EXPENSES
Costs of copyrights sold	—	(279,884)
Amortization expenses	(918,781)	(154,722)
Theatre operating costs	(21,356)	(44,960)
General and administrative expenses	(186,014)	(199,525)
Total Operating Costs And Expenses	(1,126,151)	(679,091)

Income (Loss) From Operations	396,978	(52,741)

OTHER (EXPENSES) INCOME
Interest expense – related parties	(19,400)	(2,298)
Loss on change in fair value of warrant liabilities	(14,678)	—
Other income	—	5,003
Total Other (Expenses) Income	(34,078)	2,705

Income (Loss) Before Income Tax Benefit	362,900	(50,036)

Income tax	—	—
NET INCOME (LOSS)	$362,900	$(50,036)

NET INCOME (LOSS) PER SHARE: BASIC	$0.09	$(0.04)
NET INCOME (LOSS) PER SHARE: DILUTED	$0.09	$(0.04)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC*	4,046,272	1,141,107
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED*	4,146,272	1,141,107

*Retroactively restated for the effect of reverse stock split (see Note 9).

The accompanying notes are an integral part of these financial statements.

F-2

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

Consolidated Statements of Changes in Stockholders' Equity

(Unaudited)

	Common Stock		Preferred Stock
	Number of Shares*	Amount*	Number of Shares	Amount	Additional Paid-in Capital *	Accumulated Deficit	Total Equity

Balance – August 31, 2024	1,141,107	$1,141	100,000	$100	$13,304,328	$(11,845,667)	$1,459,902
Imputed Interest	—	—	—	—	2,298	—	2,298
Net loss	—	—	—	—	—	(50,036)	(50,036)
Balance – November 30, 2024	1,141,107	$1,141	100,000	$100	$13,306,626	$(11,895,703)	$1,412,164

Balance – August 31, 2025	4,016,107	$4,016	100,000	$100	$13,451,528	$(10,390,219)	$3,065,425
Issuance of Common shares for consulting services	45,000	45	—	—	17,955	—	18,000
Imputed Interest	—	—	—	—	19,400	—	19,400
Net income	—	—	—	—	—	362,900	362,900
Balance – November 30, 2025	4,061,107	$4,061	100,000	$100	$13,488,883	$(10,027,319)	$3,465,725

*Retroactively restated for the effect of reverse stock split (see Note 9).

The accompanying notes are an integral part of these financial statements.

F-3

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	November 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$362,900	$(50,036)
Adjustments to reconcile net income to net cash provided by operating activities:
Consulting fees paid in stock	18,000	—
Depreciation of fixed asset	476	477
Amortization of intangible asset	918,781	154,722
Loss on change in fair value of warrant liabilities	14,678	—
Imputed interest on loan from related parties	19,400	2,298
Non-cash lease expense	(11,454)	(10,261)
Costs of copyrights sold	—	279,884
Changes in operating assets and liabilities:
Accounts receivable	129,811	398,361
Prepaid expenses	455	—
Purchase of intangible assets	(638,651)	(555,000)
Accounts payable and accrued liabilities	(44,550)	20,664
Net cash provided by operating activities	769,846	241,109

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment to related party loan	(771,771)	(38,813)
Net cash used in financing activities	(771,771)	(38,813)

Net (decrease) increase in cash and cash equivalents	(1,925)	202,296
Cash and cash equivalents – beginning of period	13,691	64,430
Cash and cash equivalents – end of period	$11,766	$266,726

Supplemental Cash Flow Disclosures
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of AI Era Corp. (Formerly known as AB International Group Corp.) (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements have been omitted pursuant to such rules and regulations. The consolidated balance sheet as of August 31, 2025, is derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by GAAP. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2025.

The unaudited consolidated financial statements as of and for the three months ended November 30, 2025 and 2024, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial condition, results of operations and cash flows. The results of operations for the three months ended November 30, 2025 and 2024 are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s wholly owned subsidiaries, App Board Limited, AB Cinemas NY, Inc and AI+ Hubs Corp. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

F-5

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable

Accounts receivable is presented at invoiced amount net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s payment history, its current credit-worthiness and current economic trends. Accounts are written off after efforts at collection prove unsuccessful. No allowance was recorded for the three months ended November 30, 2025 and 2024, respectively.

Foreign Currency Transactions

The financial risk arises from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Gains and losses from translation of foreign currency into U.S. dollars are included in current results of operations.

Purchase Deposits

Purchase deposits primarily consist of payments made to acquire the copyrights and distribution rights of movies, Television series, short-form drama series and intellectual property of ufilm, etc. Purchase deposits are classified as either current or non-current based on the nature and the terms of the respective agreements. These purchase deposits are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The allowance is also based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment. Purchase deposits are written off against the allowances only after exhaustive collection efforts. No allowance was recorded for the three months ended November 30, 2025 and 2024, respectively.

Property and Equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Leasehold improvement is related to the enhancements paid by the Company to leased offices. Leasehold improvement represents capital expenditures for direct costs of renovation or acquisition and design fees incurred. The amortization of leasehold improvements commences once the renovation is completed and ready for the Company’s intended use.

The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Estimated Useful Life
Furniture	7 years
Appliances	5 years
Leasehold improvement	Lesser of useful life and lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments that substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations in other income or expenses.

F-6

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets

Intangible assets are recorded at the lower of cost or estimated fair value and amortized as follows:

•	Copyrights and broadcast rights: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years
•	NFT MMM platform: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years

Amortized costs of the intangible asset are recorded as amortization expenses in the consolidated statements of operations.

Lease property under operating lease

The Company adopted ASU No. 2016-02—Leases (Topic 842) since June 1, 2019, using a modified retrospective transition method permitted under ASU No. 2018-11. This transition approach provides a method for recording existing leases only at the date of adoption and does not require previously reported balances to be adjusted. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification. Adoption of the new standard resulted in the recording of additional lease assets and lease liabilities on the consolidated balance sheets. The standard did not materially impact the Company’s consolidated net earnings and cash flows.

Impairment of Long-lived asset

The Company evaluates its long-lived assets or asset group, including intangible assets with indefinite and finite lives, for impairment. Intangible assets with indefinite lives that are not subject to amortization are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the assets might be impaired in accordance with ASC 350. Such impairment test compares the fair values of assets with their carrying values with an impairment loss recognized when the carrying values exceed fair values. For long-lived assets and intangible assets with finite lives that are subject to depreciation and amortization are tested for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a group of long-lived assets may not be recoverable. When these events occur, the Company evaluates impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value. Impairment losses are included in the general and administrative expense. There was no impairment loss during the three months ended November 30, 2025 and 2024, respectively.

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

F-7

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company derives its revenues primarily from the following sources:

Revenue from selling copyrights of movies or television series:

Revenue from the sale of copyrights for movies or television series is recognized at a point in time when control of the intellectual property transfers to the customer. Control is considered transferred upon delivery of the master copy and completion of all requisite authorization procedures, as this is the point at which the customer has the legal right to direct the use of, and obtain substantially all of the remaining benefits from the copyright. Contracts are generally fixed-price arrangements without cancellation or refund provisions.

Revenue from licensing NFT MMM platform:

Revenue from NFT MMM platform licensing is recognized over time on a straight-line basis over the contractual license term, typically one or two years. The Company determined that the license provides customers the access to the platform and its data through both mobile and web interfaces for the license period, as the customer simultaneously receives and consumes the benefits provided by the Company's performance. The arrangements are non-cancelable and non-refundable with fixed consideration.

Revenue from movie theater admissions and food and beverage sales:

Revenue from movie theater admissions is recognized at a point in time when the movie is exhibited to customers, as this is when the performance obligation is satisfied. Food and beverage revenue is recognized at a point in time when customers take possession of the items. Revenue from gift card and exchange ticket sales is deferred until redemption occurs or upon estimation of breakage income for gift cards with a remote likelihood of redemption.

Revenue from embedded marketing service:

The Company earns revenue from embedded marketing services by incorporating advertisements into movies, television series or short-form drama series. Revenue is recognized at a point in time when the advertisement has been integrated into the media content and customer approval, as the customer can then direct the use of and obtain substantially all future economic benefits from the customized media content.

Revenue from consulting services:

The Company derives revenue from providing consulting services related to software development, corporate restructuring and strategic advisory. The Company also provides AI-based solutions and project oversight services that enhance content market accuracy, personalization, and advertising monetization for short drama platforms. Revenue from consulting services is recognized over time as the related services are performed, consistent with the continuous transfer of benefits to the customer.

F-8

 AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Revenue from advertising services in theaters

The Company generates advertising revenue from displaying commercials on theater screens prior to movie exhibitions. Revenue is recognized at a point in time when the advertisement is exhibited on screen to the audience.

Revenue from broadcast and download licensing

The Company grants non-exclusive, time-based licenses that allow customers to broadcast or provide download service of its films and television series, primarily short-form drama series, on their web or cloud-based platforms. License fees are charged per movie or per drama series based on the authorized period, typically on a monthly basis, and are not linked to user activity or download volume. The customer obtains a right to access the content during the license term. The Company satisfies its performance obligation by making the licensed content available to the customer and maintaining that accessibility throughout the license term. Accordingly, revenue is recognized over time on a straight-line basis throughout the license period.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contact assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing of when an order is placed and when shipment or delivery occurs.

As of November 30, 2025 and August 31, 2025, other than accounts receivable, the Company had no material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheets.

Disaggregation of revenue

The Company disaggregates its revenue from contracts by revenue streams, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

The following table presents sales by revenue streams for the three months ended November 30, 2025 and 2024, respectively:

	Three months ended
	November 30, 2025	November 30, 2024
Theater admissions	$23,664	$49,501
Food and beverage sales	12,853	23,934
Theater advertisement	892	4,715
Theater revenue	37,409	78,150
Licensing for broadcast and download	630,550	—
Licensing for NFT platform	150,000	171,000
Embedded marketing service	435,170	94,200
Consulting services	270,000	—
Service revenue	1,485,720	265,200
Copyrights sales	—	283,000
Total revenue	$1,523,129	$626,350

F-9

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” (ASC 820) and ASC 825, “Financial Instruments” (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 – Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying values of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to their short-term nature.

Warrant liability was  measured at fair value on a recurring basis as of November 30, 2025 and August 31, 2025, respectively.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. No warrants were included in the diluted income per share as they would be anti-dilutive. During the three months ended November 30, 2025, preferred stocks were included in the diluted earnings per share as they would be dilutive.   During the three months ended November 30, 2024, no preferred stocks were included in the diluted earnings per share as they would be anti-dilutive.

	November 30, 2025	November 30, 2024
Net Income	$362,900	$(50,036)
Weighted Average Number of Shares Outstanding: Basic *	4,046,272	1,141,107
Basic EPS*	0.09	(0.04)

Net Income	$362,900	$(50,036)
Weighted Average Number of Shares Outstanding: Basic *	4,046,272	1,141,107
Add: Preferred shares A	100,000	—
Weighted Average Number of Shares Outstanding: Diluted*	4,146,272	1,141,107
Diluted EPS*	0.09	(0.04)

*Retroactively restated for the effect of reverse stock split (see Note 9).

F-10

  AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassification

Certain prior period amounts of revenue in consolidated statements of operations and purchase of intangible assets in consolidated statements of cash flows have been reclassified to conform to the current period presentation.

Warrants

The Company accounts for warrants in accordance with ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. Warrants are evaluated at issuance to determine whether they meet the criteria for equity classification under ASC 815-40, Contracts in Entity’s Own Equity. Warrants that do not meet the equity classification criteria are classified as warrant liabilities. Equity-classified warrants are recorded in additional paid-in capital and are not subsequently remeasured.

Warrant liabilities are initially recognized at fair value on the issuance date and are subsequently remeasured at fair value at each reporting date until exercised, expired, or otherwise settled. Changes in fair value are recognized in earnings within the consolidated statements of operations.

The fair value of warrant liabilities is determined in accordance with ASC 820, Fair Value Measurement, using valuation techniques such as option-pricing models that incorporate assumptions including expected volatility, risk-free interest rate, expected term, and the Company’s stock price.

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Income taxes are accounted for using the asset and liability approach. Under this approach, income tax expense is recognized for the amount of taxes payable or refundable for the current year. Deferred income taxes assets and liabilities are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Compensation - Stock Compensation,” which establishes the accounting for employee share-based awards. For employee share-based awards, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense with graded vesting on a straight-line basis over the requisite service period for the entire award.

Segment reporting

The Company follows ASU No. 2023-07, “Segment Reporting (Topic 280)”, which improves the disclosures about a public entity’s reportable segments and address requests from investors for more detailed information about a reportable segment’s expenses.

F-11

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income (Subtopic 220-40): Disaggregation of Income Statement Expenses.” This pronouncement introduces new disclosure requirements aimed at enhancing transparency in financial reporting by requiring disaggregation of specific income statement expense captions. Under the new guidance, entities are required to disclose a breakdown of certain expense categories, such as: employee compensation; depreciation; amortization, and other material components. The disaggregated information can be presented either on the face of the income statement or in the notes to the financial statements, often using a tabular format. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. In January 2025, the FASB issued ASU 2025-01, which revises the effective date of ASU 2024-03 (on disclosures about disaggregation of income statement expenses) “to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027.” Entities within the ASU’s scope are permitted to early adopt the ASU. The Company is currently evaluating the impact of this standard on its financial statement disclosures.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. ASU 2025-03 clarifies the guidance to determine the accounting acquirer in a business combination that is effected primarily by exchanging equity interests, when the legal acquiree is a variable interest entity (“VIE”) that meets the definition of a business. ASU 2025-03 requires entities to consider the same factors in ASC 805, Business Combinations, required for determining which entity is the accounting acquirer in other acquisition transactions. ASU 2025-03 is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-03 is required to be applied on a prospective basis to any acquisition transaction that occurs after the initial application date. The Company does not expect a material effect on its consolidated financial statements upon adoption.

In May 2025, the FASB issued ASU 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606). ASU 2025-04 revises the definition of the term performance condition for share-based consideration payable to a customer to incorporate conditions that are based on the volume or monetary amount of a customer’s purchases or potential purchases. ASU 2025-04 also eliminates the policy election to account for forfeitures as they occur for awards with service conditions. ASU 2025-04 also clarifies that ASC 606 variable consideration guidance does not apply to share-based payments to customers; instead, vesting probability should be assessed solely under ASC 718, Compensation—Stock Compensation. ASU 2025-04 is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-04 may be applied on either a modified retrospective basis or on a retrospective basis. The Company is currently assessing the impact this standard will have on the Company’s Consolidated Financial Statements.

F-12

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In July 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets. ASU 2025-05 amends ASC 326, Financial Instruments—Credit Losses, and introduces a practical expedient available for all entities and an accounting policy election available for all entities, other than public business entities, that elect the practical expedient. These changes apply to the estimation of expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue Recognition. Under the practical expedient, entities may assume that current conditions as of the balance sheet date remain unchanged for the remaining life of the asset when developing reasonable and supportable forecasts. This simplifies the estimation process for short-term financial assets. ASU 2025-05 is effective for the Company’s annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-05 should be applied on a prospective basis. The Company does not expect a material effect on its consolidated financial statements upon adoption.

In August 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-06, Intangibles - Goodwill and Other (Topic 350) — Internal-Use Software (Subtopic 350-40): Targeted Improvements. This update provides clarifications and targeted improvements to the accounting for internal-use software, including enhanced guidance on the identification of software development activities, capitalization of implementation costs, and accounting for subsequent upgrades and maintenance. ASU 2025-06 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years, with early adoption permitted. The Company does not expect a material effect on its consolidated financial statements upon adoption.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the balance sheets, statements of operations and comprehensive income and cash flows.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of November 30, 2025, the Company had limited cash, an accumulated deficit of approximately $10.0 million and a working capital deficit of approximately $2.6 million. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders or external financing and achieving operating profits. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

The future operations of the Company depend on its ability to realize forecasted revenues, achieve profitable operations, and depend on whether or not the Company could obtain continued financial support from its stockholders or external financing. Management believes the existing stockholders will continue to provide additional cash to meet the Company’s obligations as they become due. The Company also intends to fund operations through cash flow generated from the operations, including the expected copyrights sales and other revenue streams, equity financing, debt borrowings, and additional equity financing from outside investors, to ensure sufficient working capital. However, no assurance can be given that additional financing, if required, would be available on favorable terms or at all. If we are not able to secure additional funding, the implementation of our business plan will be impaired.

Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provide the opportunity for the Company to continue as a going concern.

F-13

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 4 – PROPERTY AND EQUIPMENT

The Company capitalized the renovation cost as leasehold improvement and the cost of furniture and appliances as fixed asset. Leasehold improvement relates to renovation and upgrade of the leased office.

The depreciation expense was $476 and $477 for the three months ended November 30, 2025 and 2024, respectively.

As of November 30, 2025 and August 31, 2025, the balance of property and equipment was as follows:

	November 30, 2025	August 31, 2025
Leasehold improvement	$146,304	$146,304
Appliances and furniture	25,974	25,974
Total cost	172,278	172,278
Accumulated depreciation	(170,282)	(169,806)
Property and equipment, net	$1,996	$2,472

NOTE 5 – INTANGIBLE ASSETS

As of November 30, 2025 and August 31, 2025, the balance of intangible assets was as follows:

	November 30, 2025	August 31, 2025
Movie copyrights and broadcast right	$5,893,783	$5,893,783
Television series	1,193,074	1,193,074
Short form drama series	7,063,923	5,413,923
NFT MMM platform	280,000	280,000
Total cost	14,430,780	12,780,780
Accumulated amortization	(8,927,137)	(8,008,356)
Intangible assets, net	$5,503,643	$4,772,424

The amortization expense for the three months ended November 30, 2025 and 2024 was $918,781 and $154,722, respectively. Estimated future amortization expense is as follows:

Twelve months ending November 30,	Amortization expense
2026	$3,789,224
2027	1,714,420
Total	$5,503,643

F-14

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – INTANGIBLE ASSETS (continued)

On August 6, 2022, the Company licensed its NFT MMM platform to a third party, Anyone Pictures Limited, granting access to the platform and related data through both the mobile application and website for one year beginning August 20, 2022, at a monthly license fee of $60,000. Following a license renewal on November 1, 2023, the Company continued licensing the NFT MMM platform from November 1, 2023 through October 31, 2025, at a monthly license fee of $57,000; however, the agreement was terminated on January 31, 2025. On February 21, 2025, the Company entered into a stock purchase agreement with Anyone Pictures Limited, which subsequently became a related party due to its shareholding. On June 1, 2025, the Company renewed the license, granting Anyone Pictures Limited access to the platform from June 1, 2025 through May 31, 2026, at a monthly license fee of $50,000. The Company retains ownership and all copyrights to the NFT MMM platform, including the mobile application “NFT MMM” and the website starestnet.io. For the three months ended November 30, 2025 and 2024, the Company recognized license revenue of $150,000 and $171,000, respectively (see Note 8).

During the three months ended November 30, 2024, on September 30, 2024, the Company entered into an agreement with Capitalive Holdings Limited to sell the offline broadcast rights of two movies for $55,000. The granted broadcast rights are globally exclusive, except for Mainland China.

During the three months ended November 30, 2024, on September 30, 2024, the Company entered into an agreement with All In One Media Ltd. to acquire the copyrights and broadcast rights for one movie for a total purchase price of $360,000. The acquired rights allow the Company to broadcast the movie globally. On October 21, 2024, the Company entered into an agreement with Anyone Pictures Limited, a related party, to sell the broadcast rights in Mainland China for the same movie for $228,000.

 During the three months ended November 30, 2024, the total sale amount of intangible assets was $283,000 and the total intangible assets received was $360,000.

On March 27, 2025, the Company entered into an agreement with All-in-One Media Ltd. to acquire the copyrights and broadcast rights of 1,500 episodes of short form drama series. On September 28, 2025, the Company entered into another agreement to acquire the copyrights and broadcast rights of 500 episodes of short form drama series. During the three months ended November 30, 2025, the Company received the copyrights from All-in-One Media Ltd. of 1,500 series and 500 series of TV drama for a price of $1,350,000 and $300,000, respectively. These copyrights allow the Company to broadcast globally, except for Mainland China.

During the year ended August 31, 2025, the Company entered into an agreement with Capitalive Holdings Limited to grant non-exclusive, time-based licenses allowing the customer to broadcast the Company’s films and television series, primarily short-form drama series. License fees are charged per movie or per drama series per month. The Company received total broadcast licensing fees of $82,240 and $0 from Capitalive Holdings Limited during the three months ended November 30, 2025 and 2024.

During the year ended August 31, 2025, the Company also licensed the download rights to Guangdong Dangliang Film Co., Ltd. to download the Company’s film through the cloud-based platforms. The licensed rights exclude Mainland China. License fees are charged per movie based on the authorized period, typically monthly or annually, and are not linked to user activity or download volume. The Company received total download licensing fees of $548,310 and $0 from Guangdong Dangliang Film Co., Ltd. during the three months ended November 30, 2025 and 2024.

During the three months ended November 30, 2025, the total sale amount of intangible assets was $0 and the total intangible assets received was $1,650,000.

F-15

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 – LEASES

On October 21, 2021, the Company signed a lease agreement to lease “the Mt. Kisco Theatre”, a movie theater, for five years plus the free rent period which commences four months from the lease commencement date. The theater consists of approximately 8,375 square feet, and the total monthly rent is $14,366 for the first two years, and $20,648 from the third year including real estate related taxes and landlord’s insurance.

On January 31, 2024, the end of the initial two-year rental period, the landlord agreed to continue to receive $14,366 from February 2024 to November 2025. The reduced rental payments are accounted for as a rent concession and recognized in general and administrative expenses.

Total lease expense for the three months ended November 30, 2025 and 2024 was $31,646 and $32,839, respectively. All leases are on a fixed payment basis. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The following is a schedule of maturities of lease liabilities:

Twelve months ending November 30,
2026	$256,642
2027	42,910
Total future minimum lease payments	299,552
Less: imputed interest	(1,242)
Total	$298,310

NOTE 7 – PURCHASE DEPOSITS FOR INTANGIBLE ASSETS

The balance of purchase deposits for intangible assets, which relates to the acquisitions of copyrights and broadcast rights for movies, TV dramas, and software was as follows:

	November 30, 2025	August 31, 2025

Purchase deposit for copyright and broadcast right for movies and series	$—	$1,011,349
Purchase deposit for intellectual property of ufilm	300,000	300,000
Total purchase deposits for intangible assets	$300,000	$1,311,349

On March 27, 2025, the Company entered into an agreement to acquire the copyrights and broadcast rights of 1,500 episodes of short form drama series. The granted broadcasting rights are exclusive to Mainland China. As of August 31, 2025, the Company had paid purchase deposits of $1,011,349 towards this acquisition. The company received these short form drama series in September 2025.

In May 2025, the Company entered into an agreement to acquire a license to the intellectual property (“IP”) of ufilm from AIHUB Releasing, Inc. for total consideration of $2,000,000. The original settlement terms required a payment of $500,000 in cash within 10 days of the agreement date, with the remaining $1,500,000 payable within 10 days following the successful completion of related SaaS system testing. On June 2, 2025, the parties mutually agreed to amend the agreement, under which the Company fully settled the purchase consideration by transferring its NFT MMM intellectual property to AIHUB Releasing, Inc. Subsequently, on July 12, 2025, the parties further amended the agreement. Under the revised terms, the Company agreed to acquire all rights to the ufilm AI IP from AIHUB Releasing, Inc. for a cash consideration of $300,000, replacing the previously agreed transfer of the Company’s NFT MMM IP. As of November 30, 2025 and August 31, 2025, the Company had paid purchase deposits of full purchase price totaling $300,000. The asset was delivered on January 12, 2026.

F-16

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 – RELATED PARTY TRANSACTIONS

Related party loans and line of credit agreements

In support of the Company’s operations and cash requirements, the Company may rely on advances from stockholders until such time that it can sustain its operations or obtain adequate financing through equity sales or traditional debt financing.

Mr. Chiyuan Deng, the Chief Executive Officer

On June 1, 2023, Mr. Chiyuan Deng, the Company’s Chief Executive Officer and a stockholder, entered into a line of credit agreement with the Company. Under the agreement, Mr. Deng agreed to provide a line of credit of up to $1,500,000, which included the existing shareholder loan balance of $697,281. The line of credit is non-interest bearing and due on demand.

For the three months ended November 30, 2025, Mr. Deng provided additional loans totaling $517,718 to meet the Company’s working capital needs. As of November 30, 2025, the Company had repaid $1,130,235. For the three months ended November 30, 2024, Chiyuan Deng has further loaned a total of $16,832 for its working capital needs. As of November 30, 2024, the Company has repaid $55,645. The loans are non-interest bearing and due on demand. The Company recognized imputed interest at 5% per annum on the outstanding balances as of November 30, 2025 and August 31, 2025. As of November 30, 2025 and August 31, 2025, the outstanding loan balances due to Mr. Deng were $9,514 and $622,030, respectively.

Anyone Pictures Limited

On March 1, 2025, the Company entered into a line of credit agreement with Anyone Pictures Limited, the Company’s major stockholder,  for up to $2,000,000. The loan is non-interest bearing and due on demand. For the three months ended November 30, 2025, Anyone Pictures Limited advanced $323,941 to the Company for working capital purposes $483,195 was repaid as of November 30, 2025. The Company recognized imputed interest at 5% per annum on the outstanding balances as of November 30, 2025 and August 31, 2025. As of November 30, 2025 and August 31, 2025, the outstanding loan balances due to Anyone Pictures Limited were $1,030,112 and $1,189,366, respectively.

Revenue and accounts receivable - related party - Anyone Pictures Limited

For the three months ended November 30, 2025, the Company recognized a license revenue of $150,000 for granting Anyone Pictures Limited access to the NFT MMM platform. In addition, the Company recognized consulting service revenue of $270,000 from Anyone Pictures Limited related to AI-based solutions and project oversight services designed to enhance short drama market accuracy, personalization, and advertising monetization.

As of November 30, 2025 and August 31, 2025, the Company had no outstanding accounts receivable from Anyone Pictures Limited.

F-17

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – STOCKHOLDERS’ EQUITY

Common shares

The Company had the following activities for the three months ended November 30, 2025:

Issuance of common shares for consulting services

On October 1, 2025, the Company entered into three consulting agreements with independent third-party consultants to provide business development services. Under the terms of the agreements, each of the consultants are entitled to receive an aggregate of 160,000,000 (split-adjusted 80,000) shares of the Company’s restricted common stock as compensation for services.

Upon execution of the agreements, the Company issued 30,000,000 (split-adjusted 15,000) restricted common shares to each of the consultants, totaling 90,000,000 (split-adjusted 45,000), which were delivered to the Company’s transfer agent in the consultants’ names and accounts. Under the terms of the agreement, the Company issued 90,000,000 (split-adjusted 45,000), shares of its common stock at a value of $0.0002 per share, for total consulting expenses of $18,000.

Beginning in the fourth month following the agreement date, and continuing through the sixteenth month, for each of the consultant, the Company is required to issue 10,000,000 (split-adjusted 5,000) restricted common shares per month, to be delivered to the transfer agent in the Company’s name and account for subsequent release pursuant to the service schedule under the agreements.

Reverse Stock split

On June 5, 2025, the Company obtained the written consent of majority stockholders to grant discretionary authority to the Board of Directors of the Company, at any time or times for a period of 12 months after the date of the written consent, to adopt an amendment to the articles of incorporation to effect a reverse split of the issued and outstanding common stock within a range of 1-for-2,000 to 1-for-20,000. The exact ratio to be determined by the Board at a later date and is contingent upon receiving a market effectiveness date from FINRA. The Board of Directors has fixed the reverse-split ratio at 1-for-2,000 and has directed that the reverse stock split implemented effective December 18, 2025 (the “Market Effective Date”) upon receipt of FINRA’s market-effective notice on December 17, 2025. As a result of the share consolidation, each 2,000 common shares outstanding automatically combines and converts to one issued and outstanding common share without any action on the part of the shareholder. The share consolidation reduces the number of common shares issued and outstanding from 8,121,266,321 to 4,061,107 as of November 30, 2025. The authorized number of common shares will be remained the same.

F-18

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Common shares (continued)

The Company had no activities for the three months ended November 30, 2024.

As of November 30, 2025 and August 31, 2025, the Company had 8,121,266,321 (split-adjusted 4,061,107) and 8,031,266,321 (split-adjusted 4,016,107) shares of common stock issued and outstanding, respectively.

 Preferred shares

The Company had no preferred share activities for the three months ended November 30, 2025   and 2024.

As of November 30, 2025 and August 31, 2025, the Company had 100,000 and 100,000 shares of Series A preferred stock issued and outstanding, respectively.

Warrants

2022 warrants

As a consideration of Common Stock Purchase Agreement signed with Alumni Capital on August 2, 2022, which resulted in Alumni Capital subscribing to a total of 200,000,000 shares of common stock for total proceeds of $146,475 as of August 31, 2023, Alumni Capital was granted the right to purchase up to 50,000,000 shares of the Company’s common stock (the “Warrant Shares”). The warrants have an exercise price of $0.02 per share and an exercise period commencing on August 2, 2022 and expiring on the fifth anniversary of the issuance date. The aggregate fair value of the warrants was estimated at $234,000 using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0048, risk-free interest rate of 2.85%, expected term of 5 years, exercise price of $0.02, expected volatility of 221.4%, and expected future dividends of nil.

2024 warrants

In connection with the Common Stock Purchase Agreement signed with Alumni Capital on June 13, 2024, the Company issued to Alumni a Common Stock Purchase Warrant dated the same day to purchase up to 1,943,304,434 shares of the Company’s common stock, representing (50%) of the commitment amount of $5 million, at an exercise price of $0.00129 per share, subject to adjustments, and ending on the 5 years anniversary of the issuance date. The number of shares under the Common Stock Purchase Warrant is subject to adjustment based on the following formula: (i) fifty percent (50%) of the Commitment Amount, less the exercise value of all partial exercises prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date. The exercise price per was calculated by dividing $3,000,000 by the total number of issued and outstanding shares of common stock as of June 13, 2024. The exercise price is subject to change based on a change in the number of the outstanding shares.

As of November 30, 2025 and August 31, 2025, the Company was authorized to issue 10 billion shares of common stock. As of November 30, 2025 and August 31, 2025, the Company had approximately 8.1 billion and 8.0 billion common shares issued and outstanding, respectively. If all outstanding common share warrants were exercised, the Company would be required to issue approximately 6.8 billion and 6.7 billion additional shares, which would exceed the number of authorized shares available. Because the Company did not have a sufficient number of authorized and unissued shares available for settlement, the warrants do not meet the equity classification criteria under ASC 815-40 and were classified as liabilities. The warrant liability is remeasured at fair value at each reporting date, with changes in fair value recognized in earnings in accordance with ASC 815-40.

F-19

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Warrants (continued)

As of November 30, 2025, the aggregate fair value of the warrants was estimated at $1,353,067, with a loss from change in fair value of warrant liabilities of $14,678 recorded in earnings for the three months ended November 30, 2025, using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0002; risk free rate of 3.56%; expected term of 3.54 years; exercise price of $0.0004; volatility of 386.67%; and expected future dividends of $0.

As of August 31, 2025, the aggregate fair value of the warrants was estimated at $1,338,389, using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0002; risk free rate of 3.67%; expected term of 3.79 years; exercise price of $0.0004; volatility of 402.11%; and expected future dividends of $0.

As of November 30, 2025, 6,817,721,934 (split-adjusted 3,408,861) warrants in connection with two equity financings were outstanding, with weighted average remaining life of 3.52 years.

A summary of the status of the Company’s warrants as of November 30, 2025 and August 31, 2025 is presented below:

	Number of warrants
	Original shares issued	Original shares issued (split-adjusted)	Anti-dilution Adjusted
Warrants as of August 31, 2024	1,993,304,434	996,652	—
Adjustment	4,749,417,500	2,374,709	—
Exercisable as of August 31, 2025	6,742,721,934	3,371,361	—
Adjustment	75,000,000	37,500	—
Exercisable as of November 30, 2025	6,817,721,934	3,408,861	—

F-20

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 10 – INCOME TAXES

The Company and its fully owned subsidiaries, AB Cinemas NY, Inc and AI+ Hubs Corp, were incorporated in the United States and are subject to a statutory income tax rate at 21%. The Company’s fully owned subsidiary, App Board Limited, was registered in Hong Kong and is subject to a statutory income tax rate at 16.5%.

As of November 30, 2025 and August 31, 2025, the components of net deferred tax assets, including a valuation allowance, were as follows:

	November 30, 2025	August 31, 2025
Deferred tax asset attributable to:
Net operating loss carryforwards	$1,501,224	$1,580,516
Less: valuation allowance	(1,501,224)	(1,580,516)
Net deferred tax asset	$—	$—

For the three months ended November 30, 2025 and 2024, the Company and its subsidiaries generated net income and net losses respectively. However, despite the current profitability, management believes that the Company’s earnings are not yet stable or sustainable. The Company also continues to experience negative working capital and has an accumulated deficit.

In assessing the realizability of deferred tax assets, management evaluates whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which the related temporary differences become deductible. In making this assessment, management considers the scheduled reversal of deferred tax items, projected future taxable income, and feasible tax planning strategies.

As a result, management determined that it is more likely than not that the Company’s deferred tax assets will not be realized, after considering the potential utilization of existing net operating loss (“NOL”) carryforwards. As of November 30, 2024 and August 31, 2025, the valuation allowance for deferred tax assets was $1,501,224 and $1,580,516, respectively.

Reconciliation between the statutory rate and the effective tax rate is as follows for the three months ended November 30, 2025 and 2024:

	Three months ended
	November 30,
	2025	2024
Federal statutory tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

During the three months ended November 30, 2025, the Company and its subsidiaries generated net income. However, due to the fact that the Company had net operating loss carry forwarded, the Company and its subsidiaries did not incur any income tax for the three months ended November 30, 2025.

During the three months ended November 30, 2024, the Company and its subsidiaries incurred net losses. As a result, the Company and its subsidiaries did not incur any income tax for the three months ended November 30, 2024.

F-21

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 – CONCENTRATION RISK

Concentration

For the three months ended November 30, 2025, 36%, 28% and 22% of the total revenue were generated from three customers, respectively. For the three months ended November 30, 2024, 64% and 15% of the total revenue were generated from two customers, respectively.

As of November 30, 2025, 90% and 10% of the Company’s accounts receivable balances were receivable from two customers, respectively. As of August 31, 2025, 50%, 28% and 17% of the Company’s accounts receivable balances were receivable from three customers, respectively.

For the three months ended November 30, 2025, 100% of the total purchase of copyrights was from one supplier. For the three months ended November 30, 2024, 100% of the total purchase of copyrights was from one supplier.

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. In the United States, deposits at each financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. As of November 30, 2025 and August 31, 2025, the Company maintained cash balances of $11,766 and $13,691, respectively, at financial institutions located in the United States. Management believes that these financial institutions are of high credit quality and continually monitors their creditworthiness to mitigate potential risks of loss.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. There is no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of its operations and there are no proceedings in which any of the Company’s directors, officers, or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

Operating leases

The Company has a lease agreement to rent movie theatre with a third-party vendor as of November 30, 2025. (See Note 6)

F-22

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 13 – SEGMENT INFORMATION

The Company follows FASB ASC Topic 280, Segment Reporting, as amended by ASU 2023-07. The Company’s Chief Operating Decision Maker (“CODM”), Mr. Deng, the Chief Executive Officer, is responsible for evaluating operating results and allocating resources among the Company’s operating segments. As a result of strategic business realignment, the Company has identified two reportable segments: the Copyrights and Licensing (“IP”) segment and the Cinema segment.

The following table presents summarized financial information by reportable segment for the three months ended November 30, 2025 and 2024, respectively.

	IP Segment		Cinema Segment		Total
	Three months ended		Three months ended		Three months ended
	November 30		November 30		November 30
	2025	2024	2025	2024	2025	2024
Revenue	$1,485,720	$548,200	$37,409	$78,150	$1,523,129	$626,350
Cost of copyrights sold	—	279,884	—	—	—	279,884
Operating costs	—	—	21,356	44,960	21,356	44,960
Depreciation and Amortization	919,257	155,199	—	—	919,257	155,199
Interest expense	19,400	2,298	—	—	19,400	2,298
Segment assets	6,176,230	1,936,419	24,010	285,896	6,200,240	2,222,315
Segment income (loss)	$423,115	$1,154	$(60,215)	$(51,190)	$362,900	$(50,036)

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to the date these financial statements were issued.

Repurchase of shares

On December 8, 2025, the Company entered into a Repurchase Agreement (the “Repurchase Agreement”) with Anyone Pictures Limited (the “Stockholder”), pursuant to which the Company agreed to repurchase from the Stockholder 3,750,000,000 (split-adjusted 1,875,000) shares   of the Company’s common stock, par value $0.001 per share (the “Shares”), for an aggregate purchase price of $675,000 USD (the “Purchase Price”), or approximately $0.00018 (split-adjusted $0.36) per share.

The repurchase represents approximately 46.1% of the Company’s currently outstanding common stock (based on 8,121,266,321 (split-adjusted 4,061,107)   shares outstanding as of the most recent practicable date prior to the transaction). Upon closing of the transaction, the Shares will be returned to the Company’s treasury and canceled.

The transaction closed simultaneously with the execution of the Repurchase Agreement on December 8, 2025. Payment of the Purchase Price has been made, and the Shares have been surrendered and canceled on the books of the Company.

Reverse Stock split

The Board of Directors has fixed the reverse-split ratio at 1-for-2,000 and has directed that the reverse stock split implemented effective December 18, 2025 upon receipt of FINRA’s market-effective notice on December 17, 2025. As a result of the share consolidation, each 2,000 common shares outstanding automatically combines and converts to one issued and outstanding common share without any action on the part of the shareholder. (See Note 9)

Change name to “AI Era Corp”

The Company chang the name from “AB International Group Corp.” to “AI Era Corp.” and was effective December 18, 2025 upon receipt of FINRA’s market-effective notice on December 17, 2025.

Issuance of Common shares for officer bonus

On December 24, 2025, the sole director, Chiyuan Deng, approved his bonus compensation for serving as the Company’s Chief Executive Officer for bonus of 1,000,000 shares of common stock.

Issuance of Convertible note

On January 9, 2026, the Company entered into a Securities Purchase Agreement (the “SPA”) with Vanquish Funding Group Inc. (the “Lender”), pursuant to which the Company issued a convertible promissory note with a principal amount of $232,000. The note was issued with an original issue discount of $7,000, resulting in net proceeds of $225,000. The Note matures on October 15, 2026 and bears interest at a rate of 10% per annum, which is not payable until maturity.

The Note is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), beginning 180 days after the issuance date, at a conversion price equal to 80% of the lowest trading price of the Common Stock during the twenty (20) trading days prior to the conversion date (a 20% discount to market). The Lender is limited to conversions that would not result in beneficial ownership exceeding 4.99% of the outstanding Common Stock (waivable up to 9.99%).

The Company may prepay the Note at any time within the first 180 days at 120% of the outstanding principal plus accrued interest. After 180 days, prepayment is not permitted without the Lender’s consent. The Note contains customary events of default, upon which the outstanding principal and interest may become immediately due and payable at 150% or 200% of the principal amount (depending on the default type), and the conversion price may be adjusted downward.

F-23

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

AI Era Corp. (Formerly Known as AB International Group Corp.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AI Era Corp. (Formerly Known as AB International Group Corp.) (the “Company”) as of August 31, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for years ended August 31, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended August 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, as of August 31, 2025, the Company had limited cash, an accumulated deficit of approximately $10.4 million and a working capital deficit of approximately $3.3 million. For the year ended August 31, 2025, the Company had negative cash flow of approximately $2.3 million from its operations. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders or external financing and achieving operating profits. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. We determined that there are no critical audit matters for current period.

/s/ Prager Metis CPAs, LLC

We have served as the Company’s auditor since 2022.

Hackensack, New Jersey

PCAOB ID Number 273

December 1, 2025, except for Note 14 to which the date is on March 23, 2026

F-24

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

Consolidated Balance Sheets

	August 31,	August 31,
	2025	2024

ASSETS
Current Assets
Cash and cash equivalents	$13,691	$64,430
Prepaid expenses	8,508	—
Accounts receivable	219,408	624,572
Total Current Assets	241,607	689,002

Property and equipment, net	2,472	4,375
Right of use operating lease assets, net	291,064	494,506
Intangible assets, net	4,772,424	370,924
Purchase deposits for intangible assets, non-current	1,311,349	745,123
Security deposit	45,240	45,240
TOTAL ASSETS	$6,664,156	$2,349,170

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$88,063	$30,945
Loan from related parties	1,811,396	193,174
Current portion of obligations under operating leases	253,785	247,266
Warrants Liability	1,338,389	—
Deferred revenue	—	57,000
Total Current Liabilities	3,491,633	528,385

Obligations under operating leases, non-current	107,098	360,883
Total Liabilities	3,598,731	889,268

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 preferred shares authorized;
Series A preferred stock, 100,000 and 100,000 shares issued and outstanding, as of August 31, 2025 and 2024, respectively	100	100
Common stock, $0.001 par value, 10,000,000,000 shares authorized; 4,016,107 and 1,141,107 shares issued and outstanding, as of August 31, 2025 and 2024, respectively*	4,016	1,141
Additional paid-in capital*	13,451,528	13,304,328
Accumulated deficit	(10,390,219)	(11,845,667)
Total Stockholders’ Equity	3,065,425	1,459,902
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,664,156	$2,349,170

 *Retroactively restated for the effect of reverse stock split (see Note 14  ).

The accompanying notes are an integral part of these financial statements.

F-25

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

Consolidated Statements of Operations

	Years ended
	August 31,
	2025	2024

REVENUE
Copyrights sales	$1,180,300	$1,331,800
Copyrights sales – related party	1,294,000	105,000
Service revenue	2,898,203	1,431,655
Service revenue – related party	705,000	—
Theater revenue	291,060	432,012
Total revenue	6,368,563	3,300,467

OPERATING COSTS AND EXPENSES
Costs of copyrights sold	(1,644,893)	(119,517)
Amortization expenses	(1,557,653)	(1,660,459)
Theatre operating costs	(155,097)	(189,500)
General and administrative expenses	(630,870)	(829,038)
Related party salary and wages	(499,000)	(15,049)
Total Operating Costs And Expenses	(4,487,513)	(2,813,563)

Income From Operations	1,881,050	486,904

OTHER (EXPENSES) INCOME
Interest income	—	694
Interest expense – related parties	(71,020)	(32,282)
Loss on change in fair value of warrant liabilities	(367,444)	—
Other income	12,862	87,015
Total Other (Expenses) Income	(425,602)	55,427

Income Before Income Tax Benefit	1,455,448	542,331

Income tax	—	—
NET INCOME	$1,455,448	$542,331

NET INCOME PER SHARE: BASIC	$0.61	$0.47
NET INCOME PER SHARE: DILUTED	$0.58	$0.44
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC*	2,396,929	1,144,513
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED*	2,496,929	1,244,513

*Retroactively restated for the effect of reverse stock split (see Note 14).

The accompanying notes are an integral part of these financial statements.

F-26

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

Consolidated Statements of Changes in Stockholders' Equity

	Common Stock		Preferred Stock
	Number of Shares*	Amount*	Number of Shares	Amount	Additional Paid-in Capital*	Accumulated Deficit	Total Equity

Balance – August 31, 2023	643,116	$643	294,421	$295	$13,278,048	$(12,387,998)	$890,988
Issuance of restricted common shares	112,500	113	—	—	44,887	—	45,000
Preferred shares series C converted into common shares	528,341	528	(174,421)	(175)	(353)	—	—
Preferred shares series B cancellation	—	—	(20,000)	(20)	20	—	—
Common shares cancellation	(117,500)	(118)	—	—	118	—	—
Repurchase of Common shares	(25,350)	(25)	—	—	(50,674)	—	(50,699)
Imputed Interest	—	—	—	—	32,282	—	32,282
Net income	—	—	—	—	—	542,331	542,331
Balance – August 31, 2024	1,141,107	$1,141	100,000	$100	$13,304,328	$(11,845,667)	$1,459,902
Issuance of Common shares for cash	1,875,000	1,875	—	—	648,125	—	650,000
Issuance of Common shares for officer bonus	1,000,000	1,000	—	—	399,000	—	400,000
Reclassification of warrants	—	—	—	—	(970,945)	—	(970,945)
Imputed Interest	—	—	—	—	71,020	—	71,020
Net income	—	—	—	—	—	1,455,448	1,455,448
Balance – August 31, 2025	4,016,107	$4,016	100,000	$100	$13,451,528	$(10,390,219)	$3,065,425

*Retroactively restated for the effect of reverse stock split (see Note 14).

The accompanying notes are an integral part of these financial statements.

F-27

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

Consolidated Statements of Cash Flows

	Years Ended
	August 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,455,448	$542,331
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Executive salaries paid in stock	400,000	—
Depreciation of fixed asset	1,903	3,879
Amortization of intangible asset	1,557,653	1,660,459
Loss on change in fair value of warrant liabilities	367,444	—
Gain from sales of software in progress	—	(85,000)
Imputed interest on loan from related parties	71,020	32,282
Non-cash lease expense	(43,824)	(9,633)
Costs of copyrights sold	1,644,893	119,517
Changes in operating assets and liabilities:
Accounts receivable	405,164	(624,572)
Prepaid expenses	(8,508)	—
Purchase of intangible assets	(8,170,272)	(1,440,912)
Accounts payable and accrued liabilities	57,118	(93,032)
Deferred revenue	(57,000)	57,000
Net cash (used in) provided by operating activities	(2,318,961)	162,319

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (repayment to) related party loan	1,618,222	(176,500)
Proceeds from common stock issuances	650,000	—
Repurchase of common shares	—	(38,485)
Net cash provided by (used in) financing activities	2,268,222	(214,985)

Net decrease in cash and cash equivalents	(50,739)	(52,666)
Cash and cash equivalents – beginning of year	64,430	117,096
Cash and cash equivalents – end of year	$13,691	$64,430

Supplemental Cash Flow Disclosures
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-Cash Investing and Financing Activities:
Settlement of accrued CEO salaries with common stock	$—	$45,000
Net off purchase deposit with loan from related parties for sales of software	$—	$300,000
Unpaid repurchase of common shares	$—	$12,214
Expenses settled by CEO on behalf of the Company	$—	$6,388

The accompanying notes are an integral part of these consolidated financial statements.

F-28

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS AND BASIS OF PRESENTATION

Business

AB International Group Corp. (the “Company”) was incorporated under the laws of the State of Nevada on July 29, 2013. The Company is an intellectual property (IP) investment and licensing company.

On May 5, 2022, the Company incorporated AB Cinemas NY, Inc. in New York, NY, for the purpose of operating Mt. Kisco Theatre located in Mount Kisco, NY. The theatre started operations in October 2022.

On March 13, 2025, the Company incorporated AI+ Hubs Corp, a new wholly owned subsidiary pursuant to the Delaware General Corporation law. Through the subsidiary, the Company primarily engages in the acquisition, distribution, and licensing of copyrights for movies, television series, and short-form drama series.

On January 27, 2025, the Company sold its proprietary broadcasting platform, ABQQ.tv. Subsequently, in March 2025, the Company entered into an arrangement with a third-party platform to broadcast its movies and television series copyrights.

The Company continues to generate revenue primarily from the sale, and licensing (including broadcast and download licensing) of movies and television series, including short-form drama series. Other sources of revenue include the licensing of its NFT MMM platform, movie theater admissions, advertising and related food and beverage sales, embedded marketing services, and consulting services.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements have been prepared on a consolidated basis, with the Company’s wholly owned subsidiaries, App Board Limited, AB Cinemas NY, Inc and AI+ Hubs Corp. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

F-29

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts receivable

Accounts receivable is presented at invoiced amount net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s payment history, its current credit-worthiness and current economic trends. Accounts are written off after efforts at collection prove unsuccessful. No allowance was recorded for the year ended August 31, 2025 and 2024, respectively.

Foreign Currency Transactions

The financial risk arises from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Gains and losses from translation of foreign currency into U.S. dollars are included in current results of operations.

Purchase Deposits

Purchase deposits primarily consist of payments made to acquire the copyrights and distribution rights of movies, Television series, short-form drama series and intellectual property of ufilm, etc. Purchase deposits are classified as either current or non-current based on the nature and the terms of the respective agreements. These purchase deposits are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The allowance is also based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment. Purchase deposits are written off against the allowances only after exhaustive collection efforts. No allowance was recorded for the year ended August 31, 2025 and 2024, respectively.

Property and Equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Leasehold improvement is related to the enhancements paid by the Company to leased offices. Leasehold improvement represents capital expenditures for direct costs of renovation or acquisition and design fees incurred. The amortization of leasehold improvements commences once the renovation is completed and ready for the Company’s intended use.

The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Estimated Useful Life
Furniture	7 years
Appliances	5 years
Leasehold improvement	Lesser of useful life and lease term

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments that substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations in other income or expenses.

F-30

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets

Intangible assets are recorded at the lower of cost or estimated fair value and amortized as follows:

•	Copyrights and broadcast rights: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years
•	NFT MMM platform: straight-line method over the estimated life of the asset, which has been determined by management to be 2 years

Amortized costs of the intangible asset are recorded as amortization expenses in the consolidated statements of operations.

Lease property under operating lease

The Company adopted ASU No. 2016-02—Leases (Topic 842) since June 1, 2019, using a modified retrospective transition method permitted under ASU No. 2018-11. This transition approach provides a method for recording existing leases only at the date of adoption and does not require previously reported balances to be adjusted. In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification. Adoption of the new standard resulted in the recording of additional lease assets and lease liabilities on the consolidated balance sheets. The standard did not materially impact the Company’s consolidated net earnings and cash flows.

Impairment of Long-lived asset

The Company evaluates its long-lived assets or asset group, including intangible assets with indefinite and finite lives, for impairment. Intangible assets with indefinite lives that are not subject to amortization are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the assets might be impaired in accordance with ASC 350. Such impairment test compares the fair values of assets with their carrying values with an impairment loss recognized when the carrying values exceed fair values. For long-lived assets and intangible assets with finite lives that are subject to depreciation and amortization are tested for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset or a group of long-lived assets may not be recoverable. When these events occur, the Company evaluates impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the excess of the carrying amount of the asset group over its fair value. Impairment losses are included in the general and administrative expense. There was no impairment loss during the year ended August 31, 2025 and 2024, respectively.

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, using the modified retrospective approach. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

F-31

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company derives its revenues primarily from the following sources:

Revenue from selling copyrights of movies or television series:

Revenue from the sale of copyrights for movies or television series is recognized at a point in time when control of the intellectual property transfers to the customer. Control is considered transferred upon delivery of the master copy and completion of all requisite authorization procedures, as this is the point at which the customer has the legal right to direct the use of, and obtain substantially all of the remaining benefits from the copyright. Contracts are generally fixed-price arrangements without cancellation or refund provisions.

Revenue from licensing NFT MMM platform:

Revenue from NFT MMM platform licensing is recognized over time on a straight-line basis over the contractual license term, typically one or two years. The Company determined that the license provides customers the access to the platform and its data through both mobile and web interfaces for the license period, as the customer simultaneously receives and consumes the benefits provided by the Company's performance. The arrangements are non-cancelable and non-refundable with fixed consideration.

Revenue from movie theater admissions and food and beverage sales:

Revenue from movie theater admissions is recognized at a point in time when the movie is exhibited to customers, as this is when the performance obligation is satisfied. Food and beverage revenue is recognized at a point in time when customers take possession of the items. Revenue from gift card and exchange ticket sales is deferred until redemption occurs or upon estimation of breakage income for gift cards with a remote likelihood of redemption.

Revenue from embedded marketing service:

The Company earns revenue from embedded marketing services by incorporating advertisements into movies, television series or short-form drama series. Revenue is recognized at a point in time when the advertisement has been integrated into the media content and customer approval, as the customer can then direct the use of and obtain substantially all future economic benefits from the customized media content.

Revenue from consulting services:

The Company derives revenue from providing consulting services related to software development, corporate restructuring and strategic advisory. The Company also provides AI-based solutions and project oversight services that enhance content market accuracy, personalization, and advertising monetization for short drama platforms. Revenue from consulting services is recognized over time as the related services are performed, consistent with the continuous transfer of benefits to the customer.

F-32

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Revenue from advertising services in theaters

The Company generates advertising revenue from displaying commercials on theater screens prior to movie exhibitions. Revenue is recognized at a point in time when the advertisement is exhibited on screen to the audience.

Revenue from broadcast and download licensing

The Company grants non-exclusive, time-based licenses that allow customers to broadcast or provide download service of its films and television series, primarily short-form drama series, on their web or cloud-based platforms. License fees are charged per movie or per drama series based on the authorized period, typically on a monthly basis, and are not linked to user activity or download volume. The customer obtains a right to access the content during the license term. The Company satisfies its performance obligation by making the licensed content available to the customer and maintaining that accessibility throughout the license term. Accordingly, revenue is recognized over time on a straight-line basis throughout the license period.

Contract Assets and Liabilities

Payment terms are established on the Company’s pre-established credit requirements based upon an evaluation of customers’ credit quality. Contact assets are recognized for in related accounts receivable. Contract liabilities are recognized for contracts where payment has been received in advance of delivery. The contract liability balance can vary significantly depending on the timing of when an order is placed and when shipment or delivery occurs.

As of August 31, 2025 and 2024, other than accounts receivable, the Company had no material contract assets, contract liabilities or deferred contract costs recorded on its consolidated balance sheets.

Disaggregation of revenue

The Company disaggregates its revenue from contracts by revenue streams, as the Company believes it best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

The following table presents sales by revenue streams for the years ended August 31, 2025 and 2024, respectively:

	August 31, 2025	August 31, 2024
Theater admissions	$187,620	$276,428
Food and beverage sales	78,512	128,512
Theater advertisement	24,928	27,072
Theater revenue	291,060	432,012
Licensing for broadcast and download	1,599,920	—
Licensing for NFT platform	435,000	570,000
Embedded marketing service	1,298,283	507,508
Consulting services	270,000	354,147
Service revenue	3,603,203	1,431,655
Copyrights sales	2,474,300	1,436,800
Total revenue	$6,368,563	$3,300,467

F-33

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” (ASC 820) and ASC 825, “Financial Instruments” (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 – Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 – Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The carrying values of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to their short-term nature.

No liabilities measured at fair value on a recurring basis as of August 31, 2025 and 2024, respectively.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. No warrants were included in the diluted income per share as they would be anti-dilutive. Preferred stocks were included in the diluted earnings per share as they would be dilutive.

	August 31, 2025	August 31, 2024
Net Income	$1,455,448	$542,331
Weighted Average Number of Shares Outstanding: Basic*	2,396,929	1,144,513
Basic EPS*	0.61	0.47

Net Income	$1,455,448	$542,331
Weighted Average Number of Shares Outstanding: Basic*	2,396,929	1,144,513
Add: Preferred shares A	100,000	100,000
Weighted Average Number of Shares Outstanding: Diluted*	2,496,929	1,244,513
Diluted EPS*	0.58	0.44

 *Retroactively restated for the effect of reverse stock split (see Note 14).

F-34

  AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassification

Certain prior period amounts of revenue in consolidated statements of operations and purchase of intangible assets in consolidated statements of cash flows have been reclassified to conform to the current period presentation.

Warrants

Warrants are classified as equity and the proceeds from issuing warrants in conjunction with convertible notes are allocated based on the relative fair values of the base instrument of convertible notes and the warrants by following the guidance of ASC 470-20-25-2.

Proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. This usually results in a discount (or, occasionally, a reduced premium), which shall be accounted for as interest expense under Topic 835 Interest.

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Income taxes are accounted for using the asset and liability approach. Under this approach, income tax expense is recognized for the amount of taxes payable or refundable for the current year. Deferred income taxes assets and liabilities are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of operations in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Compensation - Stock Compensation,” which establishes the accounting for employee share-based awards. For employee share-based awards, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense with graded vesting on a straight-line basis over the requisite service period for the entire award.

Segment reporting

The Company follows ASU No. 2023-07, “Segment Reporting (Topic 280)”, which improves the disclosures about a public entity’s reportable segments and address requests from investors for more detailed information about a reportable segment’s expenses.

F-35

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income (Subtopic 220-40): Disaggregation of Income Statement Expenses.” This pronouncement introduces new disclosure requirements aimed at enhancing transparency in financial reporting by requiring disaggregation of specific income statement expense captions. Under the new guidance, entities are required to disclose a breakdown of certain expense categories, such as: employee compensation; depreciation; amortization, and other material components. The disaggregated information can be presented either on the face of the income statement or in the notes to the financial statements, often using a tabular format. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. In January 2025, the FASB issued ASU 2025-01, which revises the effective date of ASU 2024-03 (on disclosures about disaggregation of income statement expenses) “to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027.” Entities within the ASU’s scope are permitted to early adopt the ASU. The Company is currently evaluating the impact of this standard on its financial statement disclosures.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. ASU 2025-03 clarifies the guidance to determine the accounting acquirer in a business combination that is effected primarily by exchanging equity interests, when the legal acquiree is a variable interest entity (“VIE”) that meets the definition of a business. ASU 2025-03 requires entities to consider the same factors in ASC 805, Business Combinations, required for determining which entity is the accounting acquirer in other acquisition transactions. ASU 2025-03 is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-03 is required to be applied on a prospective basis to any acquisition transaction that occurs after the initial application date. The Company does not expect a material effect on its consolidated financial statements upon adoption.

In May 2025, the FASB issued ASU 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606). ASU 2025-04 revises the definition of the term performance condition for share-based consideration payable to a customer to incorporate conditions that are based on the volume or monetary amount of a customer’s purchases or potential purchases. ASU 2025-04 also eliminates the policy election to account for forfeitures as they occur for awards with service conditions. ASU 2025-04 also clarifies that ASC 606 variable consideration guidance does not apply to share-based payments to customers; instead, vesting probability should be assessed solely under ASC 718, Compensation—Stock Compensation. ASU 2025-04 is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-04 may be applied on either a modified retrospective basis or on a retrospective basis. The Company is currently assessing the impact this standard will have on the Company’s Consolidated Financial Statements.

F-36

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In July 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets. ASU 2025-05 amends ASC 326, Financial Instruments—Credit Losses, and introduces a practical expedient available for all entities and an accounting policy election available for all entities, other than public business entities, that elect the practical expedient. These changes apply to the estimation of expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue Recognition. Under the practical expedient, entities may assume that current conditions as of the balance sheet date remain unchanged for the remaining life of the asset when developing reasonable and supportable forecasts. This simplifies the estimation process for short-term financial assets. ASU 2025-05 is effective for the Company’s annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-05 should be applied on a prospective basis. The Company does not expect a material effect on its consolidated financial statements upon adoption.

In August 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-06, Intangibles - Goodwill and Other (Topic 350) — Internal-Use Software (Subtopic 350-40): Targeted Improvements. This update provides clarifications and targeted improvements to the accounting for internal-use software, including enhanced guidance on the identification of software development activities, capitalization of implementation costs, and accounting for subsequent upgrades and maintenance. ASU 2025-06 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years, with early adoption permitted. The Company does not expect a material effect on its consolidated financial statements upon adoption.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the balance sheets, statements of operations and comprehensive income and cash flows.

F-37

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of August 31, 2025, the Company had limited cash, an accumulated deficit of approximately $10.4 million and a working capital deficit of approximately $3.3 million. For the year ended August 31, 2025, the Company had negative cash flow of approximately $2.3 million from its operations. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders or external financing and achieving operating profits. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

The future operations of the Company depend on its ability to realize forecasted revenues, achieve profitable operations, and depend on whether or not the Company could obtain continued financial support from its stockholders or external financing. Management believes the existing stockholders will continue to provide additional cash to meet the Company’s obligations as they become due. The Company also intends to fund operations through cash flow generated from the operations, including the expected copyrights sales and other revenue streams, equity financing, debt borrowings, and additional equity financing from outside investors, to ensure sufficient working capital. However, no assurance can be given that additional financing, if required, would be available on favorable terms or at all. If we are not able to secure additional funding, the implementation of our business plan will be impaired.

Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provide the opportunity for the Company to continue as a going concern.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company capitalized the renovation cost as leasehold improvement and the cost of furniture and appliances as fixed asset. Leasehold improvement relates to renovation and upgrade of the leased office.

The depreciation expense was $1,903 and $3,879 for the years ended August 31, 2025 and 2024, respectively.

As of August 31, 2025 and 2024, the balance of property and equipment was as follows:

	August 31, 2025	August 31, 2024
Leasehold improvement	$146,304	$146,304
Appliances and furniture	25,974	25,974
Total cost	172,278	172,278
Accumulated depreciation	(169,806)	(167,903)
Property and equipment, net	$2,472	$4,375

F-38

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – INTANGIBLE ASSETS

As of August 31, 2025 and 2024, the balance of intangible assets was as follows:

	August 31, 2025	August 31, 2024
Movie copyrights and broadcast right	$5,893,783	$8,310,331
Television series	1,193,074	935,000
Short form drama series	5,413,923	—
NFT MMM platform	280,000	280,000
Total cost	12,780,780	9,525,331
Accumulated amortization	(8,008,356)	(9,154,407)
Intangible assets, net	$4,772,424	$370,924

The amortization expense for the years ended August 31, 2025 and 2024 was $1,557,653 and $1,660,459, respectively. Estimated future amortization expense is as follows:

Twelve months ending August 31,	Amortization expense
2026	$2,976,493
2027	1,795,931
Total	$4,772,424

F-39

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – INTANGIBLE ASSETS (continued)

On August 6, 2022, the Company licensed its NFT MMM platform to a third party, Anyone Pictures Limited, granting access to the platform and related data through both the mobile application and website for one year beginning August 20, 2022, at a monthly license fee of $60,000. Following a license renewal on November 1, 2023, the Company continued licensing the NFT MMM platform from November 1, 2023 through October 31, 2025, at a monthly license fee of $57,000; however, the agreement was terminated on January 31, 2025. On February 21, 2025, the Company entered into a stock purchase agreement with Anyone Pictures Limited, which subsequently became a related party due to its shareholding. On June 1, 2025, the Company renewed the license, granting Anyone Pictures Limited access to the platform from June 1, 2025 through May 31, 2026, at a monthly license fee of $50,000. The Company retains ownership and all copyrights to the NFT MMM platform, including the mobile application “NFT MMM” and the website starestnet.io. For the years ended August 31, 2025 and 2024, the Company recognized license revenue of $435,000 and $570,000, respectively (see Note 8).

During the year ended August 31, 2024, the Company entered into several copyright acquisition agreements with All In One Media Ltd. On September 10, 2023, the Company acquired the copyrights for four movies for a total purchase price of $104,714, allowing the Company to distribute the films outside Mainland China. On November 27, 2023, the Company further acquired the Mainland China copyrights for the same four movies for an additional purchase price of $378,513. On September 30, 2023, the Company entered into another agreement to acquire the copyrights and global broadcast rights for two movies for a total purchase price of $212,562. On August 13, 2024, the Company entered into another agreement to acquire the copyrights and global broadcast rights for two additional movies for a total purchase price of $580,000.

During the year ended August 31, 2024, in November 2023, the Company entered into an agreement with Anyone Pictures Limited to sell the Mainland China copyrights of one movie for $180,000 and the offline broadcast rights of another movie for $211,800. The granted broadcast rights are globally exclusive, except for Mainland China.

During the year ended August 31, 2024, on November 21, 2023, the Company entered into an agreement with Capitalive Holdings Limited to sell the offline broadcast rights of one movie for $140,000. The granted broadcast rights are globally exclusive, except for Mainland China.

During the year ended August 31, 2024, on July 27, 2024, the Company has entered into an agreement with Anyone Pictures Limited to sell the mainland China copyrights of 3 movies for $800,000.

On August 5, 2024, the Company has entered into an agreement with Zestv Studios Limited to sell its offline broadcast rights of one movie for $105,000. The granted offline broadcast rights are globally exclusive, with the exception of Mainland China and United States. (See Note 8)

During the year ended August 31, 2024, the total sale amount of intangible assets was $1,436,800 and the total purchased amount of intangible assets was 695,789.

During the year ended August 31, 2025, on September 30, 2024, the Company entered into an agreement with Capitalive Holdings Limited to sell the offline broadcast rights of two movies for $55,000. The granted broadcast rights are globally exclusive, except for Mainland China.

During the year ended August 31, 2025, on September 30, 2024, the Company entered into an agreement with All In One Media Ltd. to acquire the copyrights and broadcast rights for one movie for a total purchase price of $360,000. The acquired rights allow the Company to broadcast the movie globally. On October 21, 2024, the Company entered into an agreement with Anyone Pictures Limited, a related party, to sell the broadcast rights for the same movie for $228,000. The granted broadcast rights are exclusive to Mainland China (see Note 8).

During the year ended August 31, 2025, the Company received the copyright and broadcast right for three movies from All In One Media Ltd for $800,000. The copyright allows the Company to broadcast globally.

F-40

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – INTANGIBLE ASSETS (continued)

During the year ended August 31, 2025, the Company also received the copyright and broadcast right of 20-episode TV drama and 10-episode TV drama from Stareastnet Portal Limited for $310,123 and $120,000, respectively. The movie copyright allows the Company to broadcast globally and the TV drama copyright allows the Company to broadcast globally with the exception of Mainland China.

During the year ended August 31, 2025, the Company entered into an agreement with Capitalive Holdings Limited to sell the ABQQ.TV website and the copyrights of 59 movies for $275,000. The copyrights are globally exclusive, with the exception of Mainland China.

During the year ended August 31, 2025, the Company entered into an agreement with Anyone Pictures Limited, a related party, to sell the broadcast rights of four movies for $300,000. The granted broadcast rights are exclusive to Mainland China. (see Note 8).

During the year ended August 31, 2025, the Company acquired from All In One Media Ltd. the copyrights and broadcast rights for one movie and 1,151 series and 195 series and 751 series of TV drama, for a price of $600,000, $3,455,000, $262,500, and $676,000, respectively. The movie rights permit global broadcast, while the TV drama rights allow global broadcast excluding Mainland China.

During the year ended August 31, 2025, the Company also acquired from Guangdong Huanshi Film Industry Co., Ltd. the copyrights and broadcast rights of 20 series, 360 series and 100 series of TV drama, for a price of $57,016, $913,671, and $49,736, respectively. These copyrights allow the Company to broadcast globally, except for Mainland China. In addition, the Company sold the broadcast rights of one movie to Guangdong Honor Film Co., Ltd. for $209,200, granting Mainland China exclusive rights.

During the year ended August 31, 2025, the Company entered into an agreement with Capitalive Holdings Limited to sell the offline broadcast rights of five movies for $201,100 and three movies for $440,000, respectively. The granted rights are globally, except for Mainland China.

During the year ended August 31, 2025, the Company entered into an agreement with Anyone Pictures Limited, a related party, to sell the broadcast rights of one movie for $356,000. The granted broadcast rights are Mainland China exclusive. The Company also entered into an agreement with Anyone Pictures Limited to sell the copyright of two series of TV dramas for $410,000. The TV drama copyright allows the Company to broadcast globally, except for Mainland China. (See Note 8)

During the year ended August 31, 2025, the Company entered into an agreement with Capitalive Holdings Limited to grant non-exclusive, time-based licenses allowing the customer to broadcast the Company’s films and television series, primarily short-form drama series. License fees are charged per movie or per drama series per month. The Company received total broadcast licensing fees of $988,920 from Capitalive Holdings Limited during the year ended August 31, 2025.

During the year ended August 31, 2025, the Company also licensed the download rights to Guangdong Dangliang Film Co., Ltd. to download the Company’s film through the cloud-based platforms. The licensed rights exclude Mainland China. License fees are charged per movie based on the authorized period, typically monthly or annually, and are not linked to user activity or download volume. The Company received total download licensing fees of $611,000 from Guangdong Dangliang Film Co., Ltd. during the year ended August 31, 2025.

During the year ended August 31, 2025, the total sale amount of intangible assets was $2,474,300 and the total purchased amount of intangible assets was $7,604,046.

F-41

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – LEASES

In September 2023, the Company entered into a one month lease with a third party for an office space in Hong Kong, incurring a monthly rent of $766. The lease was terminated on November 30, 2023.

On October 21, 2021, the Company signed a lease agreement to lease “the Mt. Kisco Theatre”, a movie theater, for five years plus the free rent period which commences four months from the lease commencement date. The theater consists of approximately 8,375 square feet, and the total monthly rent is $14,366 for the first two years, and $20,648 from the third year including real estate related taxes and landlord’s insurance.

On January 31, 2024, the end of the initial two-year rental period, the landlord agreed to continue to receive $14,366 from February 2024 to August 2025. The reduced rental payments are accounted for as a rent concession and recognized in general and administrative expenses.

Total lease expense for the years ended August 31, 2025 and 2024 was $128,572 and $163,529, respectively. All leases are on a fixed payment basis. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The following is a schedule of maturities of lease liabilities:

Twelve months ending August 31,
2026	$255,412
2027	107,276
Total future minimum lease payments	362,688
Less: imputed interest	(1,805)
Total	$360,883

F-42

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – PURCHASE DEPOSITS FOR INTANGIBLE ASSETS

The balance of purchase deposits for intangible assets, which relates to the acquisitions of copyrights and broadcast rights for movies, TV dramas, and software was as follows:

	August 31, 2025	August 31, 2024

Purchase deposit for copyright and broadcast right for movies and series	$1,011,349	$745,123
Purchase deposit for intellectual property of ufilm	300,000	—
Total purchase deposits for intangible assets	$1,311,349	$745,123

On February 23, 2024, the Company entered into an agreement to acquire the copyrights and broadcast rights of a movie and paid a purchase deposit of $300,000. On June 5, 2024, the Company entered into an agreement to acquire the copyrights and broadcast rights of a television drama series and paid a purchase deposit of $155,123. On August 13, 2024, the Company entered into an agreement to acquire the copyrights and broadcasting rights of two movies and paid a purchase deposit of $290,000. As of August 31, 2024, total purchase deposits for intangible assets amounted to $745,123.

On March 27, 2025, the Company entered into an agreement to acquire the copyrights and broadcast rights of 1,500 episodes of short form drama series. The granted broadcasting rights are exclusive to Mainland China. As of August 31, 2025, the Company had paid purchase deposits of $1,011,349 towards this acquisition. The company received these short form drama series in September 2025.

In May 2025, the Company entered into an agreement to acquire a license to the intellectual property (“IP”) of ufilm from AIHUB Releasing, Inc. for total consideration of $2,000,000. The original settlement terms required a payment of $500,000 in cash within 10 days of the agreement date, with the remaining $1,500,000 payable within 10 days following the successful completion of related SaaS system testing. On June 2, 2025, the parties mutually agreed to amend the agreement, under which the Company fully settled the purchase consideration by transferring its NFT MMM intellectual property to AIHUB Releasing, Inc. Subsequently, on July 12, 2025, the parties further amended the agreement. Under the revised terms, the Company agreed to acquire all rights to the ufilm AI IP from AIHUB Releasing, Inc. for a cash consideration of $300,000, replacing the previously agreed transfer of the Company’s NFT MMM IP. As of August 31, 2025, the Company had paid purchase deposits of full purchase price totaling $300,000. The asset has not yet been delivered and are currently undergoing third-party testing. It is expected to be delivered in late December 2025.

F-43

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – RELATED PARTY TRANSACTIONS

Related party loans and line of credit agreements

In support of the Company’s operations and cash requirements, the Company may rely on advances from stockholders until such time that it can sustain its operations or obtain adequate financing through equity sales or traditional debt financing.

Mr. Chiyuan Deng, the Chief Executive Officer

On June 1, 2023, Mr. Chiyuan Deng, the Company’s Chief Executive Officer and a stockholder, entered into a line of credit agreement with the Company. Under the agreement, Mr. Deng agreed to provide a line of credit of up to $1,500,000, which included the existing shareholder loan balance of $697,281. The line of credit is non-interest bearing and due on demand.

For the year ended August 31, 2025, Mr. Deng provided additional loans totaling $4,324,644 to meet the Company’s working capital needs. As of August 31, 2025, the Company had repaid $3,895,788. For the year ended August 31, 2024, Chiyuan Deng provided additional loans totaling $794,865 for its working capital needs. As of August 31, 2024, the Company has repaid $971,365. The loans are non-interest bearing and due on demand. The Company recognized imputed interest at 5% per annum on the outstanding balances as of August 31, 2025 and 2024. As of August 31, 2025 and 2024, the outstanding loan balances due to Mr. Deng were $622,030 and $193,174, respectively.

Anyone Pictures Limited

On March 1, 2025, the Company entered into a line of credit agreement with Anyone Pictures Limited, a related party, for up to $2,000,000. The loan is non-interest bearing and due on demand. During the year ended August 31, 2025, Anyone Pictures Limited advanced $2,473,601 to the Company for working capital purposes, of which $1,284,235 was repaid as of August 31, 2025. The Company recognized imputed interest at 5% per annum on the outstanding balances as of August 31, 2025. As of August 31, 2025, the outstanding loan balances due to Anyone Pictures Limited were $1,189,366.

Share issuance – related party - Anyone Pictures Limited

On February 21, 2025, the Company entered into a stock purchase agreement with Anyone Pictures Limited. Under the terms of the agreement, the Company issued 2,000,000,000 (split-adjusted 1,000,000) shares of its common stock at a value of $0.00015 (split-adjusted $0.3) per share  , for total gross proceeds of $300,000.

On May 15, 2025, the Company entered into another stock purchase agreement with Anyone Pictures Limited. Pursuant to this agreement, the Company issued 1,750,000,000 (split-adjusted 875,000) shares of its common stock at a value of $0.0002 (split-adjusted $0.4) per share  , for total gross proceeds of $350,000. Following the issuance, Anyone Pictures Limited held approximately 47% of the Company’s total outstanding common stock.

F-44

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

Revenue and accounts receivable - related party - Anyone Pictures Limited

For the year ended August 31, 2025, the Company sold broadcast rights of six movies and two television series to Anyone Pictures Limited, a related party, for total consideration of $1,294,000. The Company also recognized a license revenue of $435,000 for granting Anyone Pictures Limited access to the NFT MMM platform. In addition, the Company recognized consulting service revenue of $270,000 from Anyone Pictures Limited related to AI-based solutions and project oversight services designed to enhance short drama market accuracy, personalization, and advertising monetization.

As of August 31, 2025, the Company had no outstanding accounts receivable from Anyone Pictures Limited.

Revenue and accounts receivable - related party - Zestv Studios Limited

On August 5, 2024, the Company has entered into an agreement with Zestv Studios Limited to license its offline broadcast rights of 1 movie for $105,000.   The granted offline broadcast rights are globally exclusive, with the exception of Mainland China and United States.

As of August 31, 2025 and 2024, the Company had no outstanding accounts receivable from Zestv Studios Limited.

Accounts payable and accrued liabilities – related party - Zestv Studios Limited

On November 28, 2023, the Company sold the software-in-progress to the Developer for $385,000. Zestv Studios Limited collected the payment on behalf of the Company. The payment of $385,000 reduced the loan from related parties as of November 30, 2023.

During the year ended August 31, 2024, Zestv Studios Limited has settled operating expenses of $154,942 on behalf of the Company. The amount paid by Zestv Studios Limited was fully settled as of August 31, 2024.

As of August 31, 2025 and 2024, the Company had $0 payable to Zestv Studios Limited.

Executives’ salaries

On September 11, 2020 and May 24, 2022, the Company entered into two amended employment agreements with Mr. Chiyuan Deng, the Chief Executive Officer. Pursuant the amended agreements, the Company amended the compensation to Mr. Deng to include a salary of $180,000 annually, a reduction in common stock received under his initial employment agreement, a potential for a bonus in cash or shares, and the issuance of 100,000 shares of Series A Preferred Stock at par value $0.001. Mr. Deng returned 266,667 shares of common stock to the Company that he had received under his initial employment agreement. Mr. Deng elected to forgo his salaries effective from October 2023.

On February 14, 2025, the Company approved compensation of $99,000 to Mr. Deng for the three months ended February 28, 2025 and the issuance up to 2.5 billion shares of common stock. On March 14, 2025, the Company issued 2,000,000,000 (split-adjusted 1,000,000) shares of common stock to Mr. Deng, valued at market price of $0.0002 (split-adjusted $0.4) per share  , for total consideration of $400,000.

For the year ended August 31, 2025, the Company incurred total compensation expense of $499,000 related to Mr. Deng, the Chief Executive Officer. For the year ended August 31, 2024, total compensation to Mr. Deng was $15,049.

NOTE 9 – STOCKHOLDERS’ EQUITY

Common shares

The Company had the following activities for the year ended August 31, 2025:

Issuance of common shares

On February 21, 2025, the Company entered into a stock purchase agreement with Anyone Pictures Limited. Under the terms of this agreement, the Company issued 2,000,000,000 (split-adjusted 1,000,000) shares of the Company’s common stock at a value of $0.00015 (split-adjusted $0.3) per share   for gross proceeds of $300,000 (See Note 8).

On March 14, 2025, the Company issued 2,000,000,000 (split-adjusted 1,000,000) shares of the Company’s common stock valued at market price of $0.0002 (split-adjusted $0.4) per share   for a total amount of $400,000 to Mr. Chiyuan Deng, the Chief Executive Office. (See Note 8).

On May 15, 2025, the Company entered into another stock purchase agreement with Anyone Pictures Limited. Under the terms of this agreement, the Company issued 1,750,000,000 (split-adjusted 875,000) shares of the Company’s common stock at a value of $0.0002 (split-adjusted $0.4) per share   for total gross proceeds of $350,000 (See Note 8).

F-45

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Common shares (continued)

The Company had the following activities during the year ended August 31, 2024:

Issuance of restricted common shares

On October 5, 2023, the Board of Directors resolved to issue 225,000,000 (split-adjusted 112,500) shares of the Company’s restricted common stock, par value $0.001 per share, to Mr. Chiyuan Deng, the Chief Executive Officer, as settlement of his accrued executive salaries totaling $45,000.

Conversion of Series C preferred shares to common shares

During the year ended August 31, 2024, the Company issued total 1,056,681,936 (split-adjusted 528,341) common shares as the result of the conversion of total 174,421 Series C preferred shares.

Reverse Stock split

On June 12, 2023, the Board of Directors approved a reverse split for the Company’s issued and outstanding common stock, at a ratio of 1 share for every 10,000 shares, contingent upon receiving a market effectiveness date from FINRA. On September 8, 2023, however, the Board of Directors voted to cancel the proposed 1-for-10,000 reverse split, determining that it would not be in the best interest of the stockholders or the Company.

On April 22, 2024, the Board of Directors approved another reverse split of the Company’s issued and outstanding common stock, at a ratio of 1-for-2,000, also contingent upon FINRA approval. On August 19, 2024, the Board of Directors voted to cancel the planned 1-for-2,000 reverse split, concluding that proceeding with the action would not serve the best interests of the stockholders or the Company.

On June 5, 2025, the Company obtained the written consent of majority stockholders to grant discretionary authority to the Board of Directors of the Company, at any time or times for a period of 12 months after the date of the written consent, to adopt an amendment to the articles of incorporation to effect a reverse split of the issued and outstanding common stock within a range of 1-for-2,000 to 1-for-20,000. The exact ratio to be determined by the Board at a later date and is contingent upon receiving a market effectiveness date from FINRA.

Cancellation of Common shares

On February 5, 2024, the Board of Directors authorized the cancellation of 235,000,000 (split-adjusted 117,500) shares   of the Company’s common stock.

Repurchase of common shares

On July 20, 2024, the Board of Directors approved the repurchase of 50,699,000 (split-adjusted 25,350) shares of the Company’s common stock from several shareholders for an aggregate purchase price of $50,699, or $0.001 (split-adjusted $2.0) per share  . The repurchased shares are subsequently cancelled on August 26, 2024. The purchase price was settled in tranches. As of August 31, 2024, $38,485 of the purchase price has been paid. The remaining amount was settled in November 2024.

F-46

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Subscription of Common shares

On June 13, 2024, the Company entered into a Common Stock Purchase Agreement with Alumni Capital LP (“Alumni Capital”), a Delaware limited partnership. Pursuant to the Purchase Agreement, the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $5 million of our common stock at the Investment Amount during the period beginning on the execution date of the Purchase Agreement and ending on the earlier of (i) the date on which Alumni Capital has purchased $5 million of our common stock shares pursuant to the Purchase Agreement or (ii) June 30, 2025.

Pursuant to the Purchase Agreement, the Investment Amount means seventy percent (70%) of the lowest daily Volume Weighted Average Price (“VWAP”) of the Common Stock five business days prior to the Closing of a Purchase Notice. No Purchase Notice will be made without an effective registration statement and no Purchase Notice will be in an amount greater than (i) $250,000 or (ii) three hundred percent (300%) of the Average Daily Trading Volume during the five business days prior to a Purchase Notice.

The Purchase Agreement provides that the number of our common stock shares to be sold to Alumni Capital will not exceed the number of shares that, when aggregated together with all other shares of our common stock which the investor is deemed to beneficially own, would result in the investor owning more than 4.99% of our outstanding common stock. The percentage may be increased to no more than 9.99% upon notice under the Purchase Agreement.

The Purchase Agreement contains certain representations, warranties, covenants and events of default. The Closing occurred following the satisfaction of customary closing conditions.

As of June 30,2025, the agreement was expired and Alumni Capital LP did not purchase any shares.

As of August 31, 2025 and 2024, the Company had 8,031,266,321 (split-adjusted 4,016,107) and 2,281,266,321 (split-adjusted 1,141,107) shares of common stock issued and outstanding, respectively.

Preferred shares

The Company had no preferred share activities during the year ended August 31, 2025.

The Company had the following preferred share activities during the year ended August 31, 2024:

During the year ended August 31, 2024, the Company converted a total 174,421 Series C preferred shares into common shares.

On November 30, 2023, the Board of Directors approved the withdrawal of the Amended Certificate of Designation for the Company’s Series C and Series D Preferred Stock. On December 1, 2023, the Board of Directors approved the withdrawal of the Certificate of Designation for the Company’s Series B Preferred Stock. The Series B Preferred Stock was subsequently cancelled during the year ended August 31, 2024.

As of August 31, 2025 and 2024, the Company had 100,000 and 100,000 shares of Series A preferred stock issued and outstanding, respectively.

F-47

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCKHOLDERS’ EQUITY (Continued)

Warrants

2022 warrants

As a consideration of Common Stock Purchase Agreement signed with Alumni Capital on August 2, 2022, which resulted in Alumni Capital subscribing to a total of 200,000,000 shares of common stock for total proceeds of $146,475 as of August 31, 2023, Alumni Capital was granted the right to purchase up to 50,000,000 shares of the Company’s common stock (the “Warrant Shares”). The warrants have an exercise price of $0.02 per share and an exercise period commencing on August 2, 2022 and expiring on the fifth anniversary of the issuance date. The aggregate fair value of the warrants was estimated at $234,000 using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0048, risk-free interest rate of 2.85%, expected term of 5 years, exercise price of $0.02, expected volatility of 221.4%, and expected future dividends of nil.

2024 warrants

In connection with the Common Stock Purchase Agreement signed with Alumni Capital on June 13, 2024, the Company issued to Alumni a Common Stock Purchase Warrant dated the same day to purchase up to 1,943,304,434 shares of the Company’s common stock, representing (50%) of the commitment amount of $5 million, at an exercise price of $0.00129 per share, subject to adjustments, and ending on the 5 years anniversary of the issuance date. The number of shares under the Common Stock Purchase Warrant is subject to adjustment based on the following formula: (i) fifty percent (50%) of the Commitment Amount, less the exercise value of all partial exercises prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date. The exercise price per was calculated by dividing $3,000,000 by the total number of issued and outstanding shares of common stock as of June 13, 2024. The exercise price is subject to change based on a change in the number of our outstanding shares.

The aggregate fair value of the warrants was estimated at $970,945, using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0005; risk free rate of 4.24%; expected term of 5 years; exercise price of $0.0013; volatility of 310.94%; and expected future dividends of $0.

Management determined that these warrants meet the requirements for equity classification under ASC 815-40 because they are indexed to its own shares. The warrants were recorded at their fair value on the date of grant as a component of shareholders’ equity.

As of August 31, 2025, the Company was authorized to issue 10 billion shares of common stock. At that date, the Company had approximately 8.0 billion common shares issued and outstanding. If all outstanding common share warrants were exercised, the Company would be required to issue approximately 6.7 billion additional shares, which would exceed the number of authorized shares available. Because the Company did not have a sufficient number of authorized and unissued shares available for settlement, the warrants no longer met the equity classification criteria under ASC 815-40 and were reclassified as liabilities.

Upon reclassification, the warrants were measured at fair value, resulting in a warrant liability of $1,338,389, with $970,945 derecognized from equity and a loss of $367,444 recorded in earnings for the year ended August 31, 2025. The fair value was determined using the Black-Scholes option-pricing model

The aggregate fair value of the warrants was estimated at $1,338,389, using the Black-Scholes pricing model with the following assumptions: market value of underlying common shares of $0.0002; risk free rate of 3.67%; expected term of 3.79 years; exercise price of $0.0004; volatility of 402.11%; and expected future dividends of $0.

Following reclassification, the warrant liability is remeasured at fair value at each reporting date, with changes in fair value recognized in earnings in accordance with ASC 815-40.

The share amounts disclosed in this note above do not reflect the impact of the reverse stock split and have not been adjusted on a split-adjusted basis.

As   of August 31, 2025, 6,742,721,934 (split-adjusted 3,371,361) warrants in connection with two equity financings were outstanding, with weighted average remaining life of 3.77 years.

A summary of the status of the Company’s warrants as of August 31, 2025 and 2024 is presented below:

	Number of warrants
	Original shares issued	Original shares issued (split-adjusted)	Anti-dilution Adjusted
Warrants as of August 31, 2023	50,000,000	25,000	—
Warrants granted during the year	1,943,304,434	971,652	—
Warrants as of August 31, 2024	1,993,304,434	996,652	—
Adjustment	4,749,417,500	2,374,709	—
Exercisable as of August 31, 2025	6,742,721,934	3,371,361	—

F-48

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – INCOME TAXES

The Company and its fully owned subsidiaries, AB Cinemas NY, Inc and AI+ Hubs Corp, were incorporated in the United States and are subject to a statutory income tax rate at 21%. The Company’s fully owned subsidiary, App Board Limited, was registered in Hong Kong and is subject to a statutory income tax rate at 16.5%.

As of August 31, 2025 and 2024, the components of net deferred tax assets, including a valuation allowance, were as follows:

	August 31, 2025	August 31, 2024
Deferred tax asset attributable to:
Net operating loss carryforwards	$1,580,516	$1,963,323
Less: valuation allowance	(1,580,516)	(1,963,323)
Net deferred tax asset	$—	$—

For the years ended August 31, 2025 and 2024, the Company and its subsidiaries generated net income. However, despite the current profitability, management believes that the Company’s earnings are not yet stable or sustainable. The Company also continues to experience negative working capital and has an accumulated deficit.

In assessing the realizability of deferred tax assets, management evaluates whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which the related temporary differences become deductible. In making this assessment, management considers the scheduled reversal of deferred tax items, projected future taxable income, and feasible tax planning strategies.

As a result, management determined that it is more likely than not that the Company’s deferred tax assets will not be realized, even after considering the potential utilization of existing net operating loss (“NOL”) carryforwards. As of August 31, 2025 and August 31, 2024, the valuation allowance for deferred tax assets was $1,580,516 and $1,963,323, respectively.

Reconciliation between the statutory rate and the effective tax rate is as follows for the years ended August 31, 2025 and 2024:

	Year ended
	August 31,
	2025	2024
Federal statutory tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

For the year ended August 31, 2025 and 2024, the Company and its subsidiaries generated net income. However, due to the fact that the Company had net operating loss carry forwarded, the Company and its subsidiaries did not incur any income tax for the year ended August 31, 2025 and August 31, 2024.

F-49

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – CONCENTRATION RISK

Concentration

For the year ended August 31, 2025, 31%, 31% and 14% of the total revenue were generated from three customers, respectively. For the year ended August 31, 2024, 52% and 25% of the total revenue were generated from two customers, respectively.

As of August 31, 2025, 50%, 28% and 17% of the Company’s accounts receivable balance were receivable from three customers, respectively. As of August 31, 2024, 96% of the Company’s accounts receivable balance was receivable from one customer.

For the year ended August 31, 2025, 81% and 13% of the total purchase of copyrights were from two suppliers, respectively. For the year ended August 31, 2024, 100% of the total purchase of copyrights was from one supplier.

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. In the United States, deposits at each financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. As of August 31, 2025 and 2024, the Company maintained cash balances of $13,691 and $64,430, respectively, at financial institutions located in the United States. Management believes that these financial institutions are of high credit quality and continually monitors their creditworthiness to mitigate potential risks of loss.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. There is no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of its operations and there are no proceedings in which any of the Company’s directors, officers, or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to the Company’s interest.

Operating leases

The Company has a lease agreement to rent movie theatre with a third-party vendor as of August 31, 2025. (See Note 6)

F-50

AI ERA CORP. (FORMERLY KNOWN AS AB INTERNATIONAL GROUP CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – SEGMENT INFORMATION

The Company follows FASB ASC Topic 280, Segment Reporting, as amended by ASU 2023-07. The Company’s Chief Operating Decision Maker (“CODM”), Mr. Deng, the Chief Executive Officer, is responsible for evaluating operating results and allocating resources among the Company’s operating segments. As a result of strategic business realignment, the Company has identified two reportable segments: the Copyrights and Licensing (“IP”) segment and the Cinema segment.

The following table presents summarized financial information by reportable segment for the years ended August 31, 2025 and 2024, respectively.

	IP Segment		Cinema Segment		Total
	Year ended		Year ended		Year ended
	August 31		August 31		August 31
	2025	2024	2025	2024	2025	2024
Revenue	$6,077,503	$2,868,455	$291,060	$432,012	$6,368,563	$3,300,467
Cost of copyrights sold	1,644,893	119,517	—	—	1,644,893	119,517
Operating costs	—	—	155,097	189,500	155,097	189,500
Depreciation and Amortization	1,559,556	1,664,338	—	—	1,559,556	1,664,338
Interest expense	71,020	31,588	—	—	71,020	31,588
Segment assets	6,637,538	2,257,669	26,618	91,501	6,664,156	2,349,170
Segment income (loss)	$1,658,964	$671,457	$(203,516)	$(129,126)	$1,455,448	$542,331

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to the date these financial statements were issued.

 On October 1, 2025, the Company entered into three consulting agreements with independent third-party consultants to provide business development services. Under the terms of the agreements, each of the consultants are entitled to receive an aggregate of 160,000,000 (split-adjusted 80,000) shares of the Company’s restricted common stock as compensation for services.

Upon execution of the agreements, the Company issued 30,000,000 (split-adjusted 15,000) restricted common shares to each of the consultants, totaling 90,000,000 (split-adjusted 45,000), which were delivered to the Company’s transfer agent in the consultants’ names and accounts.

Beginning in the fourth month following the agreement date, and continuing through the sixteenth month, for each of the consultant, the Company is required to issue 10,000,000 (split-adjusted 5,000) restricted common shares per month, to be delivered to the transfer agent in the Company’s name and account for subsequent release pursuant to the service schedule under the agreements.

Reverse Stock split

The Board of Directors has fixed the reverse-split ratio at 1-for-2,000 and has directed that the reverse stock split implemented effective December 18, 2025 upon receipt of FINRA’s market-effective notice on December 17, 2025. As a result of the share consolidation, each 2,000 common shares outstanding automatically combines and converts to one issued and outstanding common share without any action on the part of the shareholder  . The number of common shares of the Company and per share data have been retrospectively adjusted considering the reverse stock split.

Change name to “AI Era Corp”

The Company chang the name from “AB International Group Corp.” to “AI Era Corp.” and was effective December 18, 2025 upon receipt of FINRA’s market-effective notice on December 17, 2025.

F-51

AI Era Corp.

______________________

PROSPECTUS

______________________

Up to 10,100,000 Shares of Common Stock

March 23, 2026

56

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, Nasdaq listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

	Amount
SEC registration fee		$530.03
Nasdaq listing fee		*
FINRA filing fee		*
Accounting fees and expenses		20,000
Legal fees and expenses		10,000
Transfer agent fees and expenses		2,000
Printing and related fees and expenses		2,000
Miscellaneous fees and expenses		5,000
Total	$	*

*To be filed by amendment

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our amended and restated bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our amended and restated bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our amended and restated articles of incorporation eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director.

57

We have entered or intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated articles of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated articles of incorporation and amended and restated bylaws.

We are in the process of obtaining standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law  .

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered sales of our equity securities within the past three years (or since inception, if shorter) that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). All share and per-share amounts are presented on a post-split basis to reflect the 1-for-2,000 reverse stock split of our common stock that became effective on December 18, 2025.

Fiscal Year Ended August 31, 2025

  On February 21, 2025, we issued 1,000,000 shares of common stock to Anyone Pictures Limited (a related party and major stockholder) for gross cash proceeds of $300,000 ($0.30 per post-split share) pursuant to a stock purchase agreement.
  On March 14, 2025, we issued 1,000,000 shares of common stock to Chiyuan Deng (our Chief Executive Officer and controlling stockholder) valued at $0.40 per post-split share (total $400,000) as compensation for services rendered.
  On May 15, 2025, we issued 875,000 shares of common stock to Anyone Pictures Limited for gross cash proceeds of $350,000 ($0.40 per post-split share) pursuant to a stock purchase agreement.

Three Months Ended November 30, 2025

  On October 1, 2025, we issued an aggregate of 45,000 shares of restricted common stock to three independent third-party consultants as partial compensation for business development services pursuant to consulting agreements.

All of the foregoing issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering. The recipients of the securities represented that they were acquiring the securities for investment purposes only and not with a view to distribution. No general solicitation or advertising was used in connection with any of the issuances, and appropriate restrictive legends were affixed to the securities certificates (or stock powers, as applicable).

58

Item 16. Exhibits.

(a) Exhibits.

		Incorporated by Reference		Filed or Furnished		To be Filed by Amendment
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

3.1	Articles of Incorporation	S-1	3.1	10/10/14

3.2	Bylaws	S-1	3.2	10/10/14

3.3	Certificate of Amendment	8-K	3.1	6/7/18

3.4	Certificate of Change	8-K	3.1	6/18/19

3.5	Certificate of Amendment, dated October 11, 2022	S-1	3.5	6/26/24

3.6	Certificate of Designation Series A Preferred	8-K	3.1	9/11/20

3.7	Certificate of Withdrawal of Designation for Series B Preferred	8-K	3.3	12/1/23

3.8	Certificate of Withdrawal of Designation for Series C Preferred	8-K	3.1	12/1/23

3.9	Certificate of Withdrawal of Designation for Series D Preferred	8-K	3.2	12/1/23

3.10	Certificate of Change	8-K	3.1	12/30/25

3.11	Certificate of Amendment	8-K	3.2	12/30/25

4.1	Convertible Promissory Note	8-K	4.1	11/21/19

4.2	Convertible Debenture	8-K	4.1	12/18/19
					.
4.3	Common Stock Purchase Warrant	8-K	4.2	12/18/19

4.4	Convertible Promissory Note	8-K	4.1	1/10/20

4.5	Convertible Promissory Note	8-K	4.2	1/10/20

4.6	10% Convertible Note	8-K	4.1	2/21/20

4.7	10% Convertible Note	8-K	4.2	2/21/20

4.8	Convertible Promissory Note	8-K	4.1	3/18/20

4.9	Common Stock Purchase Warrant	8-K	10.1	3/18/20

4.10	10% Convertible Note	8-K	4.1	7/23/20

4.11	Convertible Promissory Note	8-K	4.1	7/28/20

4.12	Common Stock Purchase Warrant	8-K	4.1	8.3.20

4.13	Convertible Promissory Note	8-K	4.1	8/24/2020

4.14	Convertible Promissory Note	8-K	4.1	9/4/20

4.15	Convertible Promissory Note	8-K	4.2	9/4/20

4.16	Convertible Promissory Note	8-K	4.1	10/15/20

4.17	Common Stock Purchase Warrant	8-K	4.1	8/2/22

4.18	Common Stock Purchase Warrant	8-K	4.1	6/13/24

4.19	Form of Representative’s Warrant (included in Exhibit 1.1)					X

4.20	Convertible Promissory Note	8-K	4.1	1/27/26

4.21	Convertible Promissory Note	8-K	4.2	1/27/26

4.22	Convertible Promissory Note	8-K	4.1	1/30/26

4.23	Convertible Promissory Note	8-K	4.2	1/30/26

4.24	Convertible Promissory Note	8-K	4.1	2/6/26

4.25	Convertible Promissory Note	8-K	4.2	2/6/26

5.1	Opinion of The Doney Law Firm as to the legality of the shares				X

10.1	Patent License Agreement	8-K	10.1	6/6/17

10.2	Agreement for Termination and Release	8-K	10.1	11/1/18

10.3	Chief Marketing Officer Employment Agreement	8-K	10.1	2/11/19

10.4	Chief Operating Officer Employment Agreement	8-K	10.1	2/11/19

10.5	Securities Purchase Agreement	8-K	10.1	11/21/19

10.6	Securities Purchase Agreement	8-K	10.1	12/18/19

10.7	Securities Purchase Agreement	8-K	10.1	1/10/20

10.8	Securities Purchase Agreement	8-K	10.2	1/10/20

10.9	Securities Purchase Agreement	8-K	10.1	2/21/20

10.10	Securities Purchase Agreement	8-K	10.2	2/21/20

10.11	Securities Purchase Agreement	8-K	4.2	3/18/20

10.12	Securities Purchase Agreement	8-K	10.1	7/23/20

10.13	Securities Purchase Agreement	8-K	10.1	7/28/20

10.14	Equity Purchase Agreement	8-K	10.1	8/3/20

10.15	Registration Rights Agreement	8-K	10.2	8/3/20

10.16	Securities Purchase Agreement	8-K	10.1	8/24/20

10.17	Separation Agreement and Release with Jianli Deng, dated August 29, 2020	8-K	10.1	9/1/20

10.18	Separation Agreement and Release with Lijun Yu, dated August 29, 2020	8-K	10.2	9/1/20

10.19	Separation Agreement and Release with Linqing Ye, dated August 29, 2020	8-K	10.3	9/1/20

10.20	Securities Purchase Agreement	8-K	10.1	9/4/20

10.21	Securities Purchase Agreement	8-K	10.2	9/4/20

10.22	Securities Purchase Agreement	8-K	10.1	10/15/20

10.23	Securities Purchase Agreement	8-K	10.1	10/20/20

10.24	Termination and Release Agreement	8-K	10.1	11/25/20

10.25	Termination and Release Agreement	8-K	10.1	12/1/20

10.26	Series C Preferred Stock Purchase Agreement	8-K	10.1	1/29/21

10.27	Employment Agreement	8-K	10.1	2/24/21

10.28	Series C Preferred Stock Purchase Agreement	8-K	10.1	3/2/21

10.29	Series C Preferred Stock Purchase Agreement	8-K	10.1	11/3/21

10.30	Lease Agreement	8-K	10.1	11/2/21

10.31	Series C Preferred Stock Purchase Agreement	8-K	10.1	9/13/21

10.32	Series C Preferred Stock Purchase Agreement	8-K	10.1	1/28/22

10.33	Series C Preferred Stock Purchase Agreement	8-K	10.1	3/21/22

10.34	Amendment to Employment Agreement	8-K	10.1	5/24/22

10.35	Series C Preferred Stock Purchase Agreement	8-K	10.1	6/17/22

10.36	Series C Preferred Stock Purchase Agreement	8-K	10.1	8/1/22

10.37	Common Stock Purchase Agreement	8-K	10.1	8/2/22

10.38	Form of Repurchase Agreement	8-K	10.1	1/29/24

10.39	Series C Preferred Stock Purchase Agreement	8-K	10.1	9/15/22

10.40	Common Stock Purchase Agreement	8-K	10.1	6/13/24

10.41	Stock Purchase Agreement	8-K	10.1	2/25/25

10.42	Contribution Agreement	8-K	10.1	5/9/25

10.45	License Agreement	8-K	10.2	5/9/25

10.46	Securities Purchase Agreement	8-K	10.1	5/9/25

10.47	Amendment to License Agreement	8-K	10.1	7/14/25

10.48	Final Execution Agreement for Intellectual Property Transfer	8-K	10.2	7/14/25

10.49	Stock Purchase Agreement	8-K	10.1	5/27/25

10.50	Repurchase Agreement	8-K	10.1	12/8/25

10.51	Securities Purchase Agreement	8-K	10.1	1/27/26

10.52	Securities Purchase Agreement	8-K	10.2	1/27/26

10.53	Securities Purchase Agreement	8-K	10.1	1/30/26

10.54	Securities Purchase Agreement	8-K	10.2	1/30/26

10.55	Employment Agreement with Ahmad Moradi	8-K	10.1	3/2/26

10.56	Employment Agreement with Chiyuan Deng	8-K	10.2	3/2/26

10.57	2026 Equity Incentive Plan	8-K	10.3	3/2/26

14.1	Code of Business Ethics and Conduct	10-K	14.1	10/22/19

21.1	List of Subsidiaries				X

23.1	Consent of Prager Metis CPAs, LLC				X

23.2	Consent of The Doney Law Firm (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)				X

101.INS	XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Exhibit Filing Fees	X

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 23, 2026.

DATE	SIGNATURE	TITLE

March 23, 2026	/s/ Ahmad Moradi	Chief Executive Officer (Principal Executive Officer)
Ahmad Moradi

DATE	SIGNATURE	TITLE

March 23, 2026	/s/ Chiyuan Deng	President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer) and Director
Chiyuan Deng

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

March 23, 2026	/s/ Chiyuan Deng	President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer) and Director
Chiyuan Deng

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